Form 10-K, Exhibit 13
period 2012-12-31
MORGAN STANLEY SMITH BARNEY CHARTER WNT L.P.
filed 2013-03-26
CIK 1066658

                          Morgan Stanley
                          Charter Series

                          Annual Report
                          December 31, 2012

                          CERES MANAGED FUTURES LLC

                          To the Limited Partners of
               Morgan Stanley Smith Barney Charter Campbell L.P.
                Morgan Stanley Smith Barney Charter Aspect L.P.
                 Morgan Stanley Smith Barney Charter WNT L.P.

   To the best of the knowledge and belief of the undersigned, the information contained herein is accurate and complete.

                                              /s/ Walter Davis
                                             -----------------------------------
                                             By:  Walter Davis
                                                  President and Director
                                                  Ceres Managed Futures LLC
                                                  General Partner,
                                                  Morgan Stanley Smith Barney
                                                  Charter Campbell L.P.
                                                  Morgan Stanley Smith Barney
                                                  Charter Aspect L.P.
                                                  Morgan Stanley Smith Barney
                                                  Charter WNT L.P.

                                             Ceres Managed Futures LLC
                                             522 Fifth Avenue
                                             14th Floor
                                             New York, NY 10036
                                             (855) 672-4468

                 Management's Report on Internal Control Over
                              Financial Reporting

   Ceres Managed Futures LLC ("Ceres"), the general partner of Morgan Stanley Smith Barney Charter Campbell L.P., Morgan Stanley Smith Barney Charter Aspect L.P., and Morgan Stanley Smith Barney Charter WNT L.P. (collectively, the "Partnerships"), is responsible for the management of the Partnerships.

   Management of the Partnerships, Ceres ("Management"), is responsible for establishing and maintaining adequate internal control over financial reporting as defined in Rules 13a - 15(f) and 15d - 15(f) under the Securities Exchange Act of 1934 and for the assessment of internal control over financial reporting. The Partnerships' internal control over financial reporting is a process designed to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with accounting principles generally accepted in the United States of America. The Partnerships' internal control over financial reporting includes those policies and procedures that:

   (i) pertain to the maintenance of records that, in reasonable detail, accurately and fairly reflect the transactions and dispositions of the assets of the Partnerships;

   (ii) provide reasonable assurance that transactions are recorded as necessary to permit preparation of financial statements in accordance with accounting principles generally accepted in the United States of America, and that receipts and expenditures of the Partnerships are being made only in accordance with authorizations of Management and directors of Ceres; and

   (iii) provide reasonable assurance regarding prevention or timely detection and correction of unauthorized acquisition, use or disposition of the Partnerships' assets that could have a material effect on the financial statements.

   Because of its inherent limitations, internal control over financial reporting may not prevent or detect misstatements. Also, projections of any evaluation of effectiveness to future periods are subject to the risk that controls may become inadequate because of changes in conditions, or that the degree of compliance with the policies or procedures may deteriorate.

   Management has assessed the effectiveness of the Partnerships' internal control over financial reporting as of December 31, 2012. In making this assessment, Management used the criteria set forth in the Internal Control-Integrated Framework issued by the Committee of Sponsoring Organizations of the Treadway Commission (COSO). Based on its assessment, Management concluded that the Partnerships maintained effective internal control over financial reporting as of December 31, 2012 based on the criteria referred to above.


/s/ Walter Davis                    /s/ Damian George
----------------------------------  ---------------------------------
Walter Davis                        Damian George
President and Director              Chief Financial Officer and
                                      Director
Ceres Managed Futures LLC           Ceres Managed Futures LLC
General Partner,                    General Partner,

Morgan Stanley Smith Barney         Morgan Stanley Smith Barney
  Charter Campbell L.P.               Charter Campbell L.P.

Morgan Stanley Smith Barney         Morgan Stanley Smith Barney
  Charter Aspect L.P.                 Charter Aspect L.P.

Morgan Stanley Smith Barney         Morgan Stanley Smith Barney
  Charter WNT L.P.                    Charter WNT L.P.

[LOGO]
                                                           Deloitte & Touche LLP
                                                           Two World Financial
                                                           Center
                                                           New York, NY
                                                           10281-1414
                                                           USA
                                                           www.deloitte.com

            REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

   To the Limited Partners and the General Partner of Morgan Stanley Smith Barney Charter Campbell L.P., Morgan Stanley Smith Barney Charter Aspect L.P., and Morgan Stanley Smith Barney Charter WNT L.P.:

   We have audited the accompanying statements of financial condition of Morgan Stanley Smith Barney Charter Campbell L.P., Morgan Stanley Smith Barney Charter Aspect L.P., and Morgan Stanley Smith Barney Charter WNT L.P. (collectively, the "Partnerships"), including the condensed schedules of investments, as of December 31, 2012 and 2011, and the related statements of income and expenses and changes in partners' capital for each of the three years in the period ended December 31, 2012. These financial statements are the responsibility of the Partnerships' management. Our responsibility is to express an opinion on these financial statements based on our audits.

   We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. The Partnerships are not required to have, nor were we engaged to perform, an audit of their internal control over financial reporting. Our audits included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Partnerships' internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

   In our opinion, such financial statements present fairly, in all material respects, the financial position of Morgan Stanley Smith Barney Charter Campbell L.P., Morgan Stanley Smith Barney Charter Aspect L.P., and Morgan Stanley Smith Barney Charter WNT L.P. as of December 31, 2012 and 2011, and the results of their operations and their changes in partners' capital for each of the three years in the period ended December 31, 2012, in conformity with accounting principles generally accepted in the United States of America.

/s/ Deloitte & Touche LLP

March 25, 2013

               Morgan Stanley Smith Barney Charter Campbell L.P.
                       Statements of Financial Condition

                                                                             December 31,
                                                                        ----------------------
                                                                             2012      2011
                                                                        ----------  ----------
                                                                            $           $

ASSETS
Trading Equity:
 Unrestricted cash..................................................... 40,334,590  54,498,150
 Restricted cash.......................................................  4,973,503   6,938,556
                                                                        ----------  ----------
   Total cash.......................................................... 45,308,093  61,436,706
                                                                        ----------  ----------
 Net unrealized loss on open contracts (MS&Co.)........................ (1,105,501)   (146,410)
 Net unrealized gain on open contracts (MSIP)..........................         --     236,359
                                                                        ----------  ----------
   Total net gain (loss) on open contracts............................. (1,105,501)     89,949
                                                                        ----------  ----------
   Total Trading Equity................................................ 44,202,592  61,526,655
Interest receivable (MS&Co. & Morgan Stanley Wealth Management)........      1,281       1,376
                                                                        ----------  ----------
   Total Assets........................................................ 44,203,873  61,528,031
                                                                        ==========  ==========

LIABILITIES AND PARTNERS' CAPITAL
LIABILITIES
Redemptions payable....................................................  1,086,272   2,022,443
Accrued brokerage fees (MS&Co.)........................................    212,416     297,607
Accrued management fees................................................     70,805      99,203
                                                                        ----------  ----------
   Total Liabilities...................................................  1,369,493   2,419,253
                                                                        ----------  ----------

PARTNERS' CAPITAL
Limited Partners (4,364,559.660 and 5,973,858.709 Units, respectively). 42,313,890  58,393,243
General Partner (53,687.055 and 73,202.055 Units, respectively)........    520,490     715,535
                                                                        ----------  ----------
 Total Partners' Capital............................................... 42,834,380  59,108,778
                                                                        ----------  ----------
 Total Liabilities and Partners' Capital............................... 44,203,873  61,528,031
                                                                        ==========  ==========
NET ASSET VALUE PER UNIT...............................................       9.69        9.77
                                                                        ==========  ==========

The accompanying notes are an integral part of these financial statements.

               Morgan Stanley Smith Barney Charter Campbell L.P.
                       Statements of Income and Expenses

                                                         For the Years Ended December 31,
                                                  ---------------------------------------------
                                                           2012        2011           2010
                                                  -------------    -------------  -------------
                                                         $               $              $

INVESTMENT INCOME
 Interest income (MS&Co. & Morgan Stanley Wealth
   Management)...................................        31,004           25,512         75,972
                                                  -------------    -------------  -------------

EXPENSES
 Brokerage fees (MS&Co.).........................     3,165,936        4,290,866      4,979,646
 Management fees.................................     1,055,312        1,430,289      2,199,344
                                                  -------------    -------------  -------------
   Total Expenses................................     4,221,248        5,721,155      7,178,990
                                                  -------------    -------------  -------------
NET INVESTMENT LOSS..............................    (4,190,244)      (5,695,643)    (7,103,018)
                                                  -------------    -------------  -------------

TRADING RESULTS
Trading profit (loss):
 Net Realized....................................     5,466,229          320,492      9,247,401
 Net change in unrealized........................    (1,195,450)         (41,455)     3,577,552
 Proceeds from Litigation........................            --               80          6,177
                                                  -------------    -------------  -------------
   Total Trading Results.........................     4,270,779          279,117     12,831,130
                                                  -------------    -------------  -------------
NET INCOME (LOSS)................................        80,535       (5,416,526)     5,728,112
                                                  =============    =============  =============
Net Income (Loss) Allocation
Limited Partners.................................        75,477       (5,354,560)     5,668,654
General Partner..................................         5,058          (61,966)        59,458
Net Income (Loss) Per Unit*
Limited Partners.................................         (0.08)**         (0.82)          0.80
General Partner..................................         (0.08)**         (0.82)          0.80

                                                       Units           Units          Units
                                                  -------------    -------------  -------------
WEIGHTED AVERAGE NUMBER OF
  UNITS OUTSTANDING.............................. 5,244,174.299    6,933,482.137  8,728,567.186

* Based on change in Net Asset Value per Unit.
**The decrease in the net asset value per unit, while Charter Campbell incurred a net gain for the year ended December 31, 2012, is due to the timing of redemptions of Units throughout the year.


The accompanying notes are an integral part of these financial statements.

                Morgan Stanley Smith Barney Charter Aspect L.P.
                       Statements of Financial Condition

                                                                             December 31,
                                                                        ----------------------
                                                                             2012       2011
                                                                        -----------  ----------
                                                                            $            $
ASSETS
Trading Equity:
 Unrestricted cash.....................................................  57,406,016  85,155,171
 Restricted cash.......................................................   6,014,943   9,058,228
                                                                        -----------  ----------
   Total cash..........................................................  63,420,959  94,213,399
                                                                        -----------  ----------
 Net unrealized gain on open contracts (MS&Co.)........................   1,617,474   3,019,365
 Net unrealized loss on open contracts (MSIP)..........................          --     (43,288)
                                                                        -----------  ----------
   Total net unrealized gain on open contracts.........................   1,617,474   2,976,077
                                                                        -----------  ----------
   Total Trading Equity................................................  65,038,433  97,189,476
Interest receivable (MS&Co. & Morgan Stanley Wealth Management)........       1,952         820
                                                                        -----------  ----------
   Total Assets........................................................  65,040,385  97,190,296
                                                                        ===========  ==========

LIABILITIES AND PARTNERS' CAPITAL
LIABILITIES
Redemptions payable....................................................   1,338,507   2,812,224
Accrued brokerage fees (MS&Co.)........................................     321,906     474,378
Accrued management fees................................................      80,476     158,126
                                                                        -----------  ----------
   Total Liabilities...................................................   1,740,889   3,444,728
                                                                        -----------  ----------

PARTNERS' CAPITAL
Limited Partners (3,508,314.701 and 4,425,308.924 Units, respectively).  62,561,958  92,674,799
General Partner (41,359.223 and 51,130.223 Units, respectively)........     737,538   1,070,769
                                                                        -----------  ----------
   Total Partners' Capital.............................................  63,299,496  93,745,568
                                                                        -----------  ----------
   Total Liabilities and Partners' Capital.............................  65,040,385  97,190,296
                                                                        ===========  ==========
NET ASSET VALUE PER UNIT...............................................       17.83       20.94
                                                                        ===========  ==========

The accompanying notes are an integral part of these financial statements.

                Morgan Stanley Smith Barney Charter Aspect L.P.
                       Statements of Income and Expenses

                                                 For the Years Ended December 31,
                                           -------------------------------------------
                                                  2012          2011           2010
                                           -------------    -------------  -------------
                                                 $                $              $

INVESTMENT INCOME
 Interest income (MS&Co. & Morgan Stanley
   Wealth Management).....................        47,085           26,173        101,524
                                           -------------    -------------  -------------

EXPENSES
 Brokerage fees (MS&Co.)..................     4,922,392        6,089,854      6,542,580
 Management fees..........................     1,421,434        2,029,951      2,180,861
                                           -------------    -------------  -------------
   Total Expenses.........................     6,343,826        8,119,805      8,723,441
                                           -------------    -------------  -------------
NET INVESTMENT LOSS.......................    (6,296,741)      (8,093,632)    (8,621,917)
                                           -------------    -------------  -------------

TRADING RESULTS
Trading profit (loss):
 Net Realized.............................    (4,389,057)      12,254,509     13,688,766
 Net change in unrealized.................    (1,358,603)      (3,090,961)     5,827,245
 Proceeds from Litigation.................            --               --         40,052
                                           -------------    -------------  -------------
   Total Trading Results..................    (5,747,660)       9,163,548     19,556,063
                                           -------------    -------------  -------------
NET INCOME (LOSS).........................   (12,044,401)       1,069,916     10,934,146
                                           =============    =============  =============

Net Income (Loss) Allocation
Limited Partners..........................   (11,911,182)       1,057,020     10,821,260
General Partner...........................      (133,219)          12,896        112,886

Net Income (Loss) Per Unit*
Limited Partners..........................         (3.11)            0.23           1.99
General Partner...........................         (3.11)            0.23           1.99

                                               Units            Units          Units
                                           -------------    -------------  -------------
WEIGHTED AVERAGE NUMBER OF UNITS
  OUTSTANDING............................. 4,058,365.483    4,895,765.651  5,695,372.532

* Based on change in Net Asset Value per Unit.

The accompanying notes are an integral part of these financial statements.

                 Morgan Stanley Smith Barney Charter WNT L.P.
                       Statements of Financial Condition

                                                                             December 31,
                                                                        -----------------------
                                                                             2012        2011
                                                                        ----------  -----------
                                                                            $           $

ASSETS
Trading Equity:
 Unrestricted cash..................................................... 39,819,633   66,435,896
 Restricted cash.......................................................  5,368,625    5,028,161
                                                                        ----------  -----------
   Total cash.......................................................... 45,188,258   71,464,057
                                                                        ----------  -----------
 Net unrealized gain on open contracts (MS&Co.)........................    843,619    1,351,525
 Net unrealized gain (loss) on open contracts (MSIP)...................   (155,907)     125,032
                                                                        ----------  -----------
   Total net unrealized gain on open contracts.........................    687,712    1,476,557
                                                                        ----------  -----------
 Options purchased (premiums paid $0 and $5,205, respectively).........         --        1,720
                                                                        ----------  -----------
   Total Trading Equity................................................ 45,875,970   72,942,334
Interest receivable (MS&Co. & Morgan Stanley Wealth Management)........      1,724          209
                                                                        ----------  -----------
   Total Assets........................................................ 45,877,694   72,942,543
                                                                        ==========  ===========

LIABILITIES AND PARTNERS' CAPITAL
LIABILITIES
Redemptions payable....................................................  2,049,355    2,942,794
Accrued brokerage fees (MS&Co.)........................................    224,040      358,188
Accrued management fees................................................     56,010       89,546
Options written (premiums received $0 and $10,715, respectively).......         --        3,973
                                                                        ----------  -----------
   Total Liabilities...................................................  2,329,405    3,394,501
                                                                        ----------  -----------

PARTNERS' CAPITAL
Limited Partners (3,783,213.001 and 5,437,265.572 Units, respectively). 43,017,920   68,640,922
General Partner (46,643.306 and 71,855.857 Units, respectively)........    530,369      907,120
                                                                        ----------  -----------
   Total Partners' Capital............................................. 43,548,289   69,548,042
                                                                        ----------  -----------
   Total Liabilities and Partners' Capital............................. 45,877,694   72,942,543
                                                                        ==========  ===========

NET ASSET VALUE PER UNIT...............................................      11.37        12.62
                                                                        ==========  ===========

The accompanying notes are an integral part of these financial statements.

                 Morgan Stanley Smith Barney Charter WNT L.P.
                       Statements of Income and Expenses

                                                 For the Years Ended December 31,
                                           -------------------------------------------
                                                 2012         2011             2010
                                           -------------  -------------    -------------
                                                 $              $                $

INVESTMENT INCOME
 Interest income (MS&Co. & Morgan Stanley
   Wealth Management).....................        41,509         31,131           94,057
                                           -------------  -------------    -------------

EXPENSES
 Brokerage fees (MS&Co.)..................     3,507,794      4,603,077        5,305,620
 Management fees..........................       876,948      1,251,170        1,768,540
                                           -------------  -------------    -------------
   Total Expenses.........................     4,384,742      5,854,247        7,074,160
                                           -------------  -------------    -------------
NET INVESTMENT LOSS.......................    (4,343,233)    (5,823,116)      (6,980,103)
                                           -------------  -------------    -------------

TRADING RESULTS
Trading profit (loss):
 Net Realized.............................    (1,128,261)     8,058,605       12,177,274
 Net change in unrealized.................      (792,102)      (966,104)       1,973,180
 Proceeds from Litigation.................            --             --           40,150
                                           -------------  -------------    -------------
   Total Trading Results..................    (1,920,363)     7,092,501       14,190,604
                                           -------------  -------------    -------------
NET INCOME (LOSS).........................    (6,263,596)     1,269,385        7,210,501
                                           =============  =============    =============

Net Income (Loss) Allocation
Limited Partners..........................    (6,186,843)     1,254,790        7,136,913
General Partner...........................       (76,753)        14,595           73,588

Net Income (Loss) Per Unit*
Limited Partners..........................         (1.25)          0.20             0.98
General Partner...........................         (1.25)          0.20             0.98

                                               Units          Units            Units
                                           -------------  -------------    -------------
WEIGHTED AVERAGE NUMBER OF UNITS
  OUTSTANDING............................. 4,846,874.575  6,123,882.782    7,530,886.296

* Based on change in Net Asset Value per Unit.

The accompanying notes are an integral part of these financial statements.

               Morgan Stanley Smith Barney Charter Campbell L.P.
                       Condensed Schedule of Investments
                               December 31, 2012

                                               Net unrealized
                                               gain/(loss) on       % of
Futures and Forward Contracts Purchased        open contracts Partners' Capital
---------------------------------------        -------------- -----------------
                                                     $
Commodity.....................................       38,598          0.09
Equity........................................      220,543          0.51
Foreign currency..............................      (64,204)        (0.15)
Interest rate.................................      105,937          0.25
                                                 ----------         -----
Total Futures and Forward Contracts Purchased.      300,874          0.70
                                                 ----------         -----
Futures and Forward Contracts Sold
----------------------------------
Commodity.....................................       99,255          0.23
Equity........................................      (12,055)        (0.03)
Foreign currency..............................      969,362          2.26
Interest rate.................................      (73,257)        (0.17)
                                                 ----------         -----
Total Futures and Forward Contracts Sold......      983,305          2.29
                                                 ----------         -----
   Unrealized Currency Loss...................   (2,389,680)        (5.57)
                                                 ----------         -----
Net fair value................................   (1,105,501)        (2.58)
                                                 ==========         =====

The accompanying notes are an integral part of these financial statements.

               Morgan Stanley Smith Barney Charter Campbell L.P.
                       Condensed Schedule of Investments
                               December 31, 2011

                                               Net unrealized
                                               gain/(loss) on       % of
Futures and Forward Contracts Purchased        open contracts Partners' Capital
---------------------------------------        -------------- -----------------
                                                     $
Commodity.....................................       (7,340)        (0.01)
Equity........................................      151,394          0.26
Foreign currency..............................      151,175          0.26
Interest rate.................................      945,072          1.59
                                                 ----------         -----

Total Futures and Forward Contracts Purchased.    1,240,301          2.10
                                                 ----------         -----
Futures and Forward Contracts Sold
----------------------------------

Commodity.....................................          852            -- (1)
Equity........................................       70,025          0.11
Foreign currency..............................    1,179,257          2.00
Interest rate.................................       (7,735)        (0.01)
                                                 ----------         -----

Total Futures and Forward Contracts Sold......    1,242,399          2.10
                                                 ----------         -----

  Unrealized Currency Loss....................   (2,392,751)        (4.05)
                                                 ----------         -----

Net fair value................................       89,949          0.15
                                                 ==========         =====

(1)Amounts less than 0.005%.

The accompanying notes are an integral part of these financial statements.

                Morgan Stanley Smith Barney Charter Aspect L.P.
                       Condensed Schedule of Investments
                               December 31, 2012

                                               Net unrealized
                                               gain/(loss) on       % of
Futures and Forward Contracts Purchased        open contracts Partners' Capital
---------------------------------------        -------------- -----------------
                                                     $
Commodity.....................................    (162,622)         (0.26)
Equity........................................     696,764           1.10
Foreign currency..............................    (141,431)         (0.22)
Interest rate.................................      43,678           0.07
                                                 ---------          -----
Total Futures and Forward Contracts Purchased.     436,389           0.69
                                                 ---------          -----
Futures and Forward Contracts Sold
----------------------------------
Commodity.....................................     131,102           0.21
Equity........................................      (7,075)         (0.01)
Foreign currency..............................     261,013           0.41
Interest rate.................................      (6,928)         (0.01)
                                                 ---------          -----
Total Futures and Forward Contracts Sold......     378,112           0.60
                                                 ---------          -----
 Unrealized Currency Gain.....................     802,973           1.27
                                                 ---------          -----
Net fair value................................   1,617,474           2.56
                                                 =========          =====

The accompanying notes are an integral part of these financial statements.

                Morgan Stanley Smith Barney Charter Aspect L.P.
                       Condensed Schedule of Investments
                               December 31, 2011

                                               Net unrealized
                                               gain/(loss) on       % of
Futures and Forward Contracts Purchased        open contracts Partners' Capital
---------------------------------------        -------------- -----------------
                                                     $
Commodity.....................................    (256,740)         (0.27)
Equity........................................      43,794           0.04
Foreign currency..............................      56,385           0.06
Interest rate.................................   1,522,523           1.62
                                                 ---------          -----

Total Futures and Forward Contracts Purchased.   1,365,962           1.45
                                                 ---------          -----
Futures and Forward Contracts Sold
----------------------------------

Commodity.....................................     575,422           0.61
Equity........................................     159,533           0.17
Foreign currency..............................      33,139           0.04
Interest rate.................................      (6,585)         (0.01)
                                                 ---------          -----

Total Futures and Forward Contracts Sold......     761,509           0.81
                                                 ---------          -----
  Unrealized Currency Gain....................     848,606           0.91
                                                 ---------          -----

Net fair value................................   2,976,077           3.17
                                                 =========          =====


The accompanying notes are an integral part of these financial statements.

                 Morgan Stanley Smith Barney Charter WNT L.P.
                       Condensed Schedule of Investments
                               December 31, 2012

                                               Net unrealized
                                               gain/(loss) on       % of
Futures and Forward Contracts Purchased        open contracts Partners' Capital
---------------------------------------        -------------- -----------------
                                                     $
Commodity.....................................    (301,441)         (0.69)
Equity........................................     201,986           0.46
Foreign currency..............................      47,097           0.11
Interest rate.................................     193,083           0.44
                                                  --------          -----
Total Futures and Forward Contracts Purchased.     140,725           0.32
                                                  --------          -----
Futures and Forward Contracts Sold
----------------------------------
Commodity.....................................    (182,571)         (0.42)
Equity........................................      (1,063)           -- (1)
Foreign currency..............................     779,360           1.79
Interest rate.................................      (5,548)         (0.01)
                                                  --------          -----
Total Futures and Forward Contracts Sold......     590,178           1.36
                                                  --------          -----
 Unrealized Currency Loss.....................     (43,191)         (0.10)
                                                  --------          -----
Net fair value................................     687,712           1.58
                                                  ========          =====

(1)Amounts less than 0.005%.

The accompanying notes are an integral part of these financial statements.

                 Morgan Stanley Smith Barney Charter WNT L.P.
                       Condensed Schedule of Investments
                               December 31, 2011

                                               Net unrealized
                                               gain/(loss) on       % of
Futures and Forward Contracts Purchased        open contracts Partners' Capital
---------------------------------------        -------------- -----------------
                                                     $

Commodity.....................................    (258,232)         (0.37)
Equity........................................      66,115           0.09
Foreign currency..............................     203,104           0.29
Interest rate.................................     855,333           1.23
                                                 ---------          -----

Total Futures and Forward Contracts Purchased.     866,320           1.24
                                                 ---------          -----
Futures and Forward Contracts Sold
----------------------------------

Commodity.....................................     102,262           0.15
Equity........................................       1,050             -- (1)
Foreign currency..............................     558,665           0.80
Interest rate.................................      (1,863)            -- (1)
                                                 ---------          -----

Total Futures and Forward Contracts Sold......     660,114           0.95
                                                 ---------          -----

  Unrealized Currency Loss....................     (49,877)         (0.07)
                                                 ---------          -----

Net fair value................................   1,476,557           2.12
                                                 =========          =====

                                                                    % of
Options Contracts                                Fair Value   Partners' Capital
-----------------                              -------------- -----------------
                                                     $
Options purchased on Future Contracts.........       1,720             -- (1)
Options written on Future Contracts...........      (3,973)         (0.01)

(1)Amounts less than 0.005%

The accompanying notes are an integral part of these financial statements.

               Morgan Stanley Smith Barney Charter Campbell L.P.
                  Statements of Changes in Partners' Capital
             For the Years Ended December 31, 2012, 2011, and 2010

                            Units of
                           Partnership     Limited     General
                            Interest       Partners    Partner     Total
                         --------------  -----------  --------  -----------
                                              $           $          $

   Partners' Capital,...
      December 31, 2009.  9,674,466.469   93,776,897   952,606   94,729,503
   Net Income...........              -    5,668,654    59,458    5,728,112
   Redemptions.......... (1,958,082.547) (18,637,105) (134,469) (18,771,574)
                         --------------  -----------  --------  -----------

   Partners' Capital,...
      December 31, 2010.  7,716,383.922   80,808,446   877,595   81,686,041
   Net Loss.............              -   (5,354,560)  (61,966)  (5,416,526)
   Redemptions.......... (1,669,323.158) (17,060,643) (100,094) (17,160,737)
                         --------------  -----------  --------  -----------

   Partners' Capital,...
      December 31, 2011.  6,047,060.764   58,393,243   715,535   59,108,778
   Net Income...........              -       75,477     5,058       80,535
   Redemptions.......... (1,628,814.049) (16,154,830) (200,103) (16,354,933)
                         --------------  -----------  --------  -----------

   Partners' Capital,...
      December 31, 2012.  4,418,246.715   42,313,890   520,490   42,834,380
                         ==============  ===========  ========  ===========

The accompanying notes are an integral part of these financial statements.

                Morgan Stanley Smith Barney Charter Aspect L.P.
                  Statements of Changes in Partners' Capital
             For the Years Ended December 31, 2012, 2011, and 2010

                           Units of
                          Partnership     Limited     General
                           Interest       Partners    Partner      Total
                         -------------  -----------  ---------  -----------
                                             $           $           $

   Partners' Capital,...
      December 31, 2009. 6,041,806.198  111,976,636  1,137,094  113,113,730
   Net Income...........             -   10,821,260    112,886   10,934,146
   Redemptions..........  (872,165.267) (16,886,612)   (92,119) (16,978,731)
                         -------------  -----------  ---------  -----------

   Partners' Capital,...
      December 31, 2010. 5,169,640.931  105,911,284  1,157,861  107,069,145
   Net Income...........             -    1,057,020     12,896    1,069,916
   Redemptions..........  (693,201.784) (14,293,505)   (99,988) (14,393,493)
                         -------------  -----------  ---------  -----------

   Partners' Capital,...
      December 31, 2011. 4,476,439.147   92,674,799  1,070,769   93,745,568
   Net Loss.............             -  (11,911,182)  (133,219) (12,044,401)
   Redemptions..........  (926,765.223) (18,201,659)  (200,012) (18,401,671)
                         -------------  -----------  ---------  -----------

   Partners' Capital,...
      December 31, 2012. 3,549,673.924   62,561,958    737,538   63,299,496
                         =============  ===========  =========  ===========

The accompanying notes are an integral part of these financial statements.

                 Morgan Stanley Smith Barney Charter WNT L.P.
                  Statements of Changes in Partners' Capital
             For the Years Ended December 31, 2012, 2011, and 2010

                            Units of
                           Partnership     Limited     General
                            Interest       Partners    Partner     Total
                         --------------  -----------  --------  -----------
                                              $           $          $

   Partners' Capital,...
      December 31, 2009.  8,050,554.657   91,155,811   931,365   92,087,176
   Net Income...........              -    7,136,913    73,588    7,210,501
   Redemptions.......... (1,547,532.904) (18,410,909) (112,428) (18,523,337)
                         --------------  -----------  --------  -----------

   Partners' Capital,...
      December 31, 2010.  6,503,021.753   79,881,815   892,525   80,774,340
   Net Income...........              -    1,254,790    14,595    1,269,385
   Redemptions..........   (993,900.324) (12,495,683)        -  (12,495,683)
                         --------------  -----------  --------  -----------

   Partners' Capital,...
      December 31, 2011.  5,509,121.429   68,640,922   907,120   69,548,042
   Net Loss.............              -   (6,186,843)  (76,753)  (6,263,596)
   Redemptions.......... (1,679,265.122) (19,436,159) (299,998) (19,736,157)
                         --------------  -----------  --------  -----------

   Partners' Capital,...
      December 31, 2012.  3,829,856.307   43,017,920   530,369   43,548,289
                         ==============  ===========  ========  ===========


The accompanying notes are an integral part of these financial statements.

                  Morgan Stanley Smith Barney Charter Series
                         Notes to Financial Statements

1. Organization

   Morgan Stanley Smith Barney Charter Campbell L.P. ("Charter Campbell"), Morgan Stanley Smith Barney Charter Aspect L.P. ("Charter Aspect"), and Morgan Stanley Smith Barney Charter WNT L.P. ("Charter WNT") (individually, a "Partnership", or collectively, the "Partnerships") are limited partnerships organized to engage primarily in the speculative trading of futures contracts, options on futures and forward contracts, and forward contracts on physical commodities and other commodity interests, including, but not limited to, foreign currencies, financial instruments, metals, energy, and agricultural products (collectively, "Futures Interests") (refer to Note 5. Financial Instruments).

   Ceres Managed Futures LLC, a Delaware limited liability company, acts as the general partner ("Ceres" or the "General Partner") and commodity pool operator of the Partnerships. Ceres is a wholly-owned subsidiary of Morgan Stanley Smith Barney Holdings LLC ("MSSBH"). MSSBH is majority-owned indirectly by Morgan Stanley and minority-owned indirectly by Citigroup Inc. Morgan Stanley Smith Barney LLC is doing business as Morgan Stanley Wealth Management ("Morgan Stanley Wealth Management"). This entity, where the Partnerships continue to maintain a cash account, previously acted as a non-clearing commodity broker for the Partnerships. The clearing commodity brokers are Morgan Stanley & Co. LLC ("MS&Co.") and Morgan Stanley & Co. International plc ("MSIP"). MS&Co. also acts as the counterparty on all trading of foreign currency forward contracts. Morgan Stanley Capital Group Inc. ("MSCG") acts as the counterparty on all trading of options on foreign currency forward contracts. MSIP serves as the commodity broker for trades on the London Metal Exchange ("LME"). Morgan Stanley Wealth Management is a principal subsidiary of MSSBH. MS&Co., MSIP, and MSCG are wholly-owned subsidiaries of Morgan Stanley.

   The Partnerships no longer offer units of limited partnership interest ("Unit(s)") for purchase or exchange.

   Effective June 1, 2012, Aspect Capital Limited ("Aspect") has agreed to reduce the monthly management fee from 1/12 of 2% (a 2% annual rate) to 1/12 of 1.5% (a 1.5% annual rate) of the net assets of the first day of each month.

   Effective January 1, 2012, Winton Capital Management Limited ("Winton"), in consultation with the General Partner, agreed to increase the amount of leverage applied to the assets of Charter WNT allocated to Winton and traded pursuant to Winton's Diversified Program to 1.5 times.

   Effective May 31, 2011, Morgan Stanley & Co. Incorporated changed its name to Morgan Stanley & Co. LLC.

   Effective April 1, 2011, the monthly management fee payable by Charter WNT to the trading advisor was reduced from 1/6 of 1% (a 2% annual rate) to 1/12 of 1.5% (a 1.5% annual rate).

   Effective January 1, 2011, the monthly management fee payable by Charter Campbell to the trading advisor was reduced from 1/12 of 2.65% (a 2.65% annual rate) to 1/6 of 1% (a 2% annual rate).

   Ceres is required to maintain a 1% minimum interest in the equity of each Partnership and income (losses) are shared by Ceres and the limited partners based on their proportional ownership interest.

                  Morgan Stanley Smith Barney Charter Series
                         Notes to Financial Statements


2. Summary of Significant Accounting Policies

   Use of Estimates -- The financial statements are prepared in accordance with accounting principles generally accepted in the United States of America
("U.S. GAAP"), which require management to make estimates and assumptions that affect the reported amounts in the financial statements and related disclosures. Management believes that the estimates utilized in the preparation of the financial statements are prudent and reasonable. Actual results could differ from those estimates and the differences could be material.

   Valuation -- Futures Interests are open commitments until the settlement date, at which time they are realized. They are valued at fair value, generally on a daily basis, and the unrealized gains and losses on open contracts (the difference between contract trade price and market price) are reported in the Statements of Financial Condition as net unrealized gains or losses on open contracts. The resulting net change in unrealized gains and losses is reflected in the change in unrealized trading profit (loss) on open contracts from one period to the next on the Statements of Income and Expenses. The fair value of exchange-traded futures, options and forwards contracts is determined by the various futures exchanges, and reflects the settlement price for each contract as of the close of business on the last business day of the reporting period. The fair value of foreign currency forward contracts is extrapolated on a forward basis from the spot prices quoted as of approximately 3:00 P.M. (E.T.) of the last business day of the reporting period from various exchanges. The fair value of non-exchange-traded foreign currency option contracts is calculated by applying an industry standard model application for options valuation of foreign currency options, using as input the spot prices, interest rates, and option implied volatilities quoted as of approximately 3:00 P.M. (E.T.) on the last business day of the reporting period. Risk arises from changes in the value of these contracts and the potential inability of counterparties to perform under the terms of the contracts. There are numerous factors which may significantly influence the fair value of these contracts, including interest rate volatility.

   The Partnerships may buy or write put and call options through listed exchanges and the over-the-counter market. The buyer of an option has the right to purchase (in the case of a call option) or sell (in the case of a put option) a specified quantity of a specific Futures Interest on the underlying asset at a specified price prior to or on a specified expiration date. The writer of an option is exposed to the risk of loss if the fair value of the Futures Interest on the underlying asset declines (in the case of a put option) or increases (in the case of a call option). The writer of an option can never profit by more than the premium paid by the buyer but can potentially lose an unlimited amount.

   Premiums received/premiums paid from writing/purchasing options are recorded as liabilities/assets on the Statements of Financial Condition and are subsequently adjusted to fair values. The difference between the fair value of the option and the premiums received/premiums paid is treated as an unrealized gain or loss within the Statements of Income and Expenses.

   Revenue Recognition -- Monthly, MS&Co. credits each Partnership with interest income on 100% of its average daily equity maintained in cash in the Partnerships accounts during each month at a rate equal to 80% for Charter Aspect and Charter Campbell and 100% for Charter WNT of the monthly average of the 4 week U.S. Treasury bill discount rate. MS&Co. retains any interest earned in excess of the interest paid by MS&Co. to the Partnerships. For purposes of such interest payments, net assets do not include monies due to the Partnerships on forward contracts and other Futures Interests that have not been received. The Partnerships pay a flat rate brokerage fee to MS&Co. which then pays or reimburses the Partnerships for all fees and costs charged or incurred by MS&Co., MSIP or any other entity acting as a commodity broker for the Partnerships.

                  Morgan Stanley Smith Barney Charter Series
                         Notes to Financial Statements


   Fair Value of Financial Instruments -- The fair value of the Partnerships' assets and liabilities that qualify as financial instruments under the Financial Accounting Standards Board ("FASB") Accounting Standards Codification ("ASC") guidance relating to financial instruments, approximates the carrying amount presented in the Statements of Financial Condition.

   Foreign Currency Transactions and Translation -- The Partnerships' functional currency is the U.S. dollar; however, the Partnerships may transact business in currencies other than the U.S. dollar. Assets and liabilities denominated in currencies other than the U.S. dollar are translated into U.S. dollars at the rate in effect at the date of the Statements of Financial Condition. Income and expense items denominated in currencies other than the U.S. dollar are translated into U.S. dollars at the rate in effect during the period. The effects of changes in foreign currency exchange rates on investments are not segregated in the Statements of Income and Expenses from the changes in market price of those investments, but are included in the net realized gain/loss and net change in unrealized trading profit (loss) in the Statements of Income and Expenses.

   Net Income (Loss) per Unit -- Net income (loss) per Unit is computed in accordance with the specialized accounting for Investment Companies as illustrated in the Financial Highlights Footnote (refer to Note 8. Financial Highlights).

   Trading Equity -- The Partnerships' asset "Trading Equity," reflected on the Statements of Financial Condition, consists of (a) cash on deposit with Morgan Stanley Wealth Management, MS&Co., and MSIP to be used as margin for trading
(b) net unrealized gains or losses on futures and forward contracts, which are fair valued and calculated as the difference between original contract value and fair value; and for the Partnerships which trade in options and, if any,
(c) options purchased at fair value. Options written at fair value are recorded in "Liabilities" within the Statements of Financial Condition.

   The Partnerships, in their normal course of business, enter into various contracts with MS&Co. and MSIP acting as their commodity brokers. Pursuant to brokerage agreements with Morgan Stanley Wealth Management, MS&Co., and MSIP, to the extent that such trading results in unrealized gains or losses, these amounts are offset for each Partnership and are reported on a net basis on the Statements of Financial Condition.

   The Partnerships have offset their unrealized gains of losses recognized on forward contracts executed with the same counterparty as allowable under the terms of their master netting agreements with MS&Co., as the counterparty on such contracts. The Partnerships have consistently applied their right to offset.

   Restricted and Unrestricted Cash -- As reflected on the Partnerships' Statements of Financial Condition, restricted cash equals the cash portion of assets on deposit to meet margin requirements plus the cash required to offset unrealized losses on foreign currency forwards and options contracts and offset unrealized losses on offset LME positions. All of these amounts are maintained separately. Cash that is not classified as restricted cash is therefore classified as unrestricted cash.

   Brokerage and Related Transaction Fees and Costs -- Each Partnership currently pays MS&Co. a flat-rate monthly brokerage fee of 1/12 of 6% of the Partnership's net assets as of the first day of each month (a 6% annual rate). Such fees currently cover all brokerage fees, transaction fees and costs, and ordinary administrative expenses.

   Operating Expenses -- The Partnerships incur monthly management fees and may incur an incentive fee. All common administrative expenses, including legal, auditing, accounting, filing fees, and other related expenses, are borne by MS&Co. through the brokerage fees paid by the Partnerships.

                  Morgan Stanley Smith Barney Charter Series
                         Notes to Financial Statements


   Redemptions -- Limited partners may redeem some or all of their Units at 100% of the net asset value per Unit as of the end of the last day of any month that is at least six months after the closing at which a person first becomes a limited partner. The request for redemptions must be delivered to a limited partner's local Morgan Stanley Branch Office in time for it to be forwarded and received by Ceres no later than 3:00 p.m., New York City time, on the last day of the month in which the redemption is to be effective. Redemptions must be made in whole Units, with a minimum of 100 Units required for each redemption, unless a limited partner is redeeming his entire interest in a particular Partnership.

   Units redeemed on or prior to the last day of the twelfth month from the date of purchase will be subject to a redemption charge equal to 2% of the net asset value of a Unit on the Redemption Date. Units redeemed after the last day of the twelfth month and on or prior to the last day of the twenty-fourth month from the date of purchase will be subject to a redemption charge equal to 1% of the net asset value of a Unit on the Redemption Date. Units redeemed after the last day of the twenty-fourth month from the date of purchase will not be subject to a redemption charge. The foregoing redemptions charges are paid to MS&Co.

   The aggregate amounts of redemption charges paid to MS&Co. for the years ended December 31, 2012, 2011, and 2010, were as follows:

                                         2012 2011  2010
                                         ---- ---- ------
                                          $    $     $
                       Charter Campbell.  --   --      --
                       Charter Aspect...  --   --  14,645
                       Charter WNT......  --   --  19,270

   Distributions -- Distributions, other than redemptions of Units, are made on a pro rata basis at the sole discretion of Ceres. No distributions have been made to date. Ceres does not intend to make any distributions of the Partnerships' profits.

   Income Taxes -- No provision for income taxes has been made in the accompanying financial statements, as partners are individually responsible for reporting income or loss based upon their respective share of each Partnership's revenue and expenses for income tax purposes. The Partnerships file U.S. federal and state tax returns.

   The guidance issued by the FASB on income taxes clarifies the accounting for uncertainty in income taxes recognized in each Partnership's financial statements, and prescribes a recognition threshold and measurement attribute for financial statement recognition and measurement of a tax position taken or expected to be taken. The Partnerships have concluded that there were no significant uncertain tax positions that would require recognition in the financial statements as of December 31, 2012 and 2011. If applicable, the Partnerships recognize interest accrued related to unrecognized tax benefits in interest expense and penalties in other expenses in the Statements of Income and Expenses. Generally, 2009 through 2012 tax years remain subject to examination by U.S. federal and most state tax authorities. No income tax returns are currently under examination.

   Dissolution of the Partnerships -- Charter Aspect will terminate on December 31, 2025, and Charter Campbell and Charter WNT will terminate on December 31, 2035, or at an earlier date if certain conditions occur as defined in each Partnership's Limited Partnership Agreement.

                  Morgan Stanley Smith Barney Charter Series
                         Notes to Financial Statements


   Litigation Settlement -- In September 2011, Charter Campbell received a settlement award payment in the amount of $80 from the Natural Gas Commodity Litigation Settlement Administrator. This settlement represents the Partnership's portion of the Net Settlement Fund. The proceeds from settlement were accounted for in the period they were received for the benefit of the partners in the Partnership.

   On July 28, 2010, Charter Campbell, Charter Aspect and Charter WNT received a settlement award payment in the amounts of $6,177, $40,052 and $40,150, each, from the Natural Gas Commodity Litigation Settlement Administrator. This settlement represents each Partnership's portion of the 2006 Net Settlement Fund and the 2007 Net Settlement Fund. The proceeds from settlement were accounted for in the period they were received for the benefit of the partners in each Partnership.

   Statement of Cash Flows -- The Partnerships are not required to provide a Statement of Cash Flows.

  Other Pronouncements

   On October 1, 2012, the FASB issued Accounting Standards Update
("ASU") 2012-04 "Technical Corrections and Improvements", which makes minor technical corrections and clarifications to ASC 820, "Fair Value Measurements and Disclosures". When the FASB issued Statement 157 (codified in ASC 820), it conformed the use of the term "fair value" in certain pre-Codification standards but not others. ASU 2012-04 conforms the term's use throughout the ASC "to fully reflect the fair value measurement and disclosure requirements" of ASC 820. The ASU also amends the requirements that must be met for an investment company to qualify for the exemption from presenting a statement of cash flows. Specifically, it eliminates the requirements that substantially all of an entity's investments be carried at "market value" and that the investments be highly liquid. Instead, it requires substantially all of the entity's investments to be carried at "fair value" and classified as Level 1 or Level 2 measurements under ASC 820. The amendments are effective for fiscal periods beginning after December 15, 2012. The adoption of this ASU will not have a significant impact on the Partnerships' financial statements.

   In December 2011, the FASB issued ASU 2011-11, "Disclosures about Offsetting Assets and Liabilities", which creates a new disclosure requirement about the nature of an entity's rights of setoff and the related arrangements associated with its financial instruments and derivative instruments. Subsequently in January 2013, the FASB issued ASU 2013-01, "Clarifying the Scope of Disclosures about Offsetting Assets and Liabilities", which clarifies the types of instruments and transactions that are subject to the offsetting disclosure requirements established by ASU 2011-11. Entities are required to disclose both gross information and net information about both instruments and transactions eligible for offset in the statement of financial position and instruments and transactions subject to an agreement similar to a master netting arrangement. The objective of these disclosures is to facilitate comparison between those entities that prepare their financial statements on the basis of U.S. GAAP and those entities that prepare their financial statements on the basis of International Financial Reporting Standards ("IFRS"). The disclosure requirements are effective for annual reporting periods beginning on or after January 1, 2013, and interim periods within those annual periods. The Partnerships would also provide the disclosures retrospectively for all comparative periods presented. The Partnerships are currently evaluating the impact that these pronouncements would have on the financial statements.

   In October 2011, the FASB issued a proposed ASU intended to improve and converge financial reporting by setting forth consistent criteria for determining whether an entity is an investment company. Under longstanding U.S. GAAP, investment companies carry all of their investments at fair

                  Morgan Stanley Smith Barney Charter Series
                         Notes to Financial Statements

value, even if they hold a controlling interest in another company. The primary changes being proposed by the FASB relate to which entities would be considered investment companies as well as certain disclosure and presentation requirements. In addition to the changes to the criteria for determining whether an entity is an investment company, the FASB also proposes that an investment company would be required to consolidate another investment company if it holds a controlling financial interest in the entity. In August 2012, the FASB updated the proposed ASU to state that entities regulated under Investment Company Act of 1940 should qualify to be investment companies within the proposed investment company guide. The Partnerships will evaluate the impact that this proposed update would have on the financial statements once the pronouncement is issued.

3. Related Party Transactions

   Each Partnership's cash is on deposit in commodity brokerage accounts deposit with Morgan Stanley. MS&Co. pays interest on these funds as described in Note 2. Summary of Significant Accounting Policies. Each Partnership pays brokerage fees to MS&Co. as described in Note 2. Summary of Significant Accounting Policies. For Charter Campbell, MSCG acts as the counterparty on all trading of options on foreign currency forward contracts.

4. Trading Advisors

   Ceres, on behalf of each Partnership retains certain commodity trading advisors to make all trading decisions for the Partnerships. The trading advisors for each Partnership at December 31, 2012, were as follows:

   Morgan Stanley Smith Barney Charter Campbell L.P.
     Campbell & Company, Inc.

   Morgan Stanley Smith Barney Charter Aspect L.P.
     Aspect

   Morgan Stanley Smith Barney Charter WNT L.P.
     Winton

   Compensation to the trading advisors by the Partnerships consists of a management fee and an incentive fee as follows:

   Management Fee -- Charter Aspect pays its trading advisor a flat-rate monthly fee equal to 1/12 of 1.5% (a 1.5% annual rate) of the Partnership's net assets under management by the trading advisor as of the first day of each month. Prior to June 1, 2012, the monthly management fee rate was 1/12 of 2% (a 2% annual rate).

   Charter WNT pays its trading advisor a flat-rate monthly fee equal to 1/12 of 1.5% (a 1.5% annual rate) of the Partnership's net assets under management by the trading advisor as of the first day of each month. Prior to April 1, 2011, the monthly management fee rate was 1/6 of 1% (a 2% annual rate).

   Charter Campbell pays its trading advisor a flat-rate monthly fee equal to 1/6 of 1% (a 2% annual rate) of the Partnership's net assets under management by the trading advisor as of the first day of each month. Prior to January 1, 2011, the monthly management fee rate was 1/12 of 2.65% (a 2.65% annual rate).

   Incentive Fee -- Each Partnership's incentive fee is equal to 20% of trading profits paid on a monthly basis.

                  Morgan Stanley Smith Barney Charter Series
                         Notes to Financial Statements


   Trading profits represent the amount by which profits from futures, forwards, and options trading exceed losses after brokerage and management fees are deducted. When a trading advisor experiences losses with respect to net assets as of the end of a calendar month, the trading advisor must recover such losses before the trading advisor is eligible for an incentive fee in the future. Cumulative trading losses are adjusted on a pro rated basis for the amount of each month's net withdrawals.

5. Financial Instruments

   The Partnerships trade Futures Interests. Futures and forwards represent contracts for delayed delivery of an instrument at a specified date and price. Risk arises from changes in the value of these contracts and the potential inability of counterparties to perform under the terms of the contracts. There are numerous factors which may significantly influence the fair value of these contracts, including interest rate volatility.

   The fair value of exchange-traded contracts is based on the settlement price quoted by the exchange on the day with respect to which fair value is being determined. If an exchange-traded contract could not have been liquidated on such day due to the operation of daily limits or other rules of the exchange, the settlement price will be equal to the settlement price on the first subsequent day on which the contract could be liquidated. The fair value of off-exchange-traded contracts is based on the fair value quoted by the counterparty.

   The Partnerships' contracts are accounted for on a trade-date basis. A derivative is defined as a financial instrument or other contract that has all three of the following characteristics:

      (1) a) One or more "underlyings" and b) one or more "notional amounts" or payment provisions or both;

      (2) Requires no initial net investment or a smaller initial net investment than would be required for other types of contracts that would be expected to have a similar response relative to changes in market factors; and

      (3) Terms that require or permit net settlement.

   Generally, derivatives include futures, forward, swaps or options contracts, and other financial instruments with similar characteristics such as caps, floors, and collars.

   The net unrealized gains (losses) on open contracts at December 31, reported as a component of "Trading Equity" on the Statements of Financial Condition, and their longest contract maturities were as follows:

Charter Campbell

      Net Unrealized Gains (Losses) on Open Contracts         Longest Maturities
      ----------------------------------------------  -----------------------------------
Year  Exchange-Traded Off-Exchange-Traded    Total    Exchange-Traded Off-Exchange-Traded
----  --------------- ------------------- ----------  --------------- -------------------
             $                 $               $
2012.   (2,010,679)          905,178      (1,105,501)    Sep. 2014         Mar. 2013
2011.   (1,240,461)        1,330,410          89,949     Sep. 2013         Mar. 2012

                  Morgan Stanley Smith Barney Charter Series
                         Notes to Financial Statements


Charter Aspect

         Net Unrealized Gains on Open Contracts             Longest Maturities
      --------------------------------------------- -----------------------------------
Year  Exchange-Traded Off-Exchange-Traded   Total   Exchange-Traded Off-Exchange-Traded
----  --------------- ------------------- --------- --------------- -------------------
             $                 $              $
2012.    1,517,757          99,717        1,617,474    Jun. 2015         Jan. 2013
2011.    2,898,002          78,075        2,976,077    Jun. 2014         Jan. 2012

Charter WNT

         Net Unrealized Gains on Open Contracts             Longest Maturities
      --------------------------------------------- -----------------------------------
Year  Exchange-Traded Off-Exchange-Traded   Total   Exchange-Traded Off-Exchange-Traded
----  --------------- ------------------- --------- --------------- -------------------
             $                 $              $
2012.      612,211          75,501          687,712    Dec. 2015          May 2013
2011.    1,467,409           9,148        1,476,557    Mar. 2014         Mar. 2012

   In general, the risks associated with off-exchange-traded contracts are greater than those associated with exchange-traded contracts because of the greater risk of default by the counterparty to an off-exchange-traded contract. The Partnerships have credit risk associated with counterparty nonperformance. As of the date of the financial statements, the credit risk associated with the instruments in which the Partnerships trade is limited to the unrealized gains (losses) amounts reflected in the Partnerships' Statements of Financial Condition. The net unrealized gains (losses) on open contracts is further disclosed gross by type of contract and corresponding fair value level in Note
7. Fair Value Measurements and Disclosures.

   The Partnerships also have credit risk because MS&Co., MSIP, and/or MSCG act as the futures commission merchants or the counterparties, with respect to most of the Partnerships' assets. Exchange-traded futures, exchange-traded forward, and exchange-traded futures-styled options contracts are fair valued on a daily basis, with variations in value settled on a daily basis. MS&Co. and MSIP, each acting as a commodity futures broker for each Partnership's exchange-traded futures, exchange-traded forward, and exchange-traded futures-styled options contracts, are required, pursuant to regulations of the Commodity Futures Trading Commission, to segregate from their own assets, and for the sole benefit of their commodity customers, total cash held by them with respect to exchange-traded futures, exchange-traded forward, and exchange-traded futures-styled options contracts, including an amount equal to the net unrealized gains (losses) on all open exchange-traded futures, exchange-traded forward, and exchange-traded futures-styled options contracts, which in the aggregate, totaled $43,297,414 and $60,196,245 for Charter Campbell, $64,938,716 and $97,111,401 for Charter Aspect, and $45,800,469 and $72,931,466
for Charter WNT at December 31, 2012 and 2011, respectively. With respect to each Partnership's off-exchange-traded forward currency contracts and forward currency options contracts, there are no daily settlements of variation in value, nor is there any requirement that an amount equal to the net unrealized gains (losses) on such contracts be segregated. However, each Partnership is required to meet margin requirements equal to the net unrealized loss on open forward currency contracts in each Partnership's accounts with the counterparty, which is accomplished by daily maintenance of the cash balance in a custody account held at MS&Co. for the benefit of MS&Co. With respect to those off-exchange-traded forward currency contracts, the Partnerships are at risk to the ability of MS&Co., the sole counterparty on all such contracts, to perform. Each Partnership has a netting agreement with the counterparty. The primary terms are based on industry standard master agreements. These agreements, which seek to reduce both the Partnerships' and the counterparties' exposure on off-exchange-traded forward currency contracts, including options on such contracts, should materially decrease the Partnerships' credit risk in the event of MS&Co.'s or MSCG's bankruptcy or insolvency.

                  Morgan Stanley Smith Barney Charter Series
                         Notes to Financial Statements


   The General Partner monitors and attempts to control the Partnerships' risk exposure on a daily basis through financial, credit and risk management monitoring systems, and accordingly, believes that it has effective procedures for evaluating and limiting the credit and market risks to which the Partnerships may be subject. These monitoring systems generally allow the General Partner to statistically analyze actual trading results with risk adjusted performance indicators and correlation statistics. In addition, online monitoring systems provide account analysis of futures, forwards and options positions by sector, margin requirements, gain and loss transactions and collateral positions.

   The futures, forwards and options traded by the Partnerships involve varying degrees of related market risk. Market risk is often dependent upon changes in the level or volatility of interest rates, exchange rates, and prices of financial instruments and commodities, factors that result in frequent changes in the fair value of the Partnerships' open positions, and consequently in their earnings, whether realized or unrealized, and cash flow. Gains and losses on open positions of exchange-traded futures, exchange-traded forward, and exchange-traded futures-styled options contracts are settled daily through variation margin. Gains and losses on off-exchange-traded forward currency contracts are settled upon termination of the contract. Gains and losses on off-exchange-traded forward currency options contracts are settled on an agreed-upon settlement date.

6. Derivatives and Hedging

   The Partnerships' objective is to profit from speculative trading in Futures Interests. Therefore, the Trading Advisor for each Partnership will take speculative positions in Futures Interests where it feels the best profit opportunities exist for its trading strategy. As such, the average number of contracts outstanding in absolute quantity (the total of the open long and open short positions) has been presented as a part of the volume disclosure, as position direction is not an indicative factor in such volume disclosures. With regard to foreign currency forward trades, each notional quantity amount has been converted to an equivalent contract based upon an industry convention.

                  Morgan Stanley Smith Barney Charter Series
                         Notes to Financial Statements


   The following tables summarize the valuation of each Partnership's investments as of December 31, 2012 and 2011.

Charter Campbell

   The Effect of Trading Activities on the Statements of Financial Condition as of December 31, 2012 and 2011:

   December 31, 2012

                                                                                         Average
                                                                                        Number of
                                                                                        Contracts
                                                                                       Outstanding
                                  Long       Long      Short      Short        Net     for the Year
                               Unrealized Unrealized Unrealized Unrealized Unrealized   (Absolute
Futures and Forward Contracts     Gain       Loss       Gain       Loss    Gain/(Loss)  Quantity)
-----------------------------  ---------- ---------- ---------- ---------- ----------- ------------
                                   $          $          $          $           $
Commodity.....................  101,521     (62,923)   147,045    (47,790)    137,853       531
Equity........................  378,456    (157,913)         -    (12,055)    208,488       464
Foreign currency..............  142,465    (206,669) 1,037,514    (68,152)    905,158     4,815
Interest rate.................  172,068     (66,131)       115    (73,372)     32,680     2,003
                                -------    --------  ---------   --------  ----------
Total.........................  794,510    (493,636) 1,184,674   (201,369)  1,284,179
                                =======    ========  =========   ========
Unrealized currency loss......                                             (2,389,680)
                                                                           ----------
Total net unrealized loss on
  open contracts..............                                             (1,105,501)
                                                                           ==========

   December 31, 2011

                                                                                         Average
                                                                                        Number of
                                                                                        Contracts
                                                                                       Outstanding
                                  Long       Long      Short      Short        Net     for the Year
                               Unrealized Unrealized Unrealized Unrealized Unrealized   (Absolute
Futures and Forward Contracts     Gain       Loss       Gain       Loss    Gain/(Loss)  Quantity)
-----------------------------  ---------- ---------- ---------- ---------- ----------- ------------
                                   $          $          $          $           $
 Commodity....................    27,760    (35,100)   554,382   (553,530)     (6,488)      530
 Equity.......................   153,472     (2,078)    75,465     (5,440)    221,419       383
 Foreign currency.............   183,838    (32,663) 1,202,671    (23,414)  1,330,432     7,864
 Interest rate................ 1,031,489    (86,417)    13,978    (21,713)    937,337     2,111
                               ---------   --------  ---------   --------  ----------
  Total....................... 1,396,559   (156,258) 1,846,496   (604,097)  2,482,700
                               =========   ========  =========   ========
  Unrealized currency
    loss......................                                             (2,392,751)
                                                                           ----------
 Total net unrealized gain
    on open contracts.........                                                 89,949
                                                                           ==========

                                                                                         Average
                                                                                        Number of
                                                                                        Contracts
                                                                                       Outstanding
                                                                                       for the Year
                                                                                        (Absolute
                                                                                        Quantity)
                                                                                       ------------
Option Contracts at Fair Value
------------------------------                                                  $

Options purchased.........................................................     --             2
Options written...........................................................     --             1

                  Morgan Stanley Smith Barney Charter Series
                         Notes to Financial Statements


Charter Aspect

   The Effect of Trading Activities on the Statements of Financial Condition as of December 31, 2012 and 2011:

   December 31, 2012

                                                                                          Average
                                                                                         Number of
                                                                                         Contracts
                                                                                        Outstanding
                                  Long       Long       Short      Short        Net     for the Year
                               Unrealized Unrealized  Unrealized Unrealized Unrealized   (Absolute
Futures and Forward Contracts     Gain       Loss        Gain       Loss    Gain/(Loss)  Quantity)
-----------------------------  ---------- ----------  ---------- ---------- ----------- ------------
                                   $          $           $          $           $
 Commodity....................   146,738    (309,360)  497,636    (366,534)    (31,520)      858
 Equity.......................   731,889     (35,125)        -      (7,075)    689,689       592
 Foreign currency.............   215,614    (357,045)  448,109    (187,096)    119,582       936
 Interest rate................   410,678    (367,000)    1,320      (8,248)     36,750     2,731
                               ---------  ----------   -------    --------   ---------
  Total....................... 1,504,919  (1,068,530)  947,065    (568,953)    814,501
                               =========  ==========   =======    ========
  Unrealized currency
    gain......................                                                 802,973
                                                                             ---------
 Total net unrealized gain
    on open contracts.........                                               1,617,474
                                                                             =========

   December 31, 2011

                                                                                        Average
                                                                                       Number of
                                                                                       Contracts
                                                                                      Outstanding
                                  Long       Long      Short      Short       Net     for the Year
                               Unrealized Unrealized Unrealized Unrealized Unrealized  (Absolute
Futures and Forward Contracts     Gain       Loss       Gain       Loss       Gain     Quantity)
-----------------------------  ---------- ---------- ---------- ---------- ---------- ------------
                                   $          $          $          $          $
Commodity.....................    85,884   (342,624)   976,621   (401,199)   318,682       673
Equity........................    59,202    (15,408)   183,235    (23,702)   203,327       407
Foreign currency..............    59,707     (3,322)   175,112   (141,973)    89,524       974
Interest rate................. 1,708,363   (185,840)        --     (6,585) 1,515,938     3,152
                               ---------   --------  ---------   --------  ---------
 Total........................ 1,913,156   (547,194) 1,334,968   (573,459) 2,127,471
                               =========   ========  =========   ========
 Unrealized currency gain.....                                               848,606
                                                                           ---------
 Total net unrealized gain on
   open contracts.............                                             2,976,077
                                                                           =========

                  Morgan Stanley Smith Barney Charter Series
                         Notes to Financial Statements


Charter WNT

   The Effect of Trading Activities on the Statements of Financial Condition as of December 31, 2012 and 2011:

   December 31, 2012

                                                                                               Average
                                                                                              Number of
                                                                                              Contracts
                                                                                     Net     Outstanding
                                         Long       Long      Short      Short    Unrealized for the Year
                                      Unrealized Unrealized Unrealized Unrealized   Gain/     (Absolute
Futures and Forward Contracts            Gain       Loss       Gain       Loss      (Loss)    Quantity)
-----------------------------         ---------- ---------- ---------- ---------- ---------- ------------
                                                     $          $          $          $
Commodity............................    31,952   (333,393)   76,513    (259,084)  (484,012)      523
Equity...............................   428,624   (226,638)        -      (1,063)   200,923       445
Foreign currency.....................   260,280   (213,183)  821,252     (41,892)   826,457       736
Interest rate........................   359,182   (166,099)      100      (5,648)   187,535     2,409
                                      ---------   --------   -------    --------   --------
  Total.............................. 1,080,038   (939,313)  897,865    (307,687)   730,903
                                      =========   ========   =======    ========
  Unrealized currency loss...........                                               (43,191)
                                                                                   --------
  Total net unrealized gain on open
   contracts.........................                                               687,712
                                                                                   ========

                                                                                               Average
                                                                                              Number of
                                                                                              Contracts
                                                                                             Outstanding
                                                                                             for the Year
                                                                                              (Absolute
                                                                                              Quantity)
                                                                                             ------------
Option Contracts at Fair Value
------------------------------                                                        $
Options purchased................................................................     --            7
Options written..................................................................     --            7

   December 31, 2011

                                                                                                Average
                                                                                               Number of
                                                                                               Contracts
                                                                                              Outstanding
                                         Long       Long      Short      Short        Net     for the Year
                                      Unrealized Unrealized Unrealized Unrealized Unrealized   (Absolute
Futures and Forward Contracts            Gain       Loss       Gain       Loss    Gain/(Loss)  Quantity)
-----------------------------         ---------- ---------- ---------- ---------- ----------- ------------
                                          $          $          $          $           $
Commodity............................    53,417   (311,649)   393,065   (290,803)   (155,970)      382
Equity...............................    66,968       (853)    24,716    (23,666)     67,165       221
Foreign currency.....................   207,275     (4,171)   595,829    (37,164)    761,769       405
Interest rate........................   908,073    (52,740)     4,925     (6,788)    853,470     1,128
                                      ---------   --------  ---------   --------   ---------
  Total.............................. 1,235,733   (369,413) 1,018,535   (358,421)  1,526,434
                                      =========   ========  =========   ========
  Unrealized currency loss...........                                                (49,877)
                                                                                   ---------
  Total net unrealized gain on open
   contracts.........................                                              1,476,557
                                                                                   =========

                                                                                                Average
                                                                                               Number of
                                                                                               Contracts
                                                                                              Outstanding
                                                                                              for the Year
                                                                                               (Absolute
                                                                                               Quantity)
                                                                                              ------------
Option Contracts at Fair Value
------------------------------                                                         $
Options purchased................................................................      1,720         6
Options written..................................................................     (3,973)        6

                  Morgan Stanley Smith Barney Charter Series
                         Notes to Financial Statements


   The following tables summarize the net trading results of each Partnership for the years ended December 31, 2012, 2011 and 2010, respectively.

Charter Campbell

   The Effect of Trading Activities on the Statements of Income and Expenses for the years ended December 31, 2012, 2011 and 2010, included in Total Trading
Results:

                                                  December 31,
      -                                ---------------------------------
                                          2012       2011        2010
      -                                ---------  ----------  ----------
      Type of Instrument
      ------------------                   $          $           $
      Commodity.......................   (78,186) (4,324,493)  2,623,618
      Equity.......................... 1,698,887  (5,133,663) (2,142,624)
      Foreign currency................   588,805  (2,468,048)  2,490,889
      Interest rate................... 2,058,201  12,229,439   9,927,453
      Unrealized currency gain (loss).     3,072     (24,198)    (74,383)
      Proceeds from Litigation........        --          80       6,177
                                       ---------  ----------  ----------
       Total.......................... 4,270,779     279,117  12,831,130
                                       =========  ==========  ==========

   Line Items on the Statements of Income and Expenses for the years ended December 31, 2012, 2011, and 2010:

                                              December 31,
           -                         -------------------------------
                                        2012       2011      2010
           -                         ----------  -------  ----------
           Trading Results
           ---------------               $          $         $
           Net Realized.............  5,466,229  320,492   9,247,401
           Net change in unrealized. (1,195,450) (41,455)  3,577,552
           Proceeds from Litigation.         --       80       6,177
                                     ----------  -------  ----------
            Total Trading Results...  4,270,779  279,117  12,831,130
                                     ==========  =======  ==========

Charter Aspect

   The Effect of Trading Activities on the Statements of Income and Expenses for the years ended December 31, 2012, 2011, and 2010, included in Total Trading Results:

                                                  December 31,
      -                                ----------------------------------
                                          2012        2011        2010
      -                                ----------  ----------  ----------
      Type of Instrument
      ------------------                   $           $           $
      Commodity....................... (4,929,264) (2,318,060)  1,170,080
      Equity.......................... (2,163,493) (2,222,271) (2,549,288)
      Foreign currency................ (1,694,971)   (280,415)  4,924,389
      Interest rate...................  3,085,699  13,845,290  15,903,498
      Unrealized currency gain (loss).    (45,631)    139,004      67,332
      Proceeds from Litigation........         --          --      40,052
                                       ----------  ----------  ----------
       Total.......................... (5,747,660)  9,163,548  19,556,063
                                       ==========  ==========  ==========

                  Morgan Stanley Smith Barney Charter Series
                         Notes to Financial Statements


   Line Items on the Statements of Income and Expenses for the years ended December 31, 2012, 2011, and 2010:

                                       2012        2011        2010
                                    ----------  ----------  ----------
          Trading Results
          ---------------               $           $           $
          Net Realized............. (4,389,057) 12,254,509  13,688,766
          Net change in unrealized. (1,358,603) (3,090,961)  5,827,245
          Proceeds from Litigation.         --          --      40,052
                                    ----------  ----------  ----------
           Total Trading Results... (5,747,660)  9,163,548  19,556,063
                                    ==========  ==========  ==========

Charter WNT

   The Effect of Trading Activities on the Statements of Income and Expenses for the years ended December 31, 2012, 2011, and 2010, included in Total Trading Results:

                                                  December 31,
      -                                ----------------------------------
                                          2012        2011        2010
      -                                ----------  ----------  ----------
      Type of Instrument
      ------------------                   $           $           $
      Commodity....................... (4,329,868)  1,377,994   2,629,176
      Equity..........................    465,473  (1,384,478)   (745,185)
      Foreign currency................ (2,691,759)    167,453   3,756,154
      Interest rate...................  4,629,105   6,968,653   8,508,553
      Unrealized currency gain (loss).      6,686     (37,121)      1,756
      Proceeds from Litigation........         --          --      40,150
                                       ----------  ----------  ----------
       Total.......................... (1,920,363)  7,092,501  14,190,604
                                       ==========  ==========  ==========

   Line Items on the Statements of Income and Expenses for the years ended December 31, 2012, 2011, and 2010:

                                              December 31,
          -                         ---------------------------------
                                       2012        2011       2010
          -                         ----------  ---------  ----------
          Trading Results
          ---------------               $           $          $
          Net realized............. (1,128,261) 8,058,605  12,177,274
          Net change in unrealized.   (792,102)  (966,104)  1,973,180
          Proceeds from Litigation.         --         --      40,150
                                    ----------  ---------  ----------
           Total Trading Results... (1,920,363) 7,092,501  14,190,604
                                    ==========  =========  ==========

7. Fair Value Measurements and Disclosures

   Effective January 1, 2012, the Partnerships adopted ASU 2011-04, "Amendments to Achieve Common Fair Value Measurement and Disclosure Requirements in U.S. GAAP and IFRS." The amendments within this ASU change the wording used to describe many of the requirements in U.S. GAAP for measuring fair value and for disclosing information about fair value measurements to eliminate unnecessary wording differences between U.S. GAAP and IFRS. However, some of the amendments clarify the FASB's intent about the application of existing fair value measurement requirements and other amendments change a particular principle or requirement for measuring fair value or for disclosing information about fair value measurements. This new guidance did not have a material impact on the Partnerships' financial statements.

                  Morgan Stanley Smith Barney Charter Series
                         Notes to Financial Statements


   Financial instruments are carried at fair value, which is the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants. Assets and liabilities carried at fair value are classified and disclosed in the following three levels:
Level 1 -- unadjusted quoted market prices in active markets for identical assets and liabilities; Level 2 -- inputs other than unadjusted quoted market prices that are observable for the asset or liability, either directly or indirectly (including unadjusted quoted market prices for similar investments, interest rates, credit risk); and Level 3 -- unobservable inputs for the asset or liability (including the Partnerships' own assumptions used in determining the fair value of investments).

   In certain cases, the inputs used to measure fair value may fall into different levels of the fair value hierarchy. In such cases, an investment's level within the fair value hierarchy is based on the lowest level of input that is significant to the fair value measurement. The Partnerships' assessment of the significance of a particular input to the fair value measurement in its entirety requires judgment, and considers factors specific to the investment.

   The Partnerships' assets and liabilities measured at fair value on a recurring basis are summarized in the following tables by the type of inputs applicable to the fair value measurements.

Charter Campbell

                             Unadjusted
                          Quoted Prices in Significant
                           Active Markets     Other    Significant
                           for Identical   Observable  Unobservable
                               Assets        Inputs       Inputs
December 31, 2012            (Level 1)      (Level 2)   (Level 3)      Total
-----------------         ---------------- ----------- ------------ ----------
                                 $              $           $            $

Assets
Futures..................     799,204              --      n/a         799,204
Forwards.................          --       1,179,980      n/a       1,179,980
                              -------       ---------               ----------
Total Assets.............     799,204       1,179,980      n/a       1,979,184
                              -------       ---------               ----------

Liabilities
Futures..................     420,203              --      n/a         420,203
Forwards.................          --         274,802      n/a         274,802
                              -------       ---------               ----------
Total Liabilities........     420,203         274,802      n/a         695,005
                              -------       ---------               ----------

Unrealized currency loss.                                           (2,389,680)
                                                                    ----------
*Net fair value..........     379,001         905,178      n/a      (1,105,501)
                              =======       =========               ==========

                             Unadjusted
                          Quoted Prices in Significant
                           Active Markets     Other    Significant
                           for Identical   Observable  Unobservable
                               Assets        Inputs       Inputs
December 31, 2011            (Level 1)      (Level 2)   (Level 3)      Total
-----------------         ---------------- ----------- ------------ ----------
                                 $              $           $            $

Assets
Futures..................    1,856,568             --      n/a       1,856,568
Forwards.................           --      1,386,487      n/a       1,386,487
                             ---------      ---------               ----------
Total Assets.............    1,856,568      1,386,487      n/a       3,243,055
                             ---------      ---------               ----------

Liabilities
Futures..................      704,278             --      n/a         704,278
Forwards.................           --         56,077      n/a          56,077
                             ---------      ---------               ----------
Total Liabilities........      704,278         56,077      n/a         760,355
                             ---------      ---------               ----------

Unrealized currency loss.                                           (2,392,751)
                                                                    ----------
*Net fair value..........    1,152,290      1,330,410      n/a          89,949
                             =========      =========               ==========

* This amount comprises of the "Total net unrealized gain (loss) on open contracts" on the Statements of Financial Condition.

   During the twelve months ended December 31, 2012 and 2011, there were no Level 3 assets and liabilities and there were no transfers of assets or liabilities between Level 1 and Level 2.

                  Morgan Stanley Smith Barney Charter Series
                         Notes to Financial Statements


Charter Aspect

                              Unadjusted
                           Quoted Prices in Significant
                            Active Markets     Other    Significant
                            for Identical   Observable  Unobservable
                                Assets        Inputs       Inputs
 December 31, 2012            (Level 1)      (Level 2)   (Level 3)     Total
 -----------------         ---------------- ----------- ------------ ---------
                                  $              $           $           $

 Assets
 Futures..................    1,817,113            --       n/a      1,817,113
 Forwards.................           --       634,871       n/a        634,871
                              ---------       -------                ---------
 Total Assets.............    1,817,113       634,871       n/a      2,451,984
                              ---------       -------                ---------

 Liabilities
 Futures..................    1,102,329            --       n/a      1,102,329
 Forwards.................           --       535,154       n/a        535,154
                              ---------       -------                ---------
 Total Liabilities........    1,102,329       535,154       n/a      1,637,483
                              ---------       -------                ---------

 Unrealized currency gain.                                             802,973
                                                                     ---------
 *Net fair value..........      714,784        99,717       n/a      1,617,474
                              =========       =======                =========

                              Unadjusted
                           Quoted Prices in Significant
                            Active Markets     Other    Significant
                            for Identical   Observable  Unobservable
                                Assets        Inputs       Inputs
 December 31, 2011            (Level 1)      (Level 2)   (Level 3)     Total
 -----------------         ---------------- ----------- ------------ ---------
                                  $              $           $           $

 Assets
 Futures..................    3,027,158            --       n/a      3,027,158
 Forwards.................           --       220,966       n/a        220,966
                              ---------       -------                ---------
 Total Assets.............    3,027,158       220,966       n/a      3,248,124
                              ---------       -------                ---------

 Liabilities
 Futures..................      977,762            --       n/a        977,762
 Forwards.................           --       142,891       n/a        142,891
                              ---------       -------                ---------
 Total Liabilities........      977,762       142,891       n/a      1,120,653
                              ---------       -------                ---------

 Unrealized currency gain.                                             848,606
                                                                     ---------
 *Net fair value..........    2,049,396        78,075       n/a      2,976,077
                              =========       =======                =========

* This amount comprises of the "Total net unrealized gain on open contracts" on the Statements of Financial Condition.

   During the twelve months ended December 31, 2012 and 2011, there were no Level 3 assets and liabilities and there were no transfers of assets or liabilities between Level 1 and Level 2.

                  Morgan Stanley Smith Barney Charter Series
                         Notes to Financial Statements


Charter WNT

                              Unadjusted
                           Quoted Prices in Significant
                            Active Markets     Other    Significant
                            for Identical   Observable  Unobservable
                                Assets        Inputs       Inputs
 December 31, 2012            (Level 1)      (Level 2)   (Level 3)     Total
 -----------------         ---------------- ----------- ------------ ---------
                                  $              $           $           $

 Assets
 Futures..................    1,843,698            --       n/a      1,843,698
 Forwards.................           --       134,205       n/a        134,205
                              ---------       -------                ---------
 Total Assets.............    1,843,698       134,205       n/a      1,977,903
                              ---------       -------                ---------

 Liabilities
 Futures..................    1,188,296            --       n/a      1,188,296
 Forwards.................           --        58,704       n/a         58,704
                              ---------       -------                ---------
 Total Liabilities........    1,188,296        58,704       n/a      1,247,000
                              ---------       -------                ---------

 Unrealized currency loss.                                             (43,191)
                                                                     ---------
 *Net fair value..........      655,402        75,501       n/a        687,712
                              =========       =======                =========

                              Unadjusted
                           Quoted Prices in Significant
                            Active Markets     Other    Significant
                            for Identical   Observable  Unobservable
                                Assets        Inputs       Inputs
 December 31, 2011            (Level 1)      (Level 2)   (Level 3)     Total
 -----------------         ---------------- ----------- ------------ ---------
                                  $              $           $           $

 Assets
 Futures..................    2,222,818           --        n/a      2,222,818
 Forwards.................           --       31,450        n/a         31,450
 Options Purchased........        1,720           --        n/a          1,720
                              ---------       ------                 ---------
 Total Assets.............    2,224,538       31,450        n/a      2,255,988
                              ---------       ------                 ---------

 Liabilities
 Futures..................      705,532           --        n/a        705,532
 Forwards.................           --       22,302        n/a         22,302
 Options Written..........        3,973           --        n/a          3,973
                              ---------       ------                 ---------
 Total Liabilities........      709,505       22,302        n/a        731,807
                              ---------       ------                 ---------

 Unrealized currency loss.                                             (49,877)
                                                                     ---------
 *Net fair value..........    1,515,033        9,148        n/a      1,474,304
                              =========       ======                 =========

* This amount comprises of the "Total net unrealized gain on open contracts" and "Options purchased" and "Options written" on the Statements of Financial Condition.

  During the twelve months ended December 31, 2012 and 2011, there were no Level 3 assets and liabilities and there were no transfers of assets or liabilities between Level 1 and Level 2.

                  Morgan Stanley Smith Barney Charter Series
                         Notes to Financial Statements


8. Financial Highlights

   The following ratios may vary for individual investors based on the timing of capital transactions during the year. Additionally, these ratios are calculated for the limited partners' share of income, expenses and average net assets.

Charter Campbell

                                               2012     2011      2010
                                           ------     ------    ------
       Per Unit operating performance:
       Net asset value, January 1:........ $ 9.77     $10.59    $ 9.79
                                           ------     ------    ------

        Interest Income...................   0.01        -- (2)   0.01
        Expenses..........................  (0.81)     (0.83)    (0.83)
        Realized/Unrealized Income (1)....   0.72       0.01      1.62
                                           ------     ------    ------

        Net Income (Loss).................  (0.08)(3)  (0.82)     0.80
                                           ------     ------    ------

       Net asset value, December 31:...... $ 9.69     $ 9.77    $10.59
                                           ======     ======    ======

       For the Calendar Year:
       Ratios to average net assets:
        Net Investment Loss...............   (8.2)%     (8.2)%    (8.7)%
        Expenses before Incentive Fees....    8.2%       8.2%      8.8%
        Expenses after Incentive Fees.....    8.2%       8.2%      8.8%
        Net Income (Loss).................    0.2%      (7.8)%     7.0%
       Total return before incentive fees.   (0.8)%     (7.7)%     8.2%
       Total return after incentive fees..   (0.8)%     (7.7)%     8.2%

(1)Realized/Unrealized Income is a balancing amount necessary to reconcile the change in net asset value per Unit with the other per Unit information.
(2)Amounts less than 0.005%
(3)The decrease in the net asset value per Unit, while Charter Campbell incurred a net gain for the year ended December 31, 2012, is due to the timing of redemptions of Units throughout the year.

                  Morgan Stanley Smith Barney Charter Series
                         Notes to Financial Statements


Charter Aspect

                                                  2012    2011     2010
                                               ------   ------   ------
       Per Unit operating performance:
       Net asset value, January 1:............ $20.94   $20.71   $18.72
                                               ------   ------   ------

        Interest Income.......................   0.01     0.01     0.02
        Expenses..............................  (1.58)   (1.67)   (1.54)
        Realized/Unrealized Income (Loss) (1).  (1.54)    1.89     3.51
                                               ------   ------   ------

        Net Income (Loss).....................  (3.11)    0.23     1.99
                                               ------   ------   ------

       Net asset value, December 31:.......... $17.83   $20.94   $20.71
                                               ======   ======   ======

       For the Calendar Year:
       Ratios to average net assets:
        Net Investment Loss...................   (7.9)%   (8.1)%   (7.9)%
        Expenses before Incentive Fees........    8.0%     8.1%     8.0%
        Expenses after Incentive Fees.........    8.0%     8.1%     8.0%
        Net Income (Loss).....................  (15.1)%    1.1%    10.1%
       Total return before incentive fees.....  (14.9)%    1.1%    10.6%
       Total return after incentive fees......  (14.9)%    1.1%    10.6%

(1)Realized/Unrealized Income (Loss) is a balancing amount necessary to reconcile the change in net asset value per Unit with the other per Unit information.

Charter WNT

                                                  2012    2011     2010
                                               ------   ------   ------
       Per Unit operating performance:
       Net asset value, January 1:............ $12.62   $12.42   $11.44
                                               ------   ------   ------

        Interest Income.......................   0.01     0.01     0.01
        Expenses..............................  (0.92)   (0.96)   (0.95)
        Realized/Unrealized Income (Loss) (1).  (0.34)    1.15     1.92
                                               ------   ------   ------

        Net Income (Loss).....................  (1.25)    0.20     0.98
                                               ------   ------   ------

       Net asset value, December 31:.......... $11.37   $12.62   $12.42
                                               ======   ======   ======

       For the Calendar Year:
       Ratios to average net assets:
        Net Investment Loss/ /................   (7.7)%   (7.7)%   (8.0)%
        Expenses before Incentive Fees........    7.8%     7.7%     8.1%
        Expenses after Incentive Fees.........    7.8%     7.7%     8.1%
        Net Income (Loss).....................  (11.1)%    1.7%     8.2%
       Total return before incentive fees.....   (9.9)%    1.6%     8.6%
       Total return after incentive fees......   (9.9)%    1.6%     8.6%

(1)Realized/Unrealized Income (Loss) is a balancing amount necessary to reconcile the change in net asset value per Unit with the other per Unit information.

                  Morgan Stanley Smith Barney Charter Series
                         Notes to Financial Statements


9. Subsequent Events

   Management performed its evaluation of subsequent events through the date of filing, and has determined that there were no subsequent events requiring adjustments of or disclosure in the financial statements.

                           CERES MANAGED FUTURES LLC
                         522 Fifth Avenue . 14th Floor
                              New York, NY 10036

                               Publication # 12

                                Morgan Stanley

(C) 2012 Morgan Stanley Smith Barney LLC