Form 10-K, Exhibit 13
period 2013-12-31
MORGAN STANLEY SMITH BARNEY CHARTER WNT L.P.
filed 2014-03-26
CIK 1066658

                          Morgan Stanley
                          Charter Series

                          Annual Report
                          December 31, 2013

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

                                                /s/ Alper Daglioglu
                                             --------------------------------------
                                             By:    Alper Daglioglu
                                                    President and Director
                                                    Ceres Managed Futures LLC
                                                    General Partner,
                                                    Morgan Stanley Smith Barney
                                                    Charter Campbell L.P.
                                                    Morgan Stanley Smith Barney
                                                    Charter Aspect L.P.
                                                    Morgan Stanley Smith Barney
                                                    Charter WNT L.P.

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

   Management has assessed the effectiveness of the Partnerships' internal control over financial reporting as of December 31, 2013. In making this assessment, Management used the criteria set forth in the Internal Control-Integrated Framework issued by the Committee of Sponsoring Organizations of the Treadway Commission (COSO). Based on its assessment, Management concluded that the Partnerships maintained effective internal control over financial reporting as of December 31, 2013 based on the criteria referred to above.

      /s/ Alper Daglioglu                   /s/ Alice Lonero
   ------------------------------------  -----------------------------------
   Alper Daglioglu                       Alice Lonero
   President and Director                Chief Financial Officer
   Ceres Managed Futures LLC             Ceres Managed Futures LLC
   General Partner,                      General Partner,

   Morgan Stanley Smith Barney           Morgan Stanley Smith Barney
     Charter Campbell L.P.                 Charter Campbell L.P.

   Morgan Stanley Smith Barney           Morgan Stanley Smith Barney
     Charter Aspect L.P.                   Charter Aspect L.P.

   Morgan Stanley Smith Barney           Morgan Stanley Smith Barney
     Charter WNT L.P.                      Charter WNT L.P.

[LOGO]
                                                           Deloitte & Touche LLP
                                                           30 Rockefeller Plaza
                                                           New York, NY 10112
                                                           USA
                                                           www.deloitte.com

            REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

   To the Limited Partners and the General Partner of Morgan Stanley Smith Barney Charter Campbell L.P., Morgan Stanley Smith Barney Charter Aspect L.P., and Morgan Stanley Smith Barney Charter WNT L.P.:

   We have audited the accompanying statements of financial condition of Morgan Stanley Smith Barney Charter Campbell L.P., Morgan Stanley Smith Barney Charter Aspect L.P., and Morgan Stanley Smith Barney Charter WNT L.P. (collectively, the "Partnerships"), including the condensed schedules of investments, as of December 31, 2013 and 2012, and the related statements of income and expenses and changes in partners' capital for each of the three years in the period ended December 31, 2013. These financial statements are the responsibility of the Partnerships' management. Our responsibility is to express an opinion on these financial statements based on our audits.

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

   In our opinion, such financial statements present fairly, in all material respects, the financial position of Morgan Stanley Smith Barney Charter Campbell L.P., Morgan Stanley Smith Barney Charter Aspect L.P., and Morgan Stanley Smith Barney Charter WNT L.P. as of December 31, 2013 and 2012, and the results of their operations and changes in their partners' capital for each of the three years in the period ended December 31, 2013, in conformity with accounting principles generally accepted in the United States of America.

/s/

March 25, 2014

               Morgan Stanley Smith Barney Charter Campbell L.P.
                       Statements of Financial Condition

                                                                             December 31,
                                                                        ----------------------
                                                                           2013        2012
                                                                        ----------  ----------
                                                                            $           $

ASSETS
Trading Equity:
 Unrestricted cash..................................................... 33,438,396  40,334,590
 Restricted cash.......................................................  4,375,504   4,973,503
                                                                        ----------  ----------
   Total cash.......................................................... 37,813,900  45,308,093
                                                                        ----------  ----------
 Net unrealized loss on open contracts (MS&Co.)........................ (1,225,581) (1,105,501)
                                                                        ----------  ----------
   Total Trading Equity................................................ 36,588,319  44,202,592
Interest receivable (MS&Co. & Morgan Stanley Wealth Management)........        329       1,281
                                                                        ----------  ----------
   Total Assets........................................................ 36,588,648  44,203,873
                                                                        ==========  ==========

LIABILITIES AND PARTNERS' CAPITAL
LIABILITIES
Redemptions payable....................................................    710,361   1,086,272
Accrued brokerage fees (MS&Co.)........................................    183,426     212,416
Accrued management fees................................................     61,142      70,805
                                                                        ----------  ----------
   Total Liabilities...................................................    954,929   1,369,493
                                                                        ----------  ----------

PARTNERS' CAPITAL
Limited Partners (3,334,569.082 and 4,364,559.660 Units, respectively). 35,145,985  42,313,890
General Partner (46,275.055 and 53,687.055 Units, respectively)........    487,734     520,490
                                                                        ----------  ----------
 Total Partners' Capital............................................... 35,633,719  42,834,380
                                                                        ----------  ----------
 Total Liabilities and Partners' Capital............................... 36,588,648  44,203,873
                                                                        ==========  ==========
NET ASSET VALUE PER UNIT...............................................      10.54        9.69
                                                                        ==========  ==========

The accompanying notes are an integral part of these financial statements.

               Morgan Stanley Smith Barney Charter Campbell L.P.
                       Statements of Income and Expenses

                                                         For the Years Ended December 31,
                                                  ---------------------------------------------
                                                      2013                2012        2011
                                                  -------------  -------------    -------------
                                                        $               $               $

INVESTMENT INCOME
 Interest income (MS&Co. & Morgan Stanley Wealth
   Management)...................................        17,660         31,004           25,512
                                                  -------------  -------------    -------------

EXPENSES
 Brokerage fees (MS&Co.).........................     2,432,536      3,165,936        4,290,866
 Management fees.................................       810,845      1,055,312        1,430,289
                                                  -------------  -------------    -------------
   Total Expenses................................     3,243,381      4,221,248        5,721,155
                                                  -------------  -------------    -------------
NET INVESTMENT LOSS..............................    (3,225,721)    (4,190,244)      (5,695,643)
                                                  -------------  -------------    -------------

TRADING RESULTS
Trading profit (loss):
 Net Realized....................................     7,027,256      5,466,229          320,492
 Net change in unrealized........................      (120,080)    (1,195,450)         (41,455)
 Proceeds from Litigation........................            --             --               80
                                                  -------------  -------------    -------------
   Total Trading Results.........................     6,907,176      4,270,779          279,117
                                                  -------------  -------------    -------------
NET INCOME (LOSS)................................     3,681,455         80,535       (5,416,526)
                                                  =============  =============    =============
Net Income (Loss) Allocation
Limited Partners.................................     3,639,202         75,477       (5,354,560)
General Partner..................................        42,253          5,058          (61,966)
Net Income (Loss) Per Unit*
Limited Partners.................................          0.85          (0.08)**         (0.82)
General Partner..................................          0.85          (0.08)**         (0.82)

                                                      Units           Units           Units
                                                  -------------  -------------    -------------
WEIGHTED AVERAGE NUMBER OF
  UNITS OUTSTANDING.............................. 3,896,667.551  5,244,174.299    6,933,482.137

* Based on change in net asset value per Unit.
**The decrease in the net asset value per Unit, while Charter Campbell incurred a net gain for the year ended December 31, 2012, is due to the timing of redemption of Units throughout the year.

The accompanying notes are an integral part of these financial statements.

                Morgan Stanley Smith Barney Charter Aspect L.P.
                       Statements of Financial Condition

                                                                             December 31,
                                                                        ----------------------
                                                                             2013      2012
                                                                        ----------- ----------
                                                                            $           $
ASSETS
Trading Equity:
 Unrestricted cash.....................................................  38,868,711 57,406,016
 Restricted cash.......................................................   5,166,478  6,014,943
                                                                        ----------- ----------
   Total cash..........................................................  44,035,189 63,420,959
                                                                        ----------- ----------
 Net unrealized gain on open contracts (MS&Co.)........................   2,823,891  1,617,474
                                                                        ----------- ----------
   Total Trading Equity................................................  46,859,080 65,038,433
Interest receivable (MS&Co. & Morgan Stanley Wealth Management)........         421      1,952
                                                                        ----------- ----------
   Total Assets........................................................  46,859,501 65,040,385
                                                                        =========== ==========

LIABILITIES AND PARTNERS' CAPITAL
LIABILITIES
Redemptions payable....................................................     870,773  1,338,507
Accrued brokerage fees (MS&Co.)........................................     233,413    321,906
Accrued management fees................................................      58,353     80,476
                                                                        ----------- ----------
   Total Liabilities...................................................   1,162,539  1,740,889
                                                                        ----------- ----------

PARTNERS' CAPITAL
Limited Partners (2,773,406.398 and 3,508,314.701 Units, respectively).  45,112,052 62,561,958
General Partner (35,959.223 and 41,359.223 Units, respectively)........     584,910    737,538
                                                                        ----------- ----------
   Total Partners' Capital.............................................  45,696,962 63,299,496
                                                                        ----------- ----------
   Total Liabilities and Partners' Capital.............................  46,859,501 65,040,385
                                                                        =========== ==========
NET ASSET VALUE PER UNIT...............................................       16.27      17.83
                                                                        =========== ==========

The accompanying notes are an integral part of these financial statements.

                Morgan Stanley Smith Barney Charter Aspect L.P.
                       Statements of Income and Expenses

                                                 For the Years Ended December 31,
                                           -------------------------------------------
                                                  2013        2012           2011
                                           -------------  -------------  -------------
                                                 $              $              $

INVESTMENT INCOME
 Interest income (MS&Co. & Morgan Stanley
   Wealth Management).....................        24,355         47,085         26,173
                                           -------------  -------------  -------------

EXPENSES
 Brokerage fees (MS&Co.)..................     3,285,965      4,922,392      6,089,854
 Management fees..........................       821,492      1,421,434      2,029,951
                                           -------------  -------------  -------------
   Total Expenses.........................     4,107,457      6,343,826      8,119,805
                                           -------------  -------------  -------------
NET INVESTMENT LOSS.......................    (4,083,102)    (6,296,741)    (8,093,632)
                                           -------------  -------------  -------------

TRADING RESULTS
Trading profit (loss):
 Net Realized.............................    (1,960,912)    (4,389,057)    12,254,509
 Net change in unrealized.................     1,206,417     (1,358,603)    (3,090,961)
                                           -------------  -------------  -------------
   Total Trading Results..................      (754,495)    (5,747,660)     9,163,548
                                           -------------  -------------  -------------
NET INCOME (LOSS).........................    (4,837,597)   (12,044,401)     1,069,916
                                           =============  =============  =============

Net Income (Loss) Allocation
Limited Partners..........................    (4,784,987)   (11,911,182)     1,057,020
General Partner...........................       (52,610)      (133,219)        12,896

Net Income (Loss) Per Unit*
Limited Partners..........................         (1.56)         (3.11)          0.23
General Partner...........................         (1.56)         (3.11)          0.23

                                               Units          Units          Units
                                           -------------  -------------  -------------
WEIGHTED AVERAGE NUMBER OF UNITS
  OUTSTANDING............................. 3,174,687.468  4,058,365.483  4,895,765.651

* Based on change in net asset value per Unit.

The accompanying notes are an integral part of these financial statements.

                 Morgan Stanley Smith Barney Charter WNT L.P.
                       Statements of Financial Condition

                                                                             December 31,
                                                                        ---------------------
                                                                             2013       2012
                                                                        ---------- ----------
                                                                            $          $

ASSETS
Trading Equity:
 Unrestricted cash..................................................... 32,286,024 39,819,633
 Restricted cash.......................................................  4,343,853  5,368,625
                                                                        ---------- ----------
   Total cash.......................................................... 36,629,877 45,188,258
                                                                        ---------- ----------
 Net unrealized gain on open contracts (MS&Co.)........................  1,791,720    843,619
 Net unrealized loss on open contracts (MSIP)..........................         --   (155,907)
                                                                        ---------- ----------
   Total net unrealized gain on open contracts.........................  1,791,720    687,712
                                                                        ---------- ----------
   Total Trading Equity................................................ 38,421,597 45,875,970
Interest receivable (MS&Co. & Morgan Stanley Wealth Management)........        429      1,724
                                                                        ---------- ----------
   Total Assets........................................................ 38,422,026 45,877,694
                                                                        ========== ==========

LIABILITIES AND PARTNERS' CAPITAL
LIABILITIES
Redemptions payable....................................................    788,828  2,049,355
Accrued brokerage fees (MS&Co.)........................................    189,910    224,040
Accrued management fees................................................     47,478     56,010
                                                                        ---------- ----------
   Total Liabilities...................................................  1,026,216  2,329,405
                                                                        ---------- ----------

PARTNERS' CAPITAL
Limited Partners (3,021,200.452 and 3,783,213.001 Units, respectively). 36,905,030 43,017,920
General Partner (40,177.306 and 46,643.306 Units, respectively)........    490,780    530,369
                                                                        ---------- ----------
   Total Partners' Capital............................................. 37,395,810 43,548,289
                                                                        ---------- ----------
   Total Liabilities and Partners' Capital............................. 38,422,026 45,877,694
                                                                        ========== ==========

NET ASSET VALUE PER UNIT...............................................      12.22      11.37
                                                                        ========== ==========

The accompanying notes are an integral part of these financial statements.

                 Morgan Stanley Smith Barney Charter WNT L.P.
                       Statements of Income and Expenses

                                                 For the Years Ended December 31,
                                           -------------------------------------------
                                                 2013         2012           2011
                                           -------------  -------------  -------------
                                                 $              $              $

INVESTMENT INCOME
 Interest income (MS&Co. & Morgan Stanley
   Wealth Management).....................        22,276         41,509         31,131
                                           -------------  -------------  -------------

EXPENSES
 Brokerage fees (MS&Co.)..................     2,391,993      3,507,794      4,603,077
 Management fees..........................       597,998        876,948      1,251,170
                                           -------------  -------------  -------------
   Total Expenses.........................     2,989,991      4,384,742      5,854,247
                                           -------------  -------------  -------------
NET INVESTMENT LOSS.......................    (2,967,715)    (4,343,233)    (5,823,116)
                                           -------------  -------------  -------------

TRADING RESULTS
Trading profit (loss):
 Net Realized.............................     4,765,656     (1,128,261)     8,058,605
 Net change in unrealized.................     1,104,008       (792,102)      (966,104)
                                           -------------  -------------  -------------
   Total Trading Results..................     5,869,664     (1,920,363)     7,092,501
                                           -------------  -------------  -------------
NET INCOME (LOSS).........................     2,901,949     (6,263,596)     1,269,385
                                           =============  =============  =============

Net Income (Loss) Allocation
Limited Partners..........................     2,866,532     (6,186,843)     1,254,790
General Partner...........................        35,417        (76,753)        14,595

Net Income (Loss) Per Unit*
Limited Partners..........................          0.85          (1.25)          0.20
General Partner...........................          0.85          (1.25)          0.20

                                               Units          Units          Units
                                           -------------  -------------  -------------
WEIGHTED AVERAGE NUMBER OF UNITS
  OUTSTANDING............................. 3,418,522.950  4,846,874.575  6,123,882.782

* Based on change in net asset value per Unit.

The accompanying notes are an integral part of these financial statements.

               Morgan Stanley Smith Barney Charter Campbell L.P.
                       Condensed Schedule of Investments
                               December 31, 2013

                                               Net unrealized
                                               gain/(loss) on       % of
Futures and Forward Contracts Purchased        open contracts Partners' Capital
---------------------------------------        -------------- -----------------
                                                     $
Commodity.....................................     (202,494)        (0.57)
Equity........................................      968,426          2.72
Foreign currency..............................       47,626          0.13
Interest rate.................................     (128,757)        (0.36)
                                                 ----------         -----
Total Futures and Forward Contracts Purchased.      684,801          1.92
                                                 ----------         -----
Futures and Forward Contracts Sold
----------------------------------
Commodity.....................................      181,360          0.51
Equity........................................       (4,207)        (0.01)
Foreign currency..............................      183,670          0.51
Interest rate.................................      117,508          0.33
                                                 ----------         -----
Total Futures and Forward Contracts Sold......      478,331          1.34
                                                 ----------         -----
   Unrealized Currency Loss...................   (2,388,713)        (6.70)
                                                 ----------         -----
Net fair value................................   (1,225,581)        (3.44)
                                                 ==========         =====

The accompanying notes are an integral part of these financial statements.

               Morgan Stanley Smith Barney Charter Campbell L.P.
                       Condensed Schedule of Investments
                               December 31, 2012

                                               Net unrealized
                                               gain/(loss) on       % of
Futures and Forward Contracts Purchased        open contracts Partners' Capital
---------------------------------------        -------------- -----------------
                                                     $
Commodity.....................................       38,598          0.09
Equity........................................      220,543          0.51
Foreign currency..............................      (64,204)        (0.15)
Interest rate.................................      105,937          0.25
                                                 ----------         -----
Total Futures and Forward Contracts Purchased.      300,874          0.70
                                                 ----------         -----
Futures and Forward Contracts Sold
----------------------------------

Commodity.....................................       99,255          0.23
Equity........................................      (12,055)        (0.03)
Foreign currency..............................      969,362          2.26
Interest rate.................................      (73,257)        (0.17)
                                                 ----------         -----
Total Futures and Forward Contracts Sold......      983,305          2.29
                                                 ----------         -----
  Unrealized Currency Loss....................   (2,389,680)        (5.57)
                                                 ----------         -----
Net fair value................................   (1,105,501)        (2.58)
                                                 ==========         =====

The accompanying notes are an integral part of these financial statements.

                Morgan Stanley Smith Barney Charter Aspect L.P.
                       Condensed Schedule of Investments
                               December 31, 2013

                                               Net unrealized
                                               gain/(loss) on       % of
Futures and Forward Contracts Purchased        open contracts Partners' Capital
---------------------------------------        -------------- -----------------
                                                     $
Commodity.....................................    (206,531)         (0.45)
Equity........................................   1,058,008           2.32
Foreign currency..............................      66,283           0.14
Interest rate.................................    (183,600)         (0.40)
                                                 ---------          -----
Total Futures and Forward Contracts Purchased.     734,160           1.61
                                                 ---------          -----
Futures and Forward Contracts Sold
----------------------------------
Commodity.....................................     458,825           1.00
Equity........................................      (8,260)         (0.02)
Foreign currency..............................     210,838           0.46
Interest rate.................................     571,263           1.25
                                                 ---------          -----
Total Futures and Forward Contracts Sold......   1,232,666           2.69
                                                 ---------          -----
 Unrealized Currency Gain.....................     857,065           1.88
                                                 ---------          -----
Net fair value................................   2,823,891           6.18
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

                 Morgan Stanley Smith Barney Charter WNT L.P.
                       Condensed Schedule of Investments
                               December 31, 2013

                                               Net unrealized
                                               gain/(loss) on       % of
Futures and Forward Contracts Purchased        open contracts Partners' Capital
---------------------------------------        -------------- -----------------
                                                     $
Commodity.....................................     (47,904)         (0.13)
Equity........................................   1,314,309           3.51
Foreign currency..............................     143,958           0.39
Interest rate.................................    (299,039)         (0.80)
                                                 ---------          -----
Total Futures and Forward Contracts Purchased.   1,111,324           2.97
                                                 ---------          -----

Futures and Forward Contracts Sold
----------------------------------
Commodity.....................................     388,301           1.04
Equity........................................        (150)           -- (1)
Foreign currency..............................     293,842           0.79
Interest rate.................................      35,977           0.09
                                                 ---------          -----
Total Futures and Forward Contracts Sold......     717,970           1.92
                                                 ---------          -----
 Unrealized Currency Loss.....................     (37,574)         (0.10)
                                                 ---------          -----
Net fair value................................   1,791,720           4.79
                                                 =========          =====

(1)Amount less than 0.005%.

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

(1)Amount less than 0.005%.

The accompanying notes are an integral part of these financial statements.

               Morgan Stanley Smith Barney Charter Campbell L.P.
                  Statements of Changes in Partners' Capital
             For the Years Ended December 31, 2013, 2012, and 2011

                            Units of
                           Partnership     Limited     General
                            Interest       Partners    Partner     Total
                         --------------  -----------  --------  -----------
                                              $           $          $

   Partners' Capital,
      December 31, 2010.  7,716,383.922   80,808,446   877,595   81,686,041
   Net Loss.............             --   (5,354,560)  (61,966)  (5,416,526)
   Redemptions.......... (1,669,323.158) (17,060,643) (100,094) (17,160,737)
                         --------------  -----------  --------  -----------

   Partners' Capital,
      December 31, 2011.  6,047,060.764   58,393,243   715,535   59,108,778
   Net Income...........             --       75,477     5,058       80,535
   Redemptions.......... (1,628,814.049) (16,154,830) (200,103) (16,354,933)
                         --------------  -----------  --------  -----------

   Partners' Capital,
      December 31, 2012.  4,418,246.715   42,313,890   520,490   42,834,380
   Net Income...........             --    3,639,202    42,253    3,681,455
   Redemptions.......... (1,037,402.578) (10,807,107)  (75,009) (10,882,116)
                         --------------  -----------  --------  -----------

   Partners' Capital,
      December 31, 2013.  3,380,844.137   35,145,985   487,734   35,633,719
                         ==============  ===========  ========  ===========

The accompanying notes are an integral part of these financial statements.

                Morgan Stanley Smith Barney Charter Aspect L.P.
                  Statements of Changes in Partners' Capital
             For the Years Ended December 31, 2013, 2012, and 2011

                           Units of
                          Partnership     Limited     General
                           Interest       Partners    Partner      Total
                         -------------  -----------  ---------  -----------
                                             $           $           $

   Partners' Capital,
      December 31, 2010. 5,169,640.931  105,911,284  1,157,861  107,069,145
   Net Income...........            --    1,057,020     12,896    1,069,916
   Redemptions..........  (693,201.784) (14,293,505)   (99,988) (14,393,493)
                         -------------  -----------  ---------  -----------

   Partners' Capital,
      December 31, 2011. 4,476,439.147   92,674,799  1,070,769   93,745,568
   Net Loss.............            --  (11,911,182)  (133,219) (12,044,401)
   Redemptions..........  (926,765.223) (18,201,659)  (200,012) (18,401,671)
                         -------------  -----------  ---------  -----------

   Partners' Capital,
      December 31, 2012. 3,549,673.924   62,561,958    737,538   63,299,496
   Net Loss.............            --   (4,784,987)   (52,610)  (4,837,597)
   Redemptions..........  (740,308.303) (12,664,919)  (100,018) (12,764,937)
                         -------------  -----------  ---------  -----------

   Partners' Capital,
      December 31, 2013. 2,809,365.621   45,112,052    584,910   45,696,962
                         =============  ===========  =========  ===========

The accompanying notes are an integral part of these financial statements.

                 Morgan Stanley Smith Barney Charter WNT L.P.
                  Statements of Changes in Partners' Capital
             For the Years Ended December 31, 2013, 2012, and 2011

                            Units of
                           Partnership     Limited     General
                            Interest       Partners    Partner     Total
                         --------------  -----------  --------  -----------
                                              $           $          $

   Partners' Capital,
      December 31, 2010.  6,503,021.753   79,881,815   892,525   80,774,340
   Net Income...........             --    1,254,790    14,595    1,269,385
   Redemptions..........   (993,900.324) (12,495,683)       --  (12,495,683)
                         --------------  -----------  --------  -----------

   Partners' Capital,
      December 31, 2011.  5,509,121.429   68,640,922   907,120   69,548,042
   Net Loss.............             --   (6,186,843)  (76,753)  (6,263,596)
   Redemptions.......... (1,679,265.122) (19,436,159) (299,998) (19,736,157)
                         --------------  -----------  --------  -----------

   Partners' Capital,
      December 31, 2012.  3,829,856.307   43,017,920   530,369   43,548,289
   Net Income...........             --    2,866,532    35,417    2,901,949
   Redemptions..........   (768,478.549)  (8,979,422)  (75,006)  (9,054,428)
                         --------------  -----------  --------  -----------

   Partners' Capital,
      December 31, 2013.  3,061,377.758   36,905,030   490,780   37,395,810
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

   Ceres Managed Futures LLC, a Delaware limited liability company, acts as the general partner ("Ceres" or the "General Partner") and commodity pool operator of the Partnerships. Ceres is a wholly-owned subsidiary of Morgan Stanley Smith Barney Holdings LLC ("MSSBH"). MSSBH is wholly-owned indirectly by Morgan Stanley. Prior to June 2013, Citigroup Inc. was an indirect minority owner of MSSBH. Morgan Stanley Smith Barney LLC is doing business as Morgan Stanley Wealth Management ("Morgan Stanley Wealth Management"). This entity, previously acted as a non-clearing commodity broker for the Partnerships. Morgan Stanley Wealth Management is the principal subsidiary of MSSBH.

   The clearing commodity broker is Morgan Stanley & Co. LLC ("MS&Co."). Morgan Stanley & Co. International plc ("MSIP") previously served as a clearing commodity broker for the Partnerships. MS&Co. also acts as the counterparty on all trading of foreign currency forward contracts. Morgan Stanley Capital Group Inc. ("MSCG") acts as the counterparty on all trading of options on foreign currency forward contracts. MS&Co. and MSCG are wholly-owned subsidiaries of Morgan Stanley.

   The Partnerships no longer offer units of limited partnership interest ("Unit(s)") for purchase or exchange.

   Effective June 1, 2012, Aspect Capital Limited ("Aspect") has agreed to reduce the monthly management fee from 1/12 of 2% (a 2% annual rate) to 1/12 of 1.5% (a 1.5% annual rate) of the net assets as of the first day of each month.

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

   Valuation -- Futures Interests are open commitments until the settlement date, at which time they are realized. They are valued at fair value, generally on a daily basis, and the unrealized gains and losses on open contracts (the difference between contract trade price and market price) are reported in the Statements of Financial Condition as net unrealized gains or losses on open contracts. The resulting net change in unrealized gains and losses is reflected in the net change in unrealized trading profit (loss) on open contracts from one period to the next on the Statements of Income and Expenses. The fair value of exchange-traded futures, options and forward contracts is determined by the various futures exchanges, and reflects the settlement price for each contract as of the close of business on the last business day of the reporting period. The fair value of foreign currency forward contracts is extrapolated on a forward basis from the spot prices quoted as of approximately 3:00 P.M. (E.T.) on the last business day of the reporting period from various exchanges. The fair value of non-exchange-traded foreign currency option contracts is calculated by applying an industry standard model application for options valuation of foreign currency options, using as inputs the spot prices, interest rates, and option implied volatilities quoted as of approximately
3:00 P.M. (E.T.) on the last business day of the reporting period. Risk arises from changes in the value of these contracts and the potential inability of counterparties to perform under the terms of the contracts. There are numerous factors which may significantly influence the fair value of these contracts, including interest rate volatility.

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

   Premiums received/premiums paid from writing/purchasing options are recorded as liabilities/assets on the Statements of Financial Condition. The difference between the fair value of the option and the premiums received/premiums paid is treated as an unrealized gain or loss within the Statements of Income and Expenses.

   Revenue Recognition -- Monthly, MS&Co. credits each Partnership with interest income on 100% of its average daily equity maintained in cash in the Partnerships accounts during each month at a rate equal to 80% for Charter Aspect and Charter Campbell and 100% for Charter WNT of the monthly average of the 4-week U.S. Treasury bill discount rate. MS&Co. retains any interest earned in excess of the interest paid by MS&Co. to the Partnerships. For purposes of such interest payments, net assets do not include monies due to the Partnerships on forward contracts and other Futures Interests that have not been received. The Partnerships pay a flat rate brokerage fee to MS&Co. which then pays or reimburses the Partnerships for all fees and costs charged or incurred by MS&Co. and/or its affiliates or any other entity acting as a commodity broker for the Partnerships.

                  Morgan Stanley Smith Barney Charter Series
                         Notes to Financial Statements


   Fair Value of Financial Instruments -- The fair value of the Partnerships' assets and liabilities that qualify as financial instruments under the Financial Accounting Standards Board (the "FASB") Accounting Standards Codification ("ASC") guidance relating to financial instruments approximates the carrying amount presented in the Statements of Financial Condition.

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

   Trading Equity -- The Partnerships' asset "Trading Equity" reflected on the Statements of Financial Condition, consists of (a) cash on deposit with MS&Co, a portion of which is to be used as margin for trading (b) net unrealized gains or losses on futures and forward contracts, which are fair valued and calculated as the difference between original contract value and fair value; and for the Partnerships which trade in options; and (c) options purchased at fair value if any. Options written at fair value, if any, are recorded in "Liabilities" within the Statements of Financial Condition.

   The Partnerships, in their normal course of business, enter into various contracts with MS&Co. acting as its commodity broker. Pursuant to brokerage agreements with MS&Co. to the extent that such trading results in unrealized gains or losses, these amounts are offset for each Partnership and are reported on a net basis on the Statements of Financial Condition.

   The Partnerships have offset their unrealized gains or losses recognized on forward contracts executed with the same counterparty as allowable under the terms of their master netting agreements with MS&Co., as the counterparty on such contracts. The Partnerships have consistently applied their right to offset.

   Restricted and Unrestricted Cash -- As reflected on the Partnerships' Statements of Financial Condition, restricted cash equals the cash portion of assets on deposit to meet margin requirements plus the cash required to offset unrealized losses on foreign currency forwards and options contracts and offset unrealized losses on only the offseting London Metal Exchange positions. All of these amounts are maintained separately. Cash that is not classified as restricted cash is therefore classified as unrestricted cash.

   Brokerage and Related Transaction Fees and Costs -- Each Partnership currently pays MS&Co. and/or its affiliates a flat-rate monthly brokerage fee of 1/12 of 6% of the Partnership's net assets as of the first day of each month (a 6% annual rate). Such fees currently cover all brokerage fees, transaction fees and costs, and ordinary administrative expenses.

   Operating Expenses -- The Partnerships incur monthly management fees and may incur an incentive fee. All common administrative expenses, including legal, auditing, accounting, filing fees, and other related expenses, are borne by MS&Co. and/or its affiliates through the brokerage fees paid by the Partnerships.

                  Morgan Stanley Smith Barney Charter Series
                         Notes to Financial Statements


   Redemptions -- Limited partners may redeem some or all of their Units at 100% of the net asset value per Unit. The request for redemptions must be delivered to a limited partner's local Morgan Stanley Branch Office in time for it to be forwarded and received by Ceres no later than 3:00 p.m., New York City time, on the last day of the month in which the redemption is to be effective. Redemptions must be made in whole Units, with a minimum of 100 Units required for each redemption, unless a limited partner is redeeming his entire interest in a particular Partnership.

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

   The guidance issued by the FASB on income taxes, clarifies the accounting for uncertainty in income taxes recognized in each Partnership's financial statements, and prescribes a recognition threshold and measurement attribute for financial statement recognition and measurement of a tax position taken or expected to be taken. The Partnerships have concluded that there were no significant uncertain tax positions that would require recognition in the financial statements as of December 31, 2013 and 2012. If applicable, the Partnerships recognize interest accrued related to unrecognized tax benefits in interest expense and penalties in other expenses in the Statements of Income and Expenses. Generally, the 2010 through 2013 tax years remain subject to examination by U.S. federal and most state tax authorities. No income tax returns are currently under examination.

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

   Statement of Cash Flows -- The Partnerships are not required to provide a Statement of Cash Flows.

  Other Pronouncements

   In June 2013, the FASB issued Accounting Standards Update ("ASU") 2013-08, "Financial Services -- Investments Companies (Topic 946): Amendments to the Scope, Measurement and Disclosure Requirements". ASU 2013-08 changes the approach to the investment company assessment, requires non-controlling ownership interests in other investment companies to be measured at fair value, and requires additional disclosures about the investment company's status as an investment company. The amendments are effective for interim and annual reporting periods beginning after December 15, 2013. The Partnerships are currently evaluating the impact this pronouncement would have on the financial statements.

                  Morgan Stanley Smith Barney Charter Series
                         Notes to Financial Statements


3. Related Party Transactions

   Each Partnership's cash is on deposit in commodity brokerage accounts with Morgan Stanley. MS&Co. pays interest on these funds as described in Note 2. Summary of Significant Accounting Policies. Each Partnership pays brokerage fees to MS&Co. as described in Note 2. Summary of Significant Accounting Policies. MS&Co. acts as the counterparty on all trading of foreign currency forward contracts. For Charter Campbell, MSCG acts as the counterparty on all trading of options on foreign currency forward contracts.

4. Trading Advisors

   Ceres, on behalf of each Partnership, retains certain unaffiliated commodity trading advisors which are registered with Commodity Futures Commission, to make all trading decisions for the Partnerships. The trading advisors for each Partnership, at December 31, 2013, were as follows:

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

                  Morgan Stanley Smith Barney Charter Series
                         Notes to Financial Statements


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

   Generally, derivatives include futures, forwards, swaps or options contracts, and other financial instruments with similar characteristics such as caps, floors, and collars.

   The net unrealized gains (losses) on open contracts at December 31, reported as a component of "Trading Equity" on the Statements of Financial Condition, and their longest contract maturities were as follows:

Charter Campbell

      Net Unrealized Gains (Losses) on Open Contracts         Longest Maturities
      ----------------------------------------------  -----------------------------------
Year  Exchange-Traded Off-Exchange-Traded    Total    Exchange-Traded Off-Exchange-Traded
----  --------------- ------------------- ----------  --------------- -------------------
             $                 $               $
2013.   (1,456,914)         231,333       (1,225,581)    Mar. 2015         Mar. 2014
2012.   (2,010,679)         905,178       (1,105,501)    Sep. 2014         Mar. 2013

Charter Aspect

         Net Unrealized Gains on Open Contracts             Longest Maturities
      --------------------------------------------- -----------------------------------
Year  Exchange-Traded Off-Exchange-Traded   Total   Exchange-Traded Off-Exchange-Traded
----  --------------- ------------------- --------- --------------- -------------------
             $                 $              $
2013.    2,558,637          265,254       2,823,891    Jun. 2016         Mar. 2014
2012.    1,517,757           99,717       1,617,474    Jun. 2015         Jan. 2013

                  Morgan Stanley Smith Barney Charter Series
                         Notes to Financial Statements


Charter WNT

         Net Unrealized Gains on Open Contracts             Longest Maturities
      --------------------------------------------- -----------------------------------
Year  Exchange-Traded Off-Exchange-Traded   Total   Exchange-Traded Off-Exchange-Traded
----  --------------- ------------------- --------- --------------- -------------------
             $                 $              $
2013.    1,777,462          14,258        1,791,720    Dec. 2016         Jun. 2014
2012.      612,211          75,501          687,712    Dec. 2015          May 2013

   In general, the risks associated with off-exchange-traded contracts are greater than those associated with exchange-traded contracts because of the greater risk of default by the counterparty to an off-exchange-traded contract. The Partnerships have credit risk associated with counterparty nonperformance. As of the date of the financial statements, the credit risk associated with the instruments in which the Partnerships trade is limited to the unrealized gains (losses) amounts reflected in the Partnerships' Statements of Financial Condition. The net unrealized gains (losses) on open contracts is further disclosed by type of contract and corresponding fair value level in Note 7. Fair Value Measurements and Disclosures.

   The Partnerships also have credit risk because MS&Co. and/or MSCG act as the futures commission merchants or the counterparties, with respect to most of the Partnerships' assets. Exchange-traded futures, exchange-traded forward, and exchange-traded futures-styled options contracts are fair valued on a daily basis, with variations in value settled on a daily basis. MS&Co., which is acting as a commodity futures broker for each Partnership's exchange-traded futures, exchange-traded forward, and exchange-traded futures-styled options contracts, is required, pursuant to regulations of the Commodity Futures Trading Commission, to segregate from its own assets, and for the sole benefit of its commodity customers, total cash held by it with respect to exchange-traded futures, exchange-traded forward, and exchange-traded futures-styled options contracts, including an amount equal to the net unrealized gains (losses) on all open exchange-traded futures, exchange-traded forward, and exchange-traded futures-styled options contracts, which in the aggregate, totaled $36,356,986 and $43,297,414 for Charter Campbell, $46,593,826 and $64,938,716 for Charter Aspect, and $38,407,339 and $45,800,469
for Charter WNT at December 31, 2013, and 2012, respectively. With respect to each Partnership's off-exchange-traded forward currency contracts and forward currency options contracts, there are no daily settlements of variation in value, nor is there any requirement that an amount equal to the net unrealized gains (losses) on such contracts be segregated. However, each Partnership is required to meet margin requirements equal to the net unrealized loss on open forward currency contracts in each Partnership's accounts with the counterparty, which is accomplished by daily maintenance of the cash balance in a custody account held at MS&Co. for the benefit of MS&Co. With respect to those off-exchange-traded forward currency contracts, the Partnerships are at risk to the ability of MS&Co., the sole counterparty on all such contracts, to perform. Each Partnership has a netting agreement with MS&Co. The primary terms are based on industry standard master agreements. These agreements, which seek to reduce both the Partnerships' and MS&Co.'s exposure on off-exchange-traded forward currency contracts, including options on such contracts, should materially decrease the Partnerships' credit risk in the event of MS&Co.'s or MSCG's bankruptcy or insolvency.

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

                  Morgan Stanley Smith Barney Charter Series
                         Notes to Financial Statements


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

6. Derivatives and Hedging

   The Partnerships' objective is to profit from speculative trading in Futures Interests. Therefore, the Trading Advisor for each Partnership will take speculative positions in Futures Interests where it feels the best profit opportunities exist for its trading strategy. As such, the average number of contracts outstanding in absolute quantities (the total of the open long and open short positions) has been presented as a part of the volume disclosure, as position direction is not an indicative factor in such volume disclosures. With regard to foreign currency forward trades, each notional quantity amount has been converted to an equivalent contract based upon an industry convention.

   On January 1, 2013, the Partnership adopted ASU 2011-11, "Disclosure about Offsetting Assets and Liabilities" and ASU 2013-01, "Clarifying the Scope of Disclosures about Offsetting Assets and Liabilities". ASU 2011-11 created a new disclosure requirement about the nature of an entity's rights to setoff and the related arrangements associated with its financial instruments and derivative instruments, while ASU 2013-01 clarified the types of instruments and transactions that are subject to the offsetting disclosure requirements established by ASU 2011-11. Entities are required to disclose both gross information and net information about both instruments and transactions eligible for offset in the statement of financial position and instruments and transactions subject to an agreement similar to a master netting arrangement. The objective of these disclosures is to facilitate comparison between those entities that prepare their financial statements on the basis of U.S. GAAP and those entities that prepare their financial statements on the basis of International Financial Reporting Standards. The new guidance did not have a significant impact on the Partnership's financial statements.

                  Morgan Stanley Smith Barney Charter Series
                         Notes to Financial Statements


   The following tables summarize the valuation of each Partnership's investments as of December 31, 2013 and 2012.

Charter Campbell

   Offsetting of Derivative Assets and Liabilities as of December 31, 2013:

                                                        Gross Amounts   Net Amounts
                                                        Offset in the Presented in the
                                               Gross    Statements of  Statements of
                                              Amounts     Financial      Financial
                                             Recognized   Condition      Condition
-                                            ---------- ------------- ----------------
                                                 $            $              $

Assets
Futures..................................... 1,306,032    (374,233)         931,799
Forwards....................................   528,118    (296,785)         231,333
                                             ---------    --------       ----------
Total Assets................................ 1,834,150    (671,018)       1,163,132
                                             ---------    --------       ----------

Liabilities
Futures.....................................  (374,233)    374,233               --
Forwards....................................  (296,785)    296,785               --
                                             ---------    --------       ----------
Total Liabilities...........................  (671,018)    671,018               --
                                             ---------    --------       ----------

Unrealized currency loss....................                             (2,388,713)
                                                                         ----------
Total net unrealized loss on open contracts.                             (1,225,581)
                                                                         ==========

   Offsetting of Derivative Assets and Liabilities as of December 31, 2012:

                                                  Gross Amounts   Net Amounts
                                                  Offset in the Presented in the
                                         Gross    Statements of  Statements of
                                        Amounts     Financial      Financial
                                       Recognized   Condition      Condition
-                                      ---------- ------------- ----------------
                                           $            $              $

Assets
Futures...............................   799,204    (420,203)         379,001
Forwards.............................. 1,179,980    (274,802)         905,178
                                       ---------    --------       ----------
Total Assets.......................... 1,979,184    (695,005)       1,284,179
                                       ---------    --------       ----------

Liabilities
Futures...............................  (420,203)    420,203               --
Forwards..............................  (274,802)    274,802               --
                                       ---------    --------       ----------
Total Liabilities.....................  (695,005)    695,005               --
                                       ---------    --------       ----------

Unrealized currency loss..............                             (2,389,680)
                                                                   ----------
Net unrealized loss on open contracts.                             (1,105,501)
                                                                   ==========

                  Morgan Stanley Smith Barney Charter Series
                         Notes to Financial Statements


   The effect of Trading Activities on the Statements of Financial Condition as of December 31, 2013 and 2012:

   December 31, 2013

                                                                                         Average
                                                                                        Number of
                                                                                        Contracts
                                                                                       Outstanding
                                  Long       Long      Short      Short        Net     for the Year
                               Unrealized Unrealized Unrealized Unrealized Unrealized   (Absolute
Futures and Forward Contracts     Gain       Loss       Gain       Loss    Gain/(Loss)  Quantity)
-----------------------------  ---------- ---------- ---------- ---------- ----------- ------------
                                   $          $          $          $           $
Commodity.....................     8,370   (210,864)  205,290     (23,930)    (21,134)      662
Equity........................   968,426         --     5,650      (9,857)    964,219       549
Foreign currency..............    73,963    (26,337)  454,118    (270,448)    231,296     5,227
Interest rate.................        41   (128,798)  118,292        (784)    (11,249)    1,357
                               ---------   --------   -------    --------  ----------
 Total........................ 1,050,800   (365,999)  783,350    (305,019)  1,163,132
                               =========   ========   =======    ========
 Unrealized currency loss.....                                             (2,388,713)
                                                                           ----------
 Total net unrealized loss on
   open contracts.............                                             (1,225,581)
                                                                           ==========

   December 31, 2012

                                                                                         Average
                                                                                        Number of
                                                                                        Contracts
                                                                                       Outstanding
                                  Long       Long      Short      Short        Net     for the Year
                               Unrealized Unrealized Unrealized Unrealized Unrealized   (Absolute
Futures and Forward Contracts     Gain       Loss       Gain       Loss    Gain/(Loss)  Quantity)
-----------------------------  ---------- ---------- ---------- ---------- ----------- ------------
                                   $          $          $          $           $
Commodity.....................  101,521     (62,923)   147,045    (47,790)    137,853       531
Equity........................  378,456    (157,913)        --    (12,055)    208,488       464
Foreign currency..............  142,465    (206,669) 1,037,514    (68,152)    905,158     4,815
Interest rate.................  172,068     (66,131)       115    (73,372)     32,680     2,003
                                -------    --------  ---------   --------  ----------
 Total........................  794,510    (493,636) 1,184,674   (201,369)  1,284,179
                                =======    ========  =========   ========
 Unrealized currency loss.....                                             (2,389,680)
                                                                           ----------
 Total net unrealized loss on
   open contracts.............                                             (1,105,501)
                                                                           ==========

                  Morgan Stanley Smith Barney Charter Series
                         Notes to Financial Statements


Charter Aspect

   Offsetting of Derivative Assets and Liabilities as of December 31, 2013:

                                                        Gross Amounts   Net Amounts
                                                        Offset in the Presented in the
                                               Gross    Statements of  Statements of
                                              Amounts     Financial      Financial
                                             Recognized   Condition      Condition
                                             ---------- ------------- ----------------
                                                 $            $              $

Assets
Futures..................................... 2,359,953    (658,381)      1,701,572
Forwards....................................   461,172    (195,918)        265,254
                                             ---------    --------       ---------
Total Assets................................ 2,821,125    (854,299)      1,966,826
                                             ---------    --------       ---------

Liabilities
Futures.....................................  (658,381)    658,381              --
Forwards....................................  (195,918)    195,918              --
                                             ---------    --------       ---------
Total Liabilities...........................  (854,299)    854,299              --
                                             ---------    --------       ---------
Unrealized currency gain....................                               857,065
                                                                         ---------
Total net unrealized gain on open contracts.                             2,823,891
                                                                         =========

   Offsetting of Derivative Assets and Liabilities as of December 31, 2012:

                                                   Gross Amounts   Net Amounts
                                                   Offset in the Presented in the
                                         Gross     Statements of  Statements of
                                        Amounts      Financial      Financial
                                       Recognized    Condition      Condition
                                       ----------  ------------- ----------------
                                           $             $              $

Assets
Futures...............................  1,817,113   (1,102,329)       714,784
Forwards..............................    634,871     (535,154)        99,717
                                       ----------   ----------      ---------
Total Assets..........................  2,451,984   (1,637,483)       814,501
                                       ----------   ----------      ---------

Liabilities
Futures............................... (1,102,329)   1,102,329             --
Forwards..............................   (535,154)     535,154             --
                                       ----------   ----------      ---------
Total Liabilities..................... (1,637,483)   1,637,483             --
                                       ----------   ----------      ---------
Unrealized currency gain..............                                802,973
                                                                    ---------
Net unrealized gain on open contracts.                              1,617,474
                                                                    =========

                  Morgan Stanley Smith Barney Charter Series
                         Notes to Financial Statements


   The effect of Trading Activities on the Statements of Financial Condition as of December 31, 2013 and 2012:

   December 31, 2013

                                                                                        Average
                                                                                       Number of
                                                                                       Contracts
                                                                                      Outstanding
                                  Long       Long      Short      Short       Net     for the Year
                               Unrealized Unrealized Unrealized Unrealized Unrealized  (Absolute
Futures and Forward Contracts     Gain       Loss       Gain       Loss       Gain     Quantity)
-----------------------------  ---------- ---------- ---------- ---------- ---------- ------------
                                   $          $          $          $          $
Commodity.....................    24,259   (230,790)   546,456    (87,631)   252,294       912
Equity........................ 1,058,008         --      3,160    (11,420) 1,049,748       550
Foreign currency..............   236,474   (170,191)   239,390    (28,552)   277,121       788
Interest rate.................    88,202   (271,802)   625,176    (53,913)   387,663     1,640
                               ---------   --------  ---------   --------  ---------
 Total........................ 1,406,943   (672,783) 1,414,182   (181,516) 1,966,826
                               =========   ========  =========   ========
 Unrealized currency gain.....                                               857,065
                                                                           ---------
 Total net unrealized gain on
   open contracts.............                                             2,823,891
                                                                           =========

   December 31, 2012

                                                                                         Average
                                                                                        Number of
                                                                                        Contracts
                                                                                       Outstanding
                                  Long       Long       Short      Short       Net     for the Year
                               Unrealized Unrealized  Unrealized Unrealized Unrealized  (Absolute
Futures and Forward Contracts     Gain       Loss        Gain       Loss       Gain     Quantity)
-----------------------------  ---------- ----------  ---------- ---------- ---------- ------------
                                   $          $           $          $          $
Commodity.....................   146,738    (309,360)  497,636    (366,534)   (31,520)      858
Equity........................   731,889     (35,125)       --      (7,075)   689,689       592
Foreign currency..............   215,614    (357,045)  448,109    (187,096)   119,582       936
Interest rate.................   410,678    (367,000)    1,320      (8,248)    36,750     2,731
                               ---------  ----------   -------    --------  ---------
 Total........................ 1,504,919  (1,068,530)  947,065    (568,953)   814,501
                               =========  ==========   =======    ========
 Unrealized currency gain.....                                                802,973
                                                                            ---------
 Total net unrealized gain on
   open contracts.............                                              1,617,474
                                                                            =========

                  Morgan Stanley Smith Barney Charter Series
                         Notes to Financial Statements


Charter WNT

   Offsetting of Derivative Assets and Liabilities as of December 31, 2013:

                                                        Gross Amounts   Net Amounts
                                                        Offset in the Presented in the
                                               Gross    Statements of  Statements of
                                              Amounts     Financial      Financial
                                             Recognized   Condition      Condition
                                             ---------- ------------- ----------------
                                                 $            $              $

Assets
Futures..................................... 2,391,563    (576,554)      1,815,009
Forwards....................................   120,687    (106,402)         14,285
                                             ---------    --------       ---------
Total Assets................................ 2,512,250    (682,956)      1,829,294
                                             ---------    --------       ---------

Liabilities
Futures.....................................  (576,554)    576,554              --
Forwards....................................  (106,402)    106,402              --
                                             ---------    --------       ---------
Total Liabilities...........................  (682,956)    682,956              --
                                             ---------    --------       ---------
Unrealized currency loss....................                               (37,574)
                                                                         ---------
Total net unrealized gain on open contracts.                             1,791,720
                                                                         =========

   Offsetting of Derivative Assets and Liabilities as of December 31, 2012:

                                                   Gross Amounts   Net Amounts
                                                   Offset in the Presented in the
                                         Gross     Statements of  Statements of
                                        Amounts      Financial      Financial
                                       Recognized    Condition      Condition
                                       ----------  ------------- ----------------
                                           $             $              $

Assets
Futures...............................  1,843,698   (1,188,296)      655,402
Forwards..............................    134,205      (58,704)       75,501
                                       ----------   ----------       -------
Total Assets..........................  1,977,903   (1,247,000)      730,903
                                       ----------   ----------       -------

Liabilities
Futures............................... (1,188,296)   1,188,296            --
Forwards..............................    (58,704)      58,704            --
                                       ----------   ----------       -------
Total Liabilities..................... (1,247,000)   1,247,000            --
                                       ----------   ----------       -------
Unrealized currency loss..............                               (43,191)
                                                                     -------
Net unrealized gain on open contracts.                               687,712
                                                                     =======

                  Morgan Stanley Smith Barney Charter Series
                         Notes to Financial Statements


   The effect of Trading Activities on the Statements of Financial Condition as of December 31, 2013 and 2012:

   December 31, 2013

                                                                                         Average
                                                                                        Number of
                                                                                        Contracts
                                                                                       Outstanding
                                  Long       Long      Short      Short        Net     for the Year
                               Unrealized Unrealized Unrealized Unrealized Unrealized   (Absolute
Futures and Forward Contracts     Gain       Loss       Gain       Loss    Gain/(Loss)  Quantity)
-----------------------------  ---------- ---------- ---------- ---------- ----------- ------------
                                              $          $          $           $
Commodity.....................    68,217   (116,121)  440,152    (51,851)     340,397       375
Equity........................ 1,314,348        (39)       --       (150)   1,314,159       469
Foreign currency..............   258,532   (114,574)  295,620     (1,778)     437,800       663
Interest rate.................    90,691   (389,730)   44,690     (8,713)    (263,062)    1,087
                               ---------   --------   -------    -------    ---------
 Total........................ 1,731,788   (620,464)  780,462    (62,492)   1,829,294
                               =========   ========   =======    =======
 Unrealized currency loss.....                                                (37,574)
                                                                            ---------
 Total net unrealized gain on
   open contracts.............                                              1,791,720
                                                                            =========

   December 31, 2012

                                                                                         Average
                                                                                        Number of
                                                                                        Contracts
                                                                                       Outstanding
                                  Long       Long      Short      Short        Net     for the Year
                               Unrealized Unrealized Unrealized Unrealized Unrealized   (Absolute
Futures and Forward Contracts     Gain       Loss       Gain       Loss    Gain/(Loss)  Quantity)
-----------------------------  ---------- ---------- ---------- ---------- ----------- ------------
                                   $          $          $          $           $
Commodity.....................    31,952   (333,393)   76,513    (259,084)  (484,012)       523
Equity........................   428,624   (226,638)       --      (1,063)   200,923        445
Foreign currency..............   260,280   (213,183)  821,252     (41,892)   826,457        736
Interest rate.................   359,182   (166,099)      100      (5,648)   187,535      2,409
                               ---------   --------   -------    --------   --------
 Total........................ 1,080,038   (939,313)  897,865    (307,687)   730,903
                               =========   ========   =======    ========
 Unrealized currency loss.....                                               (43,191)
                                                                            --------
 Total net unrealized gain on
   open contracts.............                                               687,712
                                                                            ========

                                                                                         Average
                                                                                        Number of
                                                                                        Contracts
                                                                                       Outstanding
                                                                                       for the Year
                                                                                        (Absolute
                                                                                        Quantity)
                                                                                       ------------
Option Contracts at Fair Value
------------------------------                                                  $
Options purchased.........................................................     --             7
Options written...........................................................     --             7

                  Morgan Stanley Smith Barney Charter Series
                         Notes to Financial Statements


   The following tables summarize the net trading results of each Partnership for the years ended December 31, 2013, 2012, and 2011, respectively.

Charter Campbell

   The effect of Trading Activities on the Statements of Income and Expenses for the years ended December 31, 2013, 2012, and 2011, included in Total Trading Results:

                                                  December 31,
      -                                ---------------------------------
                                          2013        2012       2011
      -                                ----------  ---------  ----------
      Type of Instrument
      ------------------                   $           $          $
      Commodity.......................  1,883,702    (78,186) (4,324,493)
      Equity..........................  5,768,347  1,698,887  (5,133,663)
      Foreign currency................  1,007,270    588,805  (2,468,048)
      Interest rate................... (1,753,108) 2,058,201  12,229,439
      Unrealized currency gain (loss).        965      3,072     (24,198)
      Proceeds from Litigation........         --         --          80
                                       ----------  ---------  ----------
       Total..........................  6,907,176  4,270,779     279,117
                                       ==========  =========  ==========

   Line Items on the Statements of Income and Expenses for the years ended December 31, 2013, 2012, and 2011:

                                              December 31,
           -                         ------------------------------
                                        2013       2012       2011
           -                         ---------  ----------  -------
           Trading Results
           ---------------               $          $          $
           Net realized............. 7,027,256   5,466,229  320,492
           Net change in unrealized.  (120,080) (1,195,450) (41,455)
           Proceeds from Litigation.        --          --       80
                                     ---------  ----------  -------
            Total Trading Results... 6,907,176   4,270,779  279,117
                                     =========  ==========  =======

Charter Aspect

   The effect of Trading Activities on the Statements of Income and Expenses for the years ended December 31, 2013, 2012, and 2011, included in Total Trading Results:

                                                  December 31,
      -                                ----------------------------------
                                          2013        2012        2011
      -                                ----------  ----------  ----------
      Type of Instrument
      ------------------                   $           $           $
      Commodity....................... (1,148,405) (4,929,264) (2,318,060)
      Equity..........................  5,160,541  (2,163,493) (2,222,271)
      Foreign currency................   (890,623) (1,694,971)   (280,415)
      Interest rate................... (3,930,101)  3,085,699  13,845,290
      Unrealized currency gain (loss).     54,093     (45,631)    139,004
                                       ----------  ----------  ----------
       Total..........................   (754,495) (5,747,660)  9,163,548
                                       ==========  ==========  ==========

                  Morgan Stanley Smith Barney Charter Series
                         Notes to Financial Statements


   Line Items on the Statements of Income and Expenses for the years ended December 31, 2013, 2012, and 2011:

                                              December 31,
         -                         ----------------------------------
                                      2013        2012        2011
         -                         ----------  ----------  ----------
         Trading Results
         ---------------               $           $           $
         Net realized............. (1,960,912) (4,389,057) 12,254,509
         Net change in unrealized.  1,206,417  (1,358,603) (3,090,961)
                                   ----------  ----------  ----------
          Total Trading Results...   (754,495) (5,747,660)  9,163,548
                                   ==========  ==========  ==========

Charter WNT

   The effect of Trading Activities on the Statements of Income and Expenses for the years ended December 31, 2013, 2012, and 2011, included in Total Trading Results:

                                                  December 31,
      -                                ----------------------------------
                                          2013        2012        2011
      -                                ----------  ----------  ----------
      Type of Instrument
      ------------------                   $           $           $
      Commodity.......................  1,183,467  (4,329,868)  1,377,994
      Equity..........................  6,646,764     465,473  (1,384,478)
      Foreign currency................  1,250,251  (2,691,759)    167,453
      Interest rate................... (3,216,434)  4,629,105   6,968,653
      Unrealized currency gain (loss).      5,616       6,686     (37,121)
                                       ----------  ----------  ----------
       Total..........................  5,869,664  (1,920,363)  7,092,501
                                       ==========  ==========  ==========

   Line Items on the Statements of Income and Expenses for the years ended December 31, 2013, 2012, and 2011:

                                               December 31,
           -                         -------------------------------
                                       2013       2012        2011
           -                         --------- ----------  ---------
           Trading Results
           ---------------              $          $           $
           Net realized............. 4,765,656 (1,128,261) 8,058,605
           Net change in unrealized. 1,104,008   (792,102)  (966,104)
                                     --------- ----------  ---------
            Total Trading Results... 5,869,664 (1,920,363) 7,092,501
                                     ========= ==========  =========

7. Fair Value Measurements and Disclosures

   On October 1, 2012, the FASB issued ASU 2012-04, "Technical Corrections and Improvements", which makes minor technical corrections and clarifications to ASC 820, "Fair Value Measurements and Disclosures". When the FASB issued Statement 157 (codified in ASC 820), it conformed the use of the term "fair value" in certain pre-Codification standards but not others. ASU 2012-04 conforms the term's use throughout the ASC "to fully reflect the fair value measurement and disclosure requirements" of ASC 820. The ASU also amends the requirements that must be met for an investment company to qualify for the exemption from presenting a statement of cash flows. Specifically, it eliminates the requirements that substantially all of an entity's investments be carried at "market value" and that the investments be highly liquid. Instead, it requires substantially all of the entity's investments to be carried at "fair value" and classified as Level 1 or Level 2 measurements under ASC 820.

                  Morgan Stanley Smith Barney Charter Series
                         Notes to Financial Statements


   Financial instruments are carried at fair value, which is the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants. Assets and liabilities carried at fair value are classified and disclosed in the following three levels:
Level 1 -- unadjusted quoted market prices in active markets for identical assets and liabilities; Level 2 -- inputs other than unadjusted quoted market prices that are observable for the asset or liability, either directly or indirectly (including unadjusted quoted market prices for similar investments, interest rates and credit risk); and Level 3 -- unobservable inputs for the asset or liability (including the Partnerships' own assumptions used in determining the fair value of investments).

   In certain cases, the inputs used to measure fair value may fall into different levels of the fair value hierarchy. In such cases, an investment's level within the fair value hierarchy is based on the lowest level of input that is significant to the fair value measurement. The Partnerships' assessment of the significance of a particular input to the fair value measurement in its entirety requires judgment, and consideration of factors specific to the investment.

   The Partnerships' assets and liabilities measured at fair value on a recurring basis are summarized in the following tables by the type of inputs applicable to the fair value measurements.

Charter Campbell

                             Unadjusted
                          Quoted Prices in Significant
                           Active Markets     Other    Significant
                           for Identical   Observable  Unobservable
                               Assets        Inputs       Inputs
December 31, 2013            (Level 1)      (Level 2)   (Level 3)      Total
-----------------         ---------------- ----------- ------------ ----------
                                 $              $           $            $

Assets
Futures..................    1,306,032            --       n/a       1,306,032
Forwards.................           --       528,118       n/a         528,118
                             ---------       -------                ----------
Total Assets.............    1,306,032       528,118       n/a       1,834,150
                             ---------       -------                ----------

Liabilities
Futures..................      374,233            --       n/a         374,233
Forwards.................           --       296,785       n/a         296,785
                             ---------       -------                ----------
Total Liabilities........      374,233       296,785       n/a         671,018
                             ---------       -------                ----------

Unrealized currency loss.                                           (2,388,713)
                                                                    ----------
*Net fair value..........      931,799       231,333       n/a      (1,225,581)
                             =========       =======                ==========

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
                              =======       =========               ==========

* This amount comprises of the "Net unrealized loss on open contracts" on the Statements of Financial Condition.

   During the twelve months ended December 31, 2013 and 2012, there were no Level 3 assets and liabilities and there were no transfers of assets or liabilities between Level 1 and Level 2.

                  Morgan Stanley Smith Barney Charter Series
                         Notes to Financial Statements


Charter Aspect

                              Unadjusted
                           Quoted Prices in Significant
                            Active Markets     Other    Significant
                            for Identical   Observable  Unobservable
                                Assets        Inputs       Inputs
 December 31, 2013            (Level 1)      (Level 2)   (Level 3)     Total
 -----------------         ---------------- ----------- ------------ ---------
                                  $              $           $           $

 Assets
 Futures..................    2,359,953            --       n/a      2,359,953
 Forwards.................           --       461,172       n/a        461,172
                              ---------       -------                ---------
 Total Assets.............    2,359,953       461,172       n/a      2,821,125
                              ---------       -------                ---------

 Liabilities
 Futures..................      658,381            --       n/a        658,381
 Forwards.................           --       195,918       n/a        195,918
                              ---------       -------                ---------
 Total Liabilities........      658,381       195,918       n/a        854,299
                              ---------       -------                ---------

 Unrealized currency gain.                                             857,065
                                                                     ---------
 *Net fair value..........    1,701,572       265,254       n/a      2,823,891
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
                              =========       =======                =========

* This amount comprises of the "Net unrealized gain on open contracts" on the Statements of Financial Condition.

   During the twelve months ended December 31, 2013 and 2012, there were no Level 3 assets and liabilities and there were no transfers of assets or liabilities between Level 1 and Level 2.

                  Morgan Stanley Smith Barney Charter Series
                         Notes to Financial Statements


Charter WNT

                              Unadjusted
                           Quoted Prices in Significant
                            Active Markets     Other    Significant
                            for Identical   Observable  Unobservable
                                Assets        Inputs       Inputs
 December 31, 2013            (Level 1)      (Level 2)   (Level 3)     Total
 -----------------         ---------------- ----------- ------------ ---------
                                  $              $           $           $

 Assets
 Futures..................    2,391,563            --       n/a      2,391,563
 Forwards.................           --       120,687       n/a        120,687
                              ---------       -------                ---------
 Total Assets.............    2,391,563       120,687       n/a      2,512,250
                              ---------       -------                ---------

 Liabilities
 Futures..................      576,554            --       n/a        576,554
 Forwards.................           --       106,402       n/a        106,402
                              ---------       -------                ---------
 Total Liabilities........      576,554       106,402       n/a        682,956
                              ---------       -------                ---------

 Unrealized currency loss.                                             (37,574)
                                                                     ---------
 *Net fair value..........    1,815,009        14,285       n/a      1,791,720
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

   During the twelve months ended December 31, 2013 and 2012, there were no Level 3 assets and liabilities and there were no transfers of assets or liabilities between Level 1 and Level 2.

                  Morgan Stanley Smith Barney Charter Series
                         Notes to Financial Statements


8. Financial Highlights

   The following ratios may vary for individual investors based on the timing of capital transactions during the year. Additionally, these ratios are calculated for the limited partners' share of income, expenses and average net assets.

Charter Campbell

                                             2013       2012      2011
                                           ------    ------     ------
       Per Unit operating performance:
       Net asset value, January 1:........ $ 9.69    $ 9.77     $10.59
                                           ------    ------     ------

        Interest Income...................    -- (2)   0.01        -- (2)
        Expenses..........................  (0.84)    (0.81)     (0.83)
        Realized/Unrealized Income (1)....   1.69      0.72       0.01
                                           ------    ------     ------

        Net Income (Loss).................   0.85     (0.08)(3)  (0.82)
                                           ------    ------     ------

       Net asset value, December 31:...... $10.54    $ 9.69     $ 9.77
                                           ======    ======     ======

       For the Calendar Year:
       Ratios to average net assets:
        Net Investment Loss/ /............   (8.1)%    (8.2)%     (8.2)%
        Expenses before Incentive Fees....    8.1%      8.2%       8.2%
        Expenses after Incentive Fees.....    8.1%      8.2%       8.2%
        Net Income (Loss).................    9.2%      0.2%      (7.8)%
       Total return before incentive fees.    8.8%     (0.8)%     (7.7)%
       Total return after incentive fees..    8.8%     (0.8)%     (7.7)%

(1)Realized/Unrealized Income is a balancing amount necessary to reconcile the change in net asset value per Unit with the other per Unit information.
(2)Amount less than 0.005%.
(3)The decrease in the net asset value per Unit, while Charter Campbell incurred a net gain for the year ended December 31, 2012, is due to the timing of redemption of Units throughout the year.

                  Morgan Stanley Smith Barney Charter Series
                         Notes to Financial Statements


Charter Aspect

                                                 2013     2012     2011
                                               ------   ------   ------
       Per Unit operating performance:
       Net asset value, January 1:............ $17.83   $20.94   $20.71
                                               ------   ------   ------

        Interest Income.......................   0.01     0.01     0.01
        Expenses..............................  (1.30)   (1.58)   (1.67)
        Realized/Unrealized Income (Loss) (1).  (0.27)   (1.54)    1.89
                                               ------   ------   ------

        Net Income (Loss).....................  (1.56)   (3.11)    0.23
                                               ------   ------   ------

       Net asset value, December 31:.......... $16.27   $17.83   $20.94
                                               ======   ======   ======

       For the Calendar Year:
       Ratios to average net assets:
        Net Investment Loss/ /................   (7.7)%   (7.9)%   (8.1)%
        Expenses before Incentive Fees........    7.7%     8.0%     8.1%
        Expenses after Incentive Fees.........    7.7%     8.0%     8.1%
        Net Income (Loss).....................   (9.1)%  (15.1)%    1.1%
       Total return before incentive fees.....   (8.7)%  (14.9)%    1.1%
       Total return after incentive fees......   (8.7)%  (14.9)%    1.1%

(1)Realized/Unrealized Income (Loss) is a balancing amount necessary to reconcile the change in net asset value per Unit with the other per Unit information.

Charter WNT

                                                  2013    2012     2011
                                               ------   ------   ------
       Per Unit operating performance:
       Net asset value, January 1:............ $11.37   $12.62   $12.42
                                               ------   ------   ------

        Interest Income.......................   0.01     0.01     0.01
        Expenses..............................  (0.88)   (0.92)   (0.96)
        Realized/Unrealized Income (Loss) (1).   1.72    (0.34)    1.15
                                               ------   ------   ------

        Net Income (Loss).....................   0.85    (1.25)    0.20
                                               ------   ------   ------

       Net asset value, December 31:.......... $12.22   $11.37   $12.62
                                               ======   ======   ======

       For the Calendar Year:
       Ratios to average net assets:
        Net Investment Loss/ /................   (7.5)%   (7.7)%   (7.7)%
        Expenses before Incentive Fees........    7.6%     7.8%     7.7%
        Expenses after Incentive Fees.........    7.6%     7.8%     7.7%
        Net Income (Loss).....................    7.4%   (11.1)%    1.7%
       Total return before incentive fees.....    7.5%    (9.9)%    1.6%
       Total return after incentive fees......    7.5%    (9.9)%    1.6%

(1)Realized/Unrealized Income (Loss) is a balancing amount necessary to reconcile the change in net asset value per Unit with the other per Unit information.

                  Morgan Stanley Smith Barney Charter Series
                         Notes to Financial Statements


9. Subsequent Events

   Management performed its evaluation of subsequent events through the date of filing, and has determined that there were no subsequent events requiring adjustments of or disclosure in the financial statements other than those disclosed below.

   Effective April 1, 2014, the flat rate brokerage fees for the Partnerships shall be reduced from 6.0% per annum (paid monthly) to 4.0% per annum (paid monthly) of the Partnerships' net assets.

                           CERES MANAGED FUTURES LLC
                         522 Fifth Avenue . 14th Floor
                              New York, NY 10036

                                Publication #12

                                Morgan Stanley

(C) 2013 Morgan Stanley Smith Barney LLC.