Form 10-K, Exhibit 13
period 2014-12-31
MORGAN STANLEY SMITH BARNEY CHARTER WNT L.P.
filed 2015-03-27
CIK 1066658

                          Morgan Stanley
                          Charter Series

                          Annual Report
                          December 31, 2014

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

                                             /s/ Patrick T. Egan
                                             -----------------------------------
                                             By:  Patrick T. Egan
                                                  President and Director
                                                  Ceres Managed Futures LLC
                                                  General Partner,
                                                  Morgan Stanley Smith Barney
                                                  Charter Campbell L.P.
                                                  Morgan Stanley Smith Barney
                                                  Charter Aspect L.P.
                                                  Morgan Stanley Smith Barney
                                                  Charter
                                                  WNT L.P.

                                             Ceres Managed Futures LLC
                                             522 Fifth Avenue
                                             New York, NY 10036
                                             (855) 672-4468

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

   Management of the Partnerships, Ceres ("Management"), is responsible for establishing and maintaining adequate internal control over financial reporting as defined in Rules 13a-15(f) and 15d-15(f) under the Securities Exchange Act of 1934, as amended, and for the assessment of internal control over financial reporting. The Partnerships' internal control over financial reporting is a process designed to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with accounting principles generally accepted in the United States of America. The Partnerships' internal control over financial reporting includes those policies and procedures that:

   (i) pertain to the maintenance of records that, in reasonable detail, accurately and fairly reflect the transactions and dispositions of the assets of the Partnerships;

   (ii) provide reasonable assurance that transactions are recorded as necessary to permit preparation of financial statements in accordance with accounting principles generally accepted in the United States of America, and that receipts and expenditures of the Partnerships are being made only in accordance with authorizations of Management and the directors of Ceres; and

   (iii) provide reasonable assurance regarding prevention or timely detection and correction of unauthorized acquisition, use or disposition of the Partnerships' assets that could have a material effect on the financial statements.

   Because of its inherent limitations, internal control over financial reporting may not prevent or detect misstatements. Also, projections of any evaluation of effectiveness to future periods are subject to the risk that controls may become inadequate because of changes in conditions, or that the degree of compliance with the policies or procedures may deteriorate.

   Management has assessed the effectiveness of the Partnerships' internal control over financial reporting as of December 31, 2014. In making this assessment, Management used the criteria set forth in the Internal Control-Integrated Framework (2013) issued by the Committee of Sponsoring Organizations of the Treadway Commission. Based on its assessment, Management concluded that the Partnerships maintained effective internal control over financial reporting as of December 31, 2014, based on the criteria referred to above.

  /s/ Patrick T. Egan                    /s/ Steven Ross
  -------------------------------------  ------------------------------------
  Patrick T. Egan                        Steven Ross
  President and Director                 Chief Financial Officer
  Ceres Managed Futures LLC              Ceres Managed Futures LLC
  General Partner,                       General Partner,

  Morgan Stanley Smith Barney Charter    Morgan Stanley Smith Barney Charter
    Campbell L.P.                          Campbell L.P.

  Morgan Stanley Smith Barney Charter    Morgan Stanley Smith Barney Charter
    Aspect L.P.                            Aspect L.P.

  Morgan Stanley Smith Barney Charter    Morgan Stanley Smith Barney Charter
    WNT L.P.                               WNT L.P.

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Limited Partners and the General Partner of Morgan Stanley Smith Barney Charter Campbell L.P., Morgan Stanley Smith Barney Charter Aspect L.P., and Morgan Stanley Smith Barney Charter WNT L.P.:

We have audited the accompanying statements of financial condition of Morgan Stanley Smith Barney Charter Campbell L.P., Morgan Stanley Smith Barney Charter Aspect L.P., and Morgan Stanley Smith Barney Charter WNT L.P. (collectively, the "Partnerships"), including the condensed schedules of investments, as of December 31, 2014 and 2013, and the related statements of income and expenses and changes in partners' capital for each of the three years in the period ended December 31, 2014. These financial statements are the responsibility of the Partnerships' management. Our responsibility is to express an opinion on these financial statements based on our audits.

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

In our opinion, such financial statements present fairly, in all material respects, the financial position of Morgan Stanley Smith Barney Charter Campbell L.P., Morgan Stanley Smith Barney Charter Aspect L.P., and Morgan Stanley Smith Barney Charter WNT L.P. as of December 31, 2014 and 2013, and the results of their operations and changes in their partners' capital for each of the three years in the period ended December 31, 2014, in conformity with accounting principles generally accepted in the United States of America.

/s/ Deloitte & Touche LLP
New York, New York
March 25, 2015

               Morgan Stanley Smith Barney Charter Campbell L.P.
                       Statements of Financial Condition

                                                                             December 31,
                                                                        ----------------------
                                                                           2014        2013
                                                                        ----------  ----------
                                                                            $           $

ASSETS
Trading Equity:
 Unrestricted cash..................................................... 25,399,264  33,438,396
 Restricted cash.......................................................  2,100,772   4,375,504
                                                                        ----------  ----------
   Total cash.......................................................... 27,500,036  37,813,900
                                                                        ----------  ----------
 Net unrealized loss on open contracts................................. (1,107,556) (1,225,581)
                                                                        ----------  ----------
   Total Trading Equity................................................ 26,392,480  36,588,319
Interest receivable....................................................        118         329
                                                                        ----------  ----------
   Total Assets........................................................ 26,392,598  36,588,648
                                                                        ==========  ==========

LIABILITIES AND PARTNERS' CAPITAL
LIABILITIES
Redemptions payable....................................................    262,478     710,361
Accrued ongoing placement agent fee....................................     41,938          --
Accrued administrative fees............................................     41,938          --
Accrued management fees................................................     31,454      61,142
Accrued brokerage fee..................................................         --     183,426
                                                                        ----------  ----------
   Total Liabilities...................................................    377,808     954,929
                                                                        ----------  ----------

PARTNERS' CAPITAL
Limited Partners (2,022,565.842 and 3,334,569.082 Units, respectively). 25,731,841  35,145,985
General Partner (22,240.245 and 46,275.055 Units, respectively)........    282,949     487,734
                                                                        ----------  ----------
 Total Partners' Capital............................................... 26,014,790  35,633,719
                                                                        ----------  ----------
 Total Liabilities and Partners' Capital............................... 26,392,598  36,588,648
                                                                        ==========  ==========
NET ASSET VALUE PER UNIT...............................................      12.72       10.54
                                                                        ==========  ==========

The accompanying notes are an integral part of these financial statements.

               Morgan Stanley Smith Barney Charter Campbell L.P.
                       Statements of Income and Expenses

                                       For the Years Ended December 31,
                                -------------------------------------------
                                    2014               2013        2012
                                -------------  -------------  -------------
                                      $              $               $

  INVESTMENT INCOME
   Interest income.............         4,293         17,660         31,004
                                -------------  -------------  -------------

  EXPENSES
   Brokerage fees..............       993,118      2,432,536      3,165,936
   Management fees.............       465,518        810,845      1,055,312
   Administrative fees.........       121,926             --             --
   Ongoing placement agent fee.       121,926             --             --
                                -------------  -------------  -------------
     Total Expenses............     1,702,488      3,243,381      4,221,248
                                -------------  -------------  -------------
  NET INVESTMENT LOSS..........    (1,698,195)    (3,225,721)    (4,190,244)
                                -------------  -------------  -------------

  TRADING RESULTS
  Trading profit (loss):
   Net Realized................     5,245,875      7,027,256      5,466,229
   Net change in unrealized....       118,025       (120,080)    (1,195,450)
                                -------------  -------------  -------------
     Total Trading Results.....     5,363,900      6,907,176      4,270,779
                                -------------  -------------  -------------
  NET INCOME...................     3,665,705      3,681,455         80,535
                                =============  =============  =============

  Net Income Allocation
  Limited Partners.............     3,619,985      3,639,202         75,477
  General Partner..............        45,720         42,253          5,058

  Net Income Per Unit*
  Limited Partners.............          2.18           0.85          (0.08)**
  General Partner..............          2.18           0.85          (0.08)**

                                    Units          Units           Units
                                -------------  -------------  -------------
  WEIGHTED AVERAGE NUMBER OF
    UNITS OUTSTANDING.......... 2,626,817.960  3,896,667.551  5,244,174.299

* Based on change in net asset value per Unit.
**The decrease in the net asset value per Unit, while Charter Campbell incurred a net gain for the year ended December 31, 2012, is due to the timing of redemption of Units throughout the year.

The accompanying notes are an integral part of these financial statements.

                Morgan Stanley Smith Barney Charter Aspect L.P.
                       Statements of Financial Condition

                                                                             December 31,
                                                                        ----------------------
                                                                             2014         2013
                                                                        -----------    ----------
                                                                            $              $

ASSETS
Trading Equity:
 Unrestricted cash.....................................................  31,479,345    38,868,711
 Restricted cash.......................................................   3,725,013     5,166,478
                                                                        -----------    ----------
   Total cash..........................................................  35,204,358    44,035,189
                                                                        -----------    ----------
 Net unrealized gain on open contracts.................................   3,648,451     2,823,891
                                                                        -----------    ----------
   Total Trading Equity................................................  38,852,809    46,859,080
Interest receivable....................................................         180           421
                                                                        -----------    ----------
   Total Assets........................................................  38,852,989    46,859,501
                                                                        ===========    ==========

LIABILITIES AND PARTNERS' CAPITAL
LIABILITIES
Redemptions payable to Limited Partners................................     639,973       870,773
Redemptions payable to General Partner.................................      25,000            --
Accrued ongoing placement agent fee....................................      59,578            --
Accrued administrative fees............................................      59,578            --
Accrued management fees................................................      44,683        58,353
Accrued brokerage fee..................................................          --       233,413
                                                                        -----------    ----------
   Total Liabilities...................................................     828,812     1,162,539
                                                                        -----------    ----------

PARTNERS' CAPITAL
Limited Partners (1,783,209.561 and 2,773,406.398 Units, respectively).  37,608,412    45,112,052
General Partner (19,713.586 and 35,959.223 Units, respectively)........     415,765       584,910
                                                                        -----------    ----------
 Total Partners' Capital...............................................  38,024,177    45,696,962
                                                                        -----------    ----------
 Total Liabilities and Partners' Capital...............................  38,852,989    46,859,501
                                                                        ===========    ==========
NET ASSET VALUE PER UNIT...............................................       21.09         16.27
                                                                        ===========    ==========

The accompanying notes are an integral part of these financial statements.

                Morgan Stanley Smith Barney Charter Aspect L.P.
                       Statements of Income and Expenses

                                       For the Years Ended December 31,
                                 -------------------------------------------
                                     2014              2013        2012
                                 -------------  -------------  -------------
                                       $              $              $

   INVESTMENT INCOME
    Interest income.............         5,809         24,355         47,085
                                 -------------  -------------  -------------

   EXPENSES
    Brokerage fees..............     1,323,653      3,285,965      4,922,392
    Management fees.............       542,326        821,492      1,421,434
    Administrative fees.........       168,227             --             --
    Ongoing placement agent fee.       168,227             --             --
                                 -------------  -------------  -------------
      Total Expenses............     2,202,433      4,107,457      6,343,826
                                 -------------  -------------  -------------
   NET INVESTMENT LOSS..........    (2,196,624)    (4,083,102)    (6,296,741)
                                 -------------  -------------  -------------

   TRADING RESULTS
   Trading profit (loss):
    Net Realized................     9,880,237     (1,960,912)    (4,389,057)
    Net change in unrealized....       824,560      1,206,417     (1,358,603)
                                 -------------  -------------  -------------
      Total Trading Results.....    10,704,797       (754,495)    (5,747,660)
                                 -------------  -------------  -------------
   NET INCOME (LOSS)............     8,508,173     (4,837,597)   (12,044,401)
                                 =============  =============  =============

   Net Income (Loss) Allocation
   Limited Partners.............     8,402,318     (4,784,987)   (11,911,182)
   General Partner..............       105,855        (52,610)      (133,219)

   Net Income (Loss) Per Unit*
   Limited Partners.............          4.82          (1.56)         (3.11)
   General Partner..............          4.82          (1.56)         (3.11)

                                     Units          Units          Units
                                 -------------  -------------  -------------
   WEIGHTED AVERAGE NUMBER OF
     UNITS OUTSTANDING.......... 2,234,117.260  3,174,687.468  4,058,365.483

* Based on change in net asset value per Unit.

The accompanying notes are an integral part of these financial statements.

                 Morgan Stanley Smith Barney Charter WNT L.P.
                       Statements of Financial Condition

                                                                            December 31,
                                                                        ---------------------
                                                                             2014       2013
                                                                        ---------- ----------
                                                                            $          $

ASSETS
Trading Equity:
 Unrestricted cash..................................................... 27,472,203 32,286,024
 Restricted cash.......................................................  3,177,480  4,343,853
                                                                        ---------- ----------
   Total cash.......................................................... 30,649,683 36,629,877
                                                                        ---------- ----------
 Net unrealized gain on open contracts.................................  1,069,079  1,791,720
                                                                        ---------- ----------
   Total Trading Equity................................................ 31,718,762 38,421,597
Interest receivable....................................................        191        429
                                                                        ---------- ----------
   Total Assets........................................................ 31,718,953 38,422,026
                                                                        ========== ==========

LIABILITIES AND PARTNERS' CAPITAL
LIABILITIES
Redemptions payable....................................................    204,823    788,828
Accrued incentive fees.................................................     52,422         --
Accrued administrative fees............................................     52,189         --
Accrued ongoing placement agent fee....................................     52,189         --
Accrued management fees................................................     39,141     47,478
Accrued brokerage fee..................................................         --    189,910
                                                                        ---------- ----------
   Total Liabilities...................................................    400,764  1,026,216
                                                                        ---------- ----------

PARTNERS' CAPITAL
Limited Partners (2,129,089.734 and 3,021,200.452 Units, respectively). 30,958,035 36,905,030
General Partner (24,768.986 and 40,177.306 Units, respectively)........    360,154    490,780
                                                                        ---------- ----------
 Total Partners' Capital............................................... 31,318,189 37,395,810
                                                                        ---------- ----------
 Total Liabilities and Partners' Capital............................... 31,718,953 38,422,026
                                                                        ========== ==========

NET ASSET VALUE PER UNIT...............................................      14.54      12.22
                                                                        ========== ==========

The accompanying notes are an integral part of these financial statements.

                 Morgan Stanley Smith Barney Charter WNT L.P.
                       Statements of Income and Expenses

                                         For the Years Ended December 31,
                                   -------------------------------------------
                                         2014         2013           2012
                                   -------------  -------------  -------------
                                         $              $              $

 INVESTMENT INCOME
  Interest income.................         6,237         22,276         41,509
                                   -------------  -------------  -------------

 EXPENSES
  Brokerage fees..................     1,125,659      2,391,993      3,507,794
  Incentive fees..................       782,951             --             --
  Management fees.................       467,208        597,998        876,948
  Administrative fees.............       148,721             --             --
  Ongoing placement agent fee.....       148,721             --             --
                                   -------------  -------------  -------------
    Total Expenses................     2,673,260      2,989,991      4,384,742
                                   -------------  -------------  -------------
 NET INVESTMENT LOSS..............    (2,667,023)    (2,967,715)    (4,343,233)
                                   -------------  -------------  -------------

 TRADING RESULTS
 Trading profit (loss):
  Net Realized....................     8,548,536      4,765,656     (1,128,261)
  Net change in unrealized........      (722,641)     1,104,008       (792,102)
                                   -------------  -------------  -------------
    Total Trading Results.........     7,825,895      5,869,664     (1,920,363)
                                   -------------  -------------  -------------
 NET INCOME (LOSS)................     5,158,872      2,901,949     (6,263,596)
                                   =============  =============  =============

 Net Income (Loss) Allocation
 Limited Partners.................     5,089,498      2,866,532     (6,186,843)
 General Partner..................        69,374         35,417        (76,753)

 Net Income (Loss) Per Unit*
 Limited Partners.................          2.32           0.85          (1.25)
 General Partner..................          2.32           0.85          (1.25)

                                       Units          Units          Units
                                   -------------  -------------  -------------
 WEIGHTED AVERAGE NUMBER OF UNITS
   OUTSTANDING.................... 2,473,873.456  3,418,522.950  4,846,874.575

* Based on change in net asset value per Unit.

The accompanying notes are an integral part of these financial statements.

               Morgan Stanley Smith Barney Charter Campbell L.P.
                       Condensed Schedule of Investments
                               December 31, 2014

                                               Net unrealized
                                               gain/(loss) on       % of
Futures and Forward Contracts Purchased        open contracts Partners' Capital
---------------------------------------        -------------- -----------------
                                                     $
Commodity.....................................     (113,739)        (0.44)
Equity........................................        7,721          0.03
Foreign currency..............................     (717,451)        (2.76)
Interest rate.................................      616,313          2.37
                                                 ----------         -----
Total Futures and Forward Contracts Purchased.     (207,156)        (0.80)
                                                 ----------         -----

Futures and Forward Contracts Sold
----------------------------------

Commodity.....................................      266,088          1.02
Equity........................................       (3,572)        (0.01)
Foreign currency..............................    1,236,120          4.75
Interest rate.................................        1,763          0.01
                                                 ----------         -----
Total Futures and Forward Contracts Sold......    1,500,399          5.77
                                                 ----------         -----
 Unrealized Currency Loss.....................   (2,400,799)        (9.23)
                                                 ----------         -----
Net fair value................................   (1,107,556)        (4.26)
                                                 ==========         =====

The accompanying notes are an integral part of these financial statements.

               Morgan Stanley Smith Barney Charter Campbell L.P.
                       Condensed Schedule of Investments
                               December 31, 2013

                                               Net unrealized
                                               gain/(loss) on       % of
Futures and Forward Contracts Purchased        open contracts Partners' Capital
---------------------------------------        -------------- -----------------
                                                     $
Commodity.....................................     (202,494)        (0.57)
Equity........................................      968,426          2.72
Foreign currency..............................       47,626          0.13
Interest rate.................................     (128,757)        (0.36)
                                                 ----------         -----
Total Futures and Forward Contracts Purchased.      684,801          1.92
                                                 ----------         -----

Futures and Forward Contracts Sold
----------------------------------

Commodity.....................................      181,360          0.51
Equity........................................       (4,207)        (0.01)
Foreign currency..............................      183,670          0.51
Interest rate.................................      117,508          0.33
                                                 ----------         -----
Total Futures and Forward Contracts Sold......      478,331          1.34
                                                 ----------         -----
 Unrealized Currency Loss.....................   (2,388,713)        (6.70)
                                                 ----------         -----
Net fair value................................   (1,225,581)        (3.44)
                                                 ==========         =====

The accompanying notes are an integral part of these financial statements.

                Morgan Stanley Smith Barney Charter Aspect L.P.
                       Condensed Schedule of Investments
                               December 31, 2014

                                               Net unrealized
                                               gain/(loss) on       % of
Futures and Forward Contracts Purchased        open contracts Partners' Capital
---------------------------------------        -------------- -----------------
                                                     $
Commodity.....................................    (267,252)         (0.70)
Equity........................................     261,080           0.69
Foreign currency..............................     (98,268)         (0.26)
Interest rate.................................   1,165,194           3.06
                                                 ---------          -----
Total Futures and Forward Contracts Purchased.   1,060,754           2.79
                                                 ---------          -----

Futures and Forward Contracts Sold
----------------------------------

Commodity.....................................   1,216,747           3.20
Equity........................................     (33,224)         (0.09)
Foreign currency..............................     511,199           1.34
Interest rate.................................     (11,031)         (0.03)
                                                 ---------          -----
Total Futures and Forward Contracts Sold......   1,683,691           4.42
                                                 ---------          -----
 Unrealized Currency Gain.....................     904,006           2.38
                                                 ---------          -----
Net fair value................................   3,648,451           9.59
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

                 Morgan Stanley Smith Barney Charter WNT L.P.
                       Condensed Schedule of Investments
                               December 31, 2014

                                               Net unrealized
                                               gain/(loss) on       % of
Futures and Forward Contracts Purchased        open contracts Partners' Capital
---------------------------------------        -------------- -----------------
                                                     $
Commodity.....................................    (333,042)         (1.06)
Equity........................................     329,555           1.05
Foreign currency..............................    (232,147)         (0.74)
Interest rate.................................     434,856           1.39
                                                 ---------          -----
Total Futures and Forward Contracts Purchased.     199,222           0.64
                                                 ---------          -----

Futures and Forward Contracts Sold
----------------------------------

Commodity.....................................     627,600           2.00
Equity........................................     (34,599)         (0.11)
Foreign currency..............................     376,313           1.20
Interest rate.................................      (1,955)         (0.01)
                                                 ---------          -----
Total Futures and Forward Contracts Sold......     967,359           3.08
                                                 ---------          -----
 Unrealized Currency Loss.....................     (97,502)         (0.31)
                                                 ---------          -----
Net fair value................................   1,069,079           3.41
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

               Morgan Stanley Smith Barney Charter Campbell L.P.
                  Statements of Changes in Partners' Capital
             For the Years Ended December 31, 2014, 2013, and 2012

                           Units of
                          Partnership     Limited     General
                           Interest       Partners    Partner     Total
                        --------------  -----------  --------  -----------
                                             $           $          $

    Partners' Capital,
     December 31, 2011.  6,047,060.764   58,393,243   715,535   59,108,778
    Net Income.........             --       75,477     5,058       80,535
    Redemptions........ (1,628,814.049) (16,154,830) (200,103) (16,354,933)
                        --------------  -----------  --------  -----------

    Partners' Capital,
     December 31, 2012.  4,418,246.715   42,313,890   520,490   42,834,380
    Net Income.........             --    3,639,202    42,253    3,681,455
    Redemptions........ (1,037,402.578) (10,807,107)  (75,009) (10,882,116)
                        --------------  -----------  --------  -----------

    Partners' Capital,
     December 31, 2013.  3,380,844.137   35,145,985   487,734   35,633,719
    Net Income.........             --    3,619,985    45,720    3,665,705
    Redemptions........ (1,336,038.050) (13,034,129) (250,505) (13,284,634)
                        --------------  -----------  --------  -----------

    Partners' Capital,
     December 31, 2014.  2,044,806.087   25,731,841   282,949   26,014,790
                        ==============  ===========  ========  ===========

The accompanying notes are an integral part of these financial statements.

                Morgan Stanley Smith Barney Charter Aspect L.P.
                  Statements of Changes in Partners' Capital
             For the Years Ended December 31, 2014, 2013, and 2012

                           Units of
                          Partnership     Limited     General
                           Interest       Partners    Partner      Total
                        --------------  -----------  ---------  -----------
                                             $           $           $

    Partners' Capital,
     December 31, 2011.  4,476,439.147   92,674,799  1,070,769   93,745,568
    Net Loss...........             --  (11,911,182)  (133,219) (12,044,401)
    Redemptions........   (926,765.223) (18,201,659)  (200,012) (18,401,671)
                        --------------  -----------  ---------  -----------

    Partners' Capital,
     December 31, 2012.  3,549,673.924   62,561,958    737,538   63,299,496
    Net Loss...........             --   (4,784,987)   (52,610)  (4,837,597)
    Redemptions........   (740,308.303) (12,664,919)  (100,018) (12,764,937)
                        --------------  -----------  ---------  -----------

    Partners' Capital,
     December 31, 2013.  2,809,365.621   45,112,052    584,910   45,696,962
    Net Income.........             --    8,402,318    105,855    8,508,173
    Redemptions........ (1,006,442.474) (15,905,958)  (275,000) (16,180,958)
                        --------------  -----------  ---------  -----------

    Partners' Capital,
     December 31, 2014.  1,802,923.147   37,608,412    415,765   38,024,177
                        ==============  ===========  =========  ===========

The accompanying notes are an integral part of these financial statements.

                 Morgan Stanley Smith Barney Charter WNT L.P.
                  Statements of Changes in Partners' Capital
             For the Years Ended December 31, 2014, 2013, and 2012

                           Units of
                          Partnership     Limited     General
                           Interest       Partners    Partner     Total
                        --------------  -----------  --------  -----------
                                             $           $          $

    Partners' Capital,
     December 31, 2011.  5,509,121.429   68,640,922   907,120   69,548,042
    Net Loss...........             --   (6,186,843)  (76,753)  (6,263,596)
    Redemptions........ (1,679,265.122) (19,436,159) (299,998) (19,736,157)
                        --------------  -----------  --------  -----------

    Partners' Capital,
     December 31, 2012.  3,829,856.307   43,017,920   530,369   43,548,289
    Net Income.........             --    2,866,532    35,417    2,901,949
    Redemptions........   (768,478.549)  (8,979,422)  (75,006)  (9,054,428)
                        --------------  -----------  --------  -----------

    Partners' Capital,
     December 31, 2013.  3,061,377.758   36,905,030   490,780   37,395,810
    Net Income.........             --    5,089,498    69,374    5,158,872
    Redemptions........   (907,519.038) (11,036,493) (200,000) (11,236,493)
                        --------------  -----------  --------  -----------

    Partners' Capital,
     December 31, 2014.  2,153,858.720   30,958,035   360,154   31,318,189
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

   Ceres Managed Futures LLC, a Delaware limited liability company, acts as the general partner ("Ceres" or the "General Partner") and commodity pool operator of the Partnerships. Ceres is a wholly-owned subsidiary of Morgan Stanley Smith Barney Holdings LLC ("MSSBH"). MSSBH is wholly-owned indirectly by Morgan Stanley. Prior to June 28, 2013, Citigroup Inc. was the indirect minority owner of MSSBH. Morgan Stanley Smith Barney LLC is doing business as Morgan Stanley Wealth Management ("Morgan Stanley Wealth Management"). This entity previously acted as a non-clearing commodity broker for the Partnerships. Morgan Stanley Wealth Management is the principal subsidiary of MSSBH.

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

   Effective October 1, 2014, the flat rate brokerage fees, equal to an annual rate of 4.0% of the Partnerships' net assets, were separated into (i) a general partner administrative fee payable to the General Partner equal to an annual rate of 2.0% of the Partnerships' net assets, and (ii) an ongoing placement agent fee payable to Morgan Stanley Wealth Management equal to an annual rate of 2.0% of the Partnerships' net assets. The October 1, 2014 fee changes, in the aggregate, did not exceed the flat rate brokerage fee and, accordingly, there was no change to the aggregate fees incurred by the Partnerships.

   Effective June 1, 2014, the management fee payable by Charter Campbell to trading advisor was reduced from a monthly management fee rate equal to 1/12th of 2% (a 2% annual rate) per month of net assets allocated to its trading advisor on the first day of each month to a monthly management fee rate equal to 1/12th of 1.5% (a 1.5% annual rate) per month of net assets allocated to its trading advisor on a first day of each month.

   Effective April 1, 2014, the flat rate brokerage fees for the Partnerships were reduced from 6.0% per annum (paid monthly) to 4.0% per annum (paid monthly) of the Partnerships' net assets.

   Effective June 1, 2012, Aspect Capital Limited ("Aspect") has agreed to reduce the monthly management fee for Charter Aspect from 1/12th of 2% (a 2% annual rate) to 1/12th of 1.5% (a 1.5% annual rate) of the net assets as of the first day of each month.

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

   Valuation -- Futures Interests are open commitments until the settlement date, at which time they are realized. They are valued at fair value, generally on a daily basis, and the unrealized gains and losses on open contracts (the difference between contract trade price and market price) are reported in the Statements of Financial Condition as net unrealized gain or loss on open contracts. The resulting net change in unrealized gains and losses is reflected in the "Net change in unrealized trading profit (loss)" on open contracts from one period to the next on the Statements of Income and Expenses. The fair value of exchange-traded futures, options and forward contracts is determined by the various futures exchanges, and reflects the settlement price for each contract as of the close of business on the last business day of the reporting period. The fair value of foreign currency forward contracts is extrapolated on a forward basis from the spot prices quoted as of approximately 3:00 P.M. (E.T.) on the last business day of the reporting period from various exchanges. The fair value of non-exchange-traded foreign currency option contracts is calculated by applying an industry standard model application for options valuation of foreign currency options, using as inputs the spot prices, interest rates, and option implied volatilities quoted as of approximately
3:00 P.M. (E.T.) on the last business day of the reporting period. The fair value of an off-exchange-traded contract is based on the fair value quoted by the counterparty. Risk arises from changes in the value of these contracts and the potential inability of counterparties to perform under the terms of the contracts. There are numerous factors which may significantly influence the fair value of these contracts, including interest rate volatility.

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

   Revenue Recognition -- Monthly, MS&Co. credits each Partnership with interest income on 100% of its average daily equity maintained in cash in the Partnerships' accounts during each month at a rate equal to 80% for Charter Aspect and Charter Campbell and 100% for Charter WNT of the monthly average of the 4-week U.S. Treasury bill discount rate. MS&Co. retains any interest earned in excess of the interest paid by MS&Co. to the Partnerships. For purposes of such interest payments, net assets do not include monies due to the Partnerships on forward contracts and other Futures Interests that have not been received. The Partnerships pay a flat rate brokerage fee to Morgan Stanley Wealth Management and flat rate administrative fee to General Partner. General Partner pays or reimburses the Partnerships for all fees and costs charged or incurred by MS&Co., General Partner and/or their affiliates or any other entity acting as a commodity broker for the Partnerships.

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

   Trading Equity -- The Partnerships' asset "Trading Equity" reflected on the Statements of Financial Condition, consists of (a) cash on deposit with MS&Co, a portion of which is to be used as margin for trading (b) net unrealized gains or losses on futures and forward contracts, which are fair valued and calculated as the difference between original contract value and fair value; and (c) for the Partnerships which trade in options, options purchased at fair value if any. Options written at fair value, if any, are recorded in "Liabilities" within the Statements of Financial Condition.

   The Partnerships, in their normal course of business, enter into various contracts with MS&Co. acting as their commodity broker. Pursuant to brokerage agreements with MS&Co., to the extent that such trading results in unrealized gains or losses, these amounts are offset for each Partnership and are reported on a net basis on the Statements of Financial Condition.

   The Partnerships have offset their unrealized gains or losses recognized on forward contracts executed with the same counterparty in the Statements of Financial Condition as allowable under the terms of their master netting agreements with MS&Co., as the counterparty on such contracts. The Partnerships have consistently applied their right to offset.

   Restricted and Unrestricted Cash -- As reflected on the Partnerships' Statements of Financial Condition, restricted cash equals the cash portion of assets on deposit to meet margin requirements plus the cash required to offset unrealized losses on foreign currency forward and options contracts and offset unrealized losses on only the offsetting London Metal Exchange positions. All of these amounts are maintained separately. Cash that is not classified as restricted cash is therefore classified as unrestricted cash.

   Brokerage and Related Transaction Fees and Costs -- Effective October 1, 2014, each Partnership pays a general partner administrative fee to the General Partner equal to an annual rate of 2.0% of each Partnership's net assets, and
(ii) an ongoing placement agent fee to Morgan Stanley Wealth Management equal to an annual rate of 2.0% of each Partnership's net assets. Such fees currently cover all brokerage fees, transaction fees and costs, and ordinary administrative expenses.

   Effective April 1, 2014, the flat rate brokerage fees for the Partnerships were reduced from 6.0% per annum (paid monthly) to 4.0% per annum (paid monthly) of each Partnership's net assets.

                  Morgan Stanley Smith Barney Charter Series
                         Notes to Financial Statements


   Redemptions -- Limited partners may redeem some or all of their Units at 100% of the net asset value per Unit. The request for redemptions must be delivered to a limited partner's local Morgan Stanley Branch Office in time for it to be forwarded and received by Ceres no later than 3:00 p.m., New York City time, on the last day of the month in which the redemption is to be effective. Redemptions must be made in whole Units, with a minimum amount of 100 Units required for each redemption, unless a limited partner is redeeming his entire interest in a particular Partnership.

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

   The guidance issued by the FASB on income taxes, clarifies the accounting for uncertainty in income taxes recognized in each Partnership's financial statements, and prescribes a recognition threshold and measurement attribute for financial statement recognition and measurement of a tax position taken or expected to be taken. The Partnerships have concluded that there were no significant uncertain tax positions that would require recognition in the financial statements as of December 31, 2014 and 2013. If applicable, the Partnerships recognize interest accrued related to unrecognized tax benefits in interest expense and penalties in other expenses in the Statements of Income and Expenses. Generally, the 2011 through 2014 tax years remain subject to examination by U.S. federal and most state tax authorities. No income tax returns are currently under examination.

   Dissolution of the Partnerships -- Charter Aspect will terminate on December 31, 2025, and Charter Campbell and Charter WNT will terminate on December 31, 2035, or at an earlier date if certain conditions occur as defined in each Partnership's Limited Partnership Agreement.

   Statement of Cash Flows -- The Partnerships are not required to provide a Statement of Cash Flows.

  Investment Company Status

   Effective January 1, 2014, the Partnerships adopted Accounting Standards Update ("ASU") 2013-08, "Financial Services -- Investments Companies (Topic
946): Amendments to the Scope, Measurement and Disclosure Requirements". ASU 2013-08 changes the approach to the investment company assessment, requires non-controlling ownership interests in other investment companies to be measured at fair value, and requires additional disclosures about the investment company's status as an investment company. ASU 2013-08 is effective for interim and annual reporting periods beginning after December 15, 2013. The adoption of this ASU did not have a material impact on the Partnerships' financial statements. Based on Management's assessment, the Partnerships have been deemed to be the investment companies since inception.

3. Related Party Transactions

   Each Partnership's cash is on deposit in commodity brokerage accounts with Morgan Stanley. MS&Co. pays interest on these funds as described in Note 2. Summary of Significant Accounting Policies. Each Partnership pays brokerage and related transaction fees and costs as described in

                  Morgan Stanley Smith Barney Charter Series
                         Notes to Financial Statements

Note 2. Summary of Significant Accounting Policies. MS&Co. acts as the counterparty on all trading of foreign currency forward contracts. For Charter Campbell, MSCG acts as the counterparty on all trading of options on foreign currency forward contracts.

4. Trading Advisors

   Ceres, on behalf of each Partnership, retains certain unaffiliated commodity trading advisors which are registered with the Commodity Futures Trading Commission, to make all trading decisions for the Partnerships. The trading advisors for each Partnership, at December 31, 2014, were as follows:

   Morgan Stanley Smith Barney Charter Campbell L.P.
     Campbell & Company, Inc.

   Morgan Stanley Smith Barney Charter Aspect L.P.
     Aspect

   Morgan Stanley Smith Barney Charter WNT L.P.
     Winton

   Compensation to the trading advisors by the Partnerships consists of a management fee and an incentive fee as follows:

   Management Fee -- Charter Aspect pays its trading advisor a flat-rate monthly fee equal to 1/12th of 1.5% (a 1.5% annual rate) of the Partnership's net assets under management by the trading advisor as of the first day of each month. Prior to June 1, 2012, the monthly management fee rate was 1/12th of 2% (a 2% annual rate).

   Charter WNT pays its trading advisor a flat-rate monthly fee equal to 1/12th of 1.5% (a 1.5% annual rate) of the Partnership's net assets under management by the trading advisor as of the first day of each month

   Charter Campbell pays its trading advisor a flat-rate monthly fee equal to 1/12th of 1.5% (a 1.5% annual rate) of the Partnership's net assets under management by the trading advisor as of the first day of each month.

   Effective June 1, 2014, the management fee payable by Charter Campbell to trading advisor was reduced from a monthly management fee rate equal to 1/12th of 2% (a 2% annual rate) per month of net assets allocated to its trading advisor on the first day of each month to a monthly management fee rate equal to 1/12th of 1.5% (a 1.5% annual rate) per month of net assets allocated to its trading advisor on a first day of each month.

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

   The fair value of an exchange-traded contract is based on the settlement price quoted by the exchange on the day with respect to which fair value is being determined. If an exchange-traded contract could not have been liquidated on such day due to the operation of daily limits or other rules of the exchange, the settlement price will be equal to the settlement price on the first subsequent day on which the contract could be liquidated. The fair value of an off-exchange-traded contract is based on the fair value quoted by the counterparty.

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

   The net unrealized gains (losses) on open contracts at December 31, 2014 and 2013, respectively, reported as a component of "Trading Equity" on the Statements of Financial Condition, and their longest contract maturities were as follows:

Charter Campbell

      Net Unrealized Gains (Losses) on Open Contracts         Longest Maturities
      ----------------------------------------------  -----------------------------------
Year  Exchange-Traded Off-Exchange-Traded    Total    Exchange-Traded Off-Exchange-Traded
----  --------------- ------------------- ----------  --------------- -------------------
             $                 $               $
2014.   (1,626,225)         518,669       (1,107,556)    Mar. 2016         Mar. 2015
2013.   (1,456,914)         231,333       (1,225,581)    Mar. 2015         Mar. 2014

Charter Aspect

         Net Unrealized Gains on Open Contracts             Longest Maturities
      --------------------------------------------- -----------------------------------
Year  Exchange-Traded Off-Exchange-Traded   Total   Exchange-Traded Off-Exchange-Traded
----  --------------- ------------------- --------- --------------- -------------------
             $                 $              $
2014.    3,253,461          394,990       3,648,451    Jun. 2017         Mar. 2015
2013.    2,558,637          265,254       2,823,891    Jun. 2016         Mar. 2014

                  Morgan Stanley Smith Barney Charter Series
                         Notes to Financial Statements


Charter WNT

      Net Unrealized Gains (Losses) on Open Contracts         Longest Maturities
      ---------------------------------------------   -----------------------------------
Year  Exchange-Traded   Off-Exchange-Traded   Total   Exchange-Traded Off-Exchange-Traded
----  ---------------   ------------------- --------- --------------- -------------------
             $                   $              $
2014.    1,258,194           (189,115)      1,069,079    Mar. 2018         Jun. 2015
2013.    1,777,462             14,258       1,791,720    Dec. 2016         Jun. 2014

   In general, the risks associated with off-exchange-traded contracts are greater than those associated with exchange-traded contracts because of the greater risk of default by the counterparty to an off-exchange-traded contract. The Partnerships have credit risk associated with counterparty nonperformance. As of the date of the financial statements, the credit risk associated with the instruments in which the Partnerships trade is limited to the unrealized gains (losses) amounts reflected in the Partnerships' Statements of Financial Condition. The net unrealized gains (losses) on open contracts are further disclosed by type of contract and corresponding fair value level in Note 7. Fair Value Measurements and Disclosures.

   The Partnerships also have credit risk because MS&Co. and/or MSCG act as the futures commission merchants or the counterparties, with respect to most of the Partnerships' assets. Exchange-traded futures, exchange-traded forward, and exchange-traded futures-styled options contracts are fair valued on a daily basis, with variations in value settled on a daily basis. MS&Co., which is acting as a commodity futures broker for each Partnership's exchange-traded futures, exchange-traded forward, and exchange-traded futures-styled options contracts, is required, pursuant to regulations of the Commodity Futures Trading Commission, to segregate from its own assets, and for the sole benefit of its commodity customers, total cash held by it with respect to exchange-traded futures, exchange-traded forward, and exchange-traded futures-styled options contracts, including an amount equal to the net unrealized gains (losses) on all open exchange-traded futures, exchange-traded forward, and exchange-traded futures-styled options contracts, which in the aggregate, totaled $25,873,811 and $36,356,986 for Charter Campbell, $38,457,819 and $46,593,826 for Charter Aspect, and $31,907,877 and $38,407,339
for Charter WNT at December 31, 2014, and 2013, respectively. With respect to each Partnership's off-exchange-traded forward currency contracts and forward currency options contracts, there are no daily settlements of variation in value, nor is there any requirement that an amount equal to the net unrealized gains (losses) on such contracts be segregated. However, each Partnership is required to meet margin requirements equal to the net unrealized loss on open forward currency contracts in each Partnership's account with the counterparty, which is accomplished by daily maintenance of the cash balance in a custody account held at MS&Co., for the benefit of MS&Co. With respect to those off-exchange-traded forward currency contracts, the Partnerships are at risk to the ability of MS&Co., the sole counterparty on all such contracts, to perform. Each Partnership has a netting agreement with MS&Co. The primary terms are based on industry standard master netting agreements. These agreements, which seek to reduce both the Partnerships' and MS&Co.'s exposure on off-exchange-traded forward currency contracts, including options on such contracts, should materially decrease the Partnerships' credit risk in the event of MS&Co.'s or MSCG's bankruptcy or insolvency.

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

6. Derivatives and Hedging

   The Partnerships' objective is to profit from speculative trading in Futures Interests. Therefore, the trading advisor for each Partnership will take speculative positions in Futures Interests where it feels the best profit opportunities exist for its respective trading strategy. As such, the average number of contracts outstanding in absolute quantities (the total of the open long and open short positions) has been presented as a part of the volume disclosure, as position direction is not an indicative factor in such volume disclosures. With regard to foreign currency forward trades, each notional quantity amount has been converted to an equivalent contract based upon an industry convention.

   On January 1, 2013, the Partnership adopted ASU 2011-11, "Disclosure about Offsetting Assets and Liabilities" and ASU 2013-01, "Clarifying the Scope of Disclosures about Offsetting Assets and Liabilities". ASU 2011-11 created a new disclosure requirement about the nature of an entity's rights to setoff and the related arrangements associated with its financial instruments and derivative instruments, while ASU 2013-01 clarified the types of instruments and transactions that are subject to the offsetting disclosure requirements established by ASU 2011-11. Entities are required to disclose both gross information and net information about both instruments and transactions eligible for offset in the statement of financial position and instruments and transactions subject to an agreement similar to a master netting arrangement. The objective of these disclosures is to facilitate comparison between those entities that prepare their financial statements on the basis of U.S. GAAP and those entities that prepare their financial statements on the basis of International Financial Reporting Standards. The new guidance did not have a significant impact on the Partnerships' financial statements.

   As of December 31, 2014, approximately 56.95% of Charter Campbell's total investments are futures contracts which are exchange-traded while approximately 43.05% are forward contracts which are off-exchange traded.

   As of December 31, 2014, approximately 67.95% of Charter Aspect's total investments are futures contracts which are exchange-traded while approximately 32.05% are forward contracts which are off-exchange traded.

   As of December 31, 2014, approximately 83.15% of Charter WNT's total investments are futures contracts which are exchange-traded while approximately 16.85% are forward contracts which are off-exchange traded.

                  Morgan Stanley Smith Barney Charter Series
                         Notes to Financial Statements


   The following tables summarize the valuation of each Partnership's investments as of December 31, 2014 and 2013.

Charter Campbell

   Offsetting of Derivative Assets and Liabilities as of December 31, 2014:

                                                         Gross Amounts   Net Amounts
                                                         Offset in the Presented in the
                                               Gross     Statements of  Statements of
                                              Amounts      Financial      Financial
                                             Recognized    Condition      Condition
-                                            ----------  ------------- ----------------
                                                 $             $              $

Assets
Futures.....................................    873,317     (134,615)        738,702
Forwards....................................  1,536,029     (981,488)        554,541
                                             ----------   ----------      ----------
Total Assets................................  2,409,346   (1,116,103)      1,293,243
                                             ----------   ----------      ----------

Liabilities
Futures.....................................   (134,615)     134,615              --
Forwards....................................   (981,488)     981,488              --
                                             ----------   ----------      ----------
Total Liabilities........................... (1,116,103)   1,116,103              --
                                             ----------   ----------      ----------

Unrealized currency loss....................                              (2,400,799)
                                                                          ----------
Total net unrealized loss on open contracts.                              (1,107,556)
                                                                          ==========

   Offsetting of Derivative Assets and Liabilities as of December 31, 2013:

                                                  Gross Amounts   Net Amounts
                                                  Offset in the Presented in the
                                         Gross    Statements of  Statements of
                                        Amounts     Financial      Financial
                                       Recognized   Condition      Condition
-                                      ---------- ------------- ----------------
                                           $            $              $

Assets
Futures............................... 1,306,032    (374,233)         931,799
Forwards..............................   528,118    (296,785)         231,333
                                       ---------    --------       ----------
Total Assets.......................... 1,834,150    (671,018)       1,163,132
                                       ---------    --------       ----------

Liabilities
Futures...............................  (374,233)    374,233               --
Forwards..............................  (296,785)    296,785               --
                                       ---------    --------       ----------
Total Liabilities.....................  (671,018)    671,018               --
                                       ---------    --------       ----------

Unrealized currency loss..............                             (2,388,713)
                                                                   ----------
Net unrealized loss on open contracts.                             (1,225,581)
                                                                   ==========

                  Morgan Stanley Smith Barney Charter Series
                         Notes to Financial Statements


   The effect of Trading Activities on the Statements of Financial Condition as of December 31, 2014 and 2013:

   December 31, 2014

                                                                                         Average
                                                                                        Number of
                                                                                        Contracts
                                                                                       Outstanding
                                  Long       Long      Short      Short        Net     for the Year
                               Unrealized Unrealized Unrealized Unrealized Unrealized   (Absolute
Futures and Forward Contracts     Gain       Loss       Gain       Loss    Gain/(Loss)  Quantity)
-----------------------------  ---------- ---------- ---------- ---------- ----------- ------------
                                   $          $          $          $           $
Commodity.....................    3,667    (117,406)   290,455    (24,367)    152,349      848
Equity........................   53,954     (46,233)       689     (4,261)      4,149      309
Foreign currency..............   68,076    (785,527) 1,356,424   (120,304)    518,669      429
Interest rate.................  625,971      (9,658)    10,110     (8,347)    618,076      977
                                -------    --------  ---------   --------  ----------
 Total........................  751,668    (958,824) 1,657,678   (157,279)  1,293,243
                                =======    ========  =========   ========
 Unrealized currency loss.....                                             (2,400,799)
                                                                           ----------
 Total net unrealized loss on
   open contracts.............                                             (1,107,556)
                                                                           ==========

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


Charter Aspect

   Offsetting of Derivative Assets and Liabilities as of December 31, 2014:

                                                        Gross Amounts   Net Amounts
                                                        Offset in the Presented in the
                                               Gross    Statements of  Statements of
                                              Amounts     Financial      Financial
                                             Recognized   Condition      Condition
                                             ---------- ------------- ----------------
                                                 $            $              $

Assets
Futures..................................... 2,692,207    (266,772)      2,425,435
Forwards.................................... 1,015,350    (696,340)        319,010
                                             ---------    --------       ---------
Total Assets................................ 3,707,557    (963,112)      2,744,445
                                             ---------    --------       ---------

Liabilities
Futures.....................................  (266,772)    266,772              --
Forwards....................................  (696,340)    696,340              --
                                             ---------    --------       ---------
Total Liabilities...........................  (963,112)    963,112              --
                                             ---------    --------       ---------
Unrealized currency gain....................                               904,006
                                                                         ---------
Total net unrealized gain on open contracts.                             3,648,451
                                                                         =========

   Offsetting of Derivative Assets and Liabilities as of December 31, 2013:

                                                  Gross Amounts   Net Amounts
                                                  Offset in the Presented in the
                                         Gross    Statements of  Statements of
                                        Amounts     Financial      Financial
                                       Recognized   Condition      Condition
                                       ---------- ------------- ----------------
                                           $            $              $

Assets
Futures............................... 2,359,953    (658,381)      1,701,572
Forwards..............................   461,172    (195,918)        265,254
                                       ---------    --------       ---------
Total Assets.......................... 2,821,125    (854,299)      1,966,826
                                       ---------    --------       ---------

Liabilities
Futures...............................  (658,381)    658,381              --
Forwards..............................  (195,918)    195,918              --
                                       ---------    --------       ---------
Total Liabilities.....................  (854,299)    854,299              --
                                       ---------    --------       ---------
Unrealized currency gain..............                               857,065
                                                                   ---------
Net unrealized gain on open contracts.                             2,823,891
                                                                   =========

                  Morgan Stanley Smith Barney Charter Series
                         Notes to Financial Statements


   The effect of Trading Activities on the Statements of Financial Condition as of December 31, 2014 and 2013:

   December 31, 2014

                                                                                        Average
                                                                                       Number of
                                                                                       Contracts
                                                                                      Outstanding
                                  Long       Long      Short      Short       Net     for the Year
                               Unrealized Unrealized Unrealized Unrealized Unrealized  (Absolute
Futures and Forward Contracts     Gain       Loss       Gain       Loss       Gain     Quantity)
-----------------------------  ---------- ---------- ---------- ---------- ---------- ------------
                                   $          $          $          $          $
Commodity.....................    25,195   (292,447) 1,270,115    (53,368)   949,495       787
Equity........................   328,936    (67,856)    17,113    (50,337)   227,856       386
Foreign currency..............   214,420   (312,688)   669,973   (158,774)   412,931       451
Interest rate................. 1,176,289    (11,095)     5,516    (16,547) 1,154,163     1,386
                               ---------   --------  ---------   --------  ---------
 Total........................ 1,744,840   (684,086) 1,962,717   (279,026) 2,744,445
                               =========   ========  =========   ========
 Unrealized currency gain.....                                               904,006
                                                                           ---------
 Total net unrealized gain on
   open contracts.............                                             3,648,451
                                                                           =========

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
                                                                           =========

                  Morgan Stanley Smith Barney Charter Series
                         Notes to Financial Statements


Charter WNT

   Offsetting of Derivative Assets and Liabilities as of December 31, 2014:

                                                         Gross Amounts   Net Amounts
                                                         Offset in the Presented in the
                                               Gross     Statements of  Statements of
                                              Amounts      Financial      Financial
                                             Recognized    Condition      Condition
                                             ----------  ------------- ----------------
                                                 $             $              $

Assets
Futures.....................................  1,905,937    (511,243)      1,394,694
Forwards....................................    264,618    (264,618)             --
                                             ----------    --------       ---------
Total Assets................................  2,170,555    (775,861)      1,394,694
                                             ----------    --------       ---------

Liabilities
Futures.....................................   (511,243)    511,243              --
Forwards....................................   (492,731)    264,618        (228,113)
                                             ----------    --------       ---------
Total Liabilities........................... (1,003,974)    775,861        (228,113)
                                             ----------    --------       ---------
Unrealized currency loss....................                                (97,502)
                                                                          ---------
Total net unrealized gain on open contracts.                              1,069,079
                                                                          =========

   Offsetting of Derivative Assets and Liabilities as of December 31, 2013:

                                                  Gross Amounts   Net Amounts
                                                  Offset in the Presented in the
                                         Gross    Statements of  Statements of
                                        Amounts     Financial      Financial
                                       Recognized   Condition      Condition
                                       ---------- ------------- ----------------
                                           $            $              $

Assets
Futures............................... 2,391,563    (576,554)      1,815,009
Forwards..............................   120,687    (106,402)         14,285
                                       ---------    --------       ---------
Total Assets.......................... 2,512,250    (682,956)      1,829,294
                                       ---------    --------       ---------

Liabilities
Futures...............................  (576,554)    576,554              --
Forwards..............................  (106,402)    106,402              --
                                       ---------    --------       ---------
Total Liabilities.....................  (682,956)    682,956              --
                                       ---------    --------       ---------
Unrealized currency loss..............                               (37,574)
                                                                   ---------
Net unrealized gain on open contracts.                             1,791,720
                                                                   =========

                  Morgan Stanley Smith Barney Charter Series
                         Notes to Financial Statements


   The effect of Trading Activities on the Statements of Financial Condition as of December 31, 2014 and 2013:

   December 31, 2014

                                                                                         Average
                                                                                        Number of
                                                                                        Contracts
                                                                                       Outstanding
                                  Long       Long      Short      Short        Net     for the Year
                               Unrealized Unrealized Unrealized Unrealized Unrealized   (Absolute
Futures and Forward Contracts     Gain       Loss       Gain       Loss    Gain/(Loss)  Quantity)
-----------------------------  ---------- ---------- ---------- ---------- ----------- ------------
                                              $          $          $           $
Commodity.....................    14,752   (347,794)   652,281    (24,681)    294,558       375
Equity........................   418,583    (89,028)     1,100    (35,699)    294,956       351
Foreign currency..............    49,527   (281,674)   467,499    (91,186)    144,166       594
Interest rate.................   566,705   (131,849)       108     (2,063)    432,901     1,443
                               ---------   --------  ---------   --------   ---------
 Total........................ 1,049,567   (850,345) 1,120,988   (153,629)  1,166,581
                               =========   ========  =========   ========
 Unrealized currency loss.....                                                (97,502)
                                                                            ---------
 Total net unrealized gain on
   open contracts.............                                              1,069,079
                                                                            =========

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

                                                                                         Average
                                                                                        Number of
                                                                                        Contracts
                                                                                       Outstanding
                                                                                       for the Year
                                                                                        (Absolute
                                                                                        Quantity)
                                                                                       ------------
Option Contracts at Fair Value
------------------------------
-                                                                               $
Options purchased.........................................................      --            7
Options written...........................................................      --            7

                  Morgan Stanley Smith Barney Charter Series
                         Notes to Financial Statements


   The following tables summarize the net trading results of each Partnership for the years ended December 31, 2014, 2013, and 2012, respectively.

Charter Campbell

   The effect of Trading Activities on the Statements of Income and Expenses for the years ended December 31, 2014, 2013, and 2012, included in Total Trading Results:

                                                  December 31,
      -                                ---------------------------------
                                          2014        2013        2012
      -                                ----------  ----------  ---------
      Type of Instrument
      ------------------                   $           $           $
      Commodity.......................    599,779   1,883,702    (78,186)
      Equity.......................... (1,237,700)  5,768,347  1,698,887
      Foreign currency................  2,159,305   1,007,270    588,805
      Interest rate...................  3,854,602  (1,753,108) 2,058,201
      Unrealized currency gain (loss).    (12,086)        965      3,072
                                       ----------  ----------  ---------
       Total..........................  5,363,900   6,907,176  4,270,779
                                       ==========  ==========  =========

   Line items on the Statements of Income and Expenses for the years ended December 31, 2014, 2013, and 2012:

                                               December 31,
           -                         -------------------------------
                                       2014       2013       2012
                                     --------- ---------  ----------
           Trading Results
           ---------------              $          $          $
           Net realized............. 5,245,875 7,027,256   5,466,229
           Net change in unrealized.   118,025  (120,080) (1,195,450)
                                     --------- ---------  ----------
            Total Trading Results... 5,363,900 6,907,176   4,270,779
                                     ========= =========  ==========

Charter Aspect

   The effect of Trading Activities on the Statements of Income and Expenses for the years ended December 31, 2014, 2013, and 2012, included in Total Trading Results:

                                                  December 31,
      -                                ----------------------------------
                                          2014        2013        2012
      -                                ----------  ----------  ----------
      Type of Instrument
      ------------------                   $           $           $
      Commodity.......................  5,324,415  (1,148,405) (4,929,264)
      Equity..........................   (649,691)  5,160,541  (2,163,493)
      Foreign currency................  1,173,851    (890,623) (1,694,971)
      Interest rate...................  4,809,281  (3,930,101)  3,085,699
      Unrealized currency gain (loss).     46,941      54,093     (45,631)
                                       ----------  ----------  ----------
       Total.......................... 10,704,797    (754,495) (5,747,660)
                                       ==========  ==========  ==========

                  Morgan Stanley Smith Barney Charter Series
                         Notes to Financial Statements


   Line items on the Statements of Income and Expenses for the years ended December 31, 2014, 2013, and 2012:

                                               December 31,
          -                         ---------------------------------
                                       2014       2013        2012
                                    ---------- ----------  ----------
          Trading Results
          ---------------               $          $           $
          Net realized.............  9,880,237 (1,960,912) (4,389,057)
          Net change in unrealized.    824,560  1,206,417  (1,358,603)
                                    ---------- ----------  ----------
           Total Trading Results... 10,704,797   (754,495) (5,747,660)
                                    ========== ==========  ==========

Charter WNT

   The effect of Trading Activities on the Statements of Income and Expenses for the years ended December 31, 2014, 2013, and 2012, included in Total Trading Results:

                                                  December 31,
      -                                ---------------------------------
                                          2014       2013        2012
      -                                ---------  ----------  ----------
      Type of Instrument
      ------------------                   $          $           $
      Commodity....................... 1,595,504   1,183,467  (4,329,868)
      Equity..........................  (267,178)  6,646,764     465,473
      Foreign currency................ 1,090,894   1,250,251  (2,691,759)
      Interest rate................... 5,466,604  (3,216,434)  4,629,105
      Unrealized currency gain (loss).   (59,929)      5,616       6,686
                                       ---------  ----------  ----------
       Total.......................... 7,825,895   5,869,664  (1,920,363)
                                       =========  ==========  ==========

   Line items on the Statements of Income and Expenses for the years ended December 31, 2014, 2013, and 2012:

                                               December 31,
           -                         -------------------------------
                                        2014      2013       2012
                                     ---------  --------- ----------
           Trading Results
           ---------------               $         $          $
           Net realized............. 8,548,536  4,765,656 (1,128,261)
           Net change in unrealized.  (722,641) 1,104,008   (792,102)
                                     ---------  --------- ----------
            Total Trading Results... 7,825,895  5,869,664 (1,920,363)
                                     =========  ========= ==========

7. Fair Value Measurements and Disclosures

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

                  Morgan Stanley Smith Barney Charter Series
                         Notes to Financial Statements

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

Charter Campbell

                             Unadjusted
                          Quoted Prices in
                           Active Markets  Significant
                           for Identical      Other    Significant
                             Assets and    Observable  Unobservable
                            Liabilities      Inputs       Inputs
December 31, 2014            (Level 1)      (Level 2)   (Level 3)      Total
-----------------         ---------------- ----------- ------------ ----------
                                 $              $           $            $

Assets
Futures..................     873,317              --      n/a         873,317
Forwards.................     111,529       1,424,500      n/a       1,536,029
                              -------       ---------               ----------
Total Assets.............     984,846       1,424,500      n/a       2,409,346
                              -------       ---------               ----------

Liabilities
Futures..................     134,615              --      n/a         134,615
Forwards.................      75,657         905,831      n/a         981,488
                              -------       ---------               ----------
Total Liabilities........     210,272         905,831      n/a       1,116,103
                              -------       ---------               ----------

Unrealized currency loss.                                           (2,400,799)
                                                                    ----------
*Net fair value..........     774,574         518,669      n/a      (1,107,556)
                              =======       =========               ==========

                             Unadjusted
                          Quoted Prices in
                           Active Markets  Significant
                           for Identical      Other    Significant
                             Assets and    Observable  Unobservable
                             Liabilites      Inputs       Inputs
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

   During the twelve months ended December 31, 2014 and 2013, there were no Level 3 assets and liabilities, and there were no transfers of assets or liabilities between Level 1 and Level 2 for Charter Campbell.

                  Morgan Stanley Smith Barney Charter Series
                         Notes to Financial Statements


Charter Aspect

                              Unadjusted
                           Quoted Prices in
                            Active Markets  Significant
                            for Identical      Other    Significant
                              Assets and    Observable  Unobservable
                             Liabilities      Inputs       Inputs
 December 31, 2014            (Level 1)      (Level 2)   (Level 3)     Total
 -----------------         ---------------- ----------- ------------ ---------
                                  $              $           $           $

 Assets
 Futures..................    2,692,207            --       n/a      2,692,207
 Forwards.................      154,658       860,692       n/a      1,015,350
                              ---------       -------                ---------
 Total Assets.............    2,846,865       860,692       n/a      3,707,557
                              ---------       -------                ---------

 Liabilities
 Futures..................      266,772            --       n/a        266,772
 Forwards.................      230,638       465,702       n/a        696,340
                              ---------       -------                ---------
 Total Liabilities........      497,410       465,702       n/a        963,112
                              ---------       -------                ---------

 Unrealized currency gain.                                             904,006
                                                                     ---------
 *Net fair value..........    2,349,455       394,990       n/a      3,648,451
                              =========       =======                =========

                              Unadjusted
                           Quoted Prices in
                            Active Markets  Significant
                            for Identical      Other    Significant
                              Assets and    Observable  Unobservable
                             Liabilities      Inputs       Inputs
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

   During the twelve months ended December 31, 2014 and 2013, there were no Level 3 assets and liabilities, and there were no transfers of assets or liabilities between Level 1 and Level 2 for Charter Aspect.

                  Morgan Stanley Smith Barney Charter Series
                         Notes to Financial Statements


Charter WNT

                              Unadjusted
                           Quoted Prices in
                            Active Markets  Significant
                            for Identical      Other    Significant
                              Assets and    Observable  Unobservable
                             Liabilities      Inputs       Inputs
 December 31, 2014            (Level 1)      (Level 2)   (Level 3)     Total
 -----------------         ---------------- ----------- ------------ ---------
                                  $              $           $           $

 Assets
 Futures..................    1,905,937            --       n/a      1,905,937
 Forwards.................      107,239       157,379       n/a        264,618
                              ---------      --------                ---------
 Total Assets.............    2,013,176       157,379       n/a      2,170,555
                              ---------      --------                ---------

 Liabilities
 Futures..................      511,243            --       n/a        511,243
 Forwards.................      146,237       346,494       n/a        492,731
                              ---------      --------                ---------
 Total Liabilities........      657,480       346,494       n/a      1,003,974
                              ---------      --------                ---------

 Unrealized currency loss.                                             (97,502)
                                                                     ---------
 *Net fair value..........    1,355,696      (189,115)      n/a      1,069,079
                              =========      ========                =========

                              Unadjusted
                           Quoted Prices in
                            Active Markets  Significant
                            for Identical      Other    Significant
                              Assets and    Observable  Unobservable
                             Liabilities      Inputs       Inputs
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

   During the twelve months ended December 31, 2014 and 2013, there were no Level 3 assets and liabilities, and there were no transfers of assets or liabilities between Level 1 and Level 2 for Charter WNT.

                  Morgan Stanley Smith Barney Charter Series
                         Notes to Financial Statements


8. Financial Highlights

   The following ratios may vary for individual investors based on the timing of capital transactions during the year. Additionally, these ratios are calculated for the limited partners' share of income, expenses and average net assets.

Charter Campbell

                                             2014      2013       2012
                                           ------    ------    ------
       Per Unit operating performance:
       Net asset value, January 1:........ $10.54    $ 9.69    $ 9.77
                                           ------    ------    ------

        Interest Income...................    -- (2)    -- (2)   0.01
        Expenses..........................  (0.67)    (0.84)    (0.81)
        Realized/Unrealized Income (1)....   2.85      1.69      0.72
                                           ------    ------    ------

        Net Income (Loss).................   2.18      0.85     (0.08)(3)
                                           ------    ------    ------

       Net asset value, December 31:...... $12.72    $10.54    $ 9.69
                                           ======    ======    ======

       For the Calendar Year:
       Ratios to average net assets:
        Net Investment Loss/ /............   (6.5)%    (8.1)%    (8.2)%
        Expenses before Incentive Fees....    6.6%      8.1%      8.2%
        Expenses after Incentive Fees.....    6.6%      8.1%      8.2%
       Total return before incentive fees.   20.7%      8.8%     (0.8)%
       Total return after incentive fees..   20.7%      8.8%     (0.8)%

(1)Realized/Unrealized Income is a balancing amount necessary to reconcile the change in net asset value per Unit with the other per Unit information.
(2)Amount less than 0.005%.
(3)The decrease in the net asset value per Unit, while Charter Campbell incurred a net gain for the year ended December 31, 2012, is due to the timing of redemption of Units throughout the year.

                  Morgan Stanley Smith Barney Charter Series
                         Notes to Financial Statements


Charter Aspect

                                            2014         2013        2012
                                          ------       ------      ------
  Per Unit operating performance:
  Net asset value, January 1:............ $16.27       $17.83      $20.94
                                          ------       ------      ------

   Interest Income.......................    -- (2)      0.01        0.01
   Expenses..............................  (1.01)       (1.30)      (1.58)
   Realized/Unrealized Income (Loss) (1).   5.83        (0.27)      (1.54)
                                          ------       ------      ------

   Net Income (Loss).....................   4.82        (1.56)      (3.11)
                                          ------       ------      ------

  Net asset value, December 31:.......... $21.09       $16.27      $17.83
                                          ======       ======      ======

  For the Calendar Year:
  Ratios to average net assets:
   Net Investment Loss/ /................   (6.2)%       (7.7)%      (7.9)%
   Expenses before Incentive Fees........    6.2%         7.7%        8.0%
   Expenses after Incentive Fees.........    6.2%         7.7%        8.0%
  Total return before incentive fees.....   29.6%        (8.7)%     (14.9)%
  Total return after incentive fees......   29.6%        (8.7)%     (14.9)%

(1)Realized/Unrealized Income (Loss) is a balancing amount necessary to reconcile the change in net asset value per Unit with the other per Unit information.
(2)Amount less than 0.005%.

Charter WNT

                                            2014         2013        2012
                                          ------       ------      ------
  Per Unit operating performance:
  Net asset value, January 1:............ $12.22       $11.37      $12.62
                                          ------       ------      ------

   Interest Income.......................    -- (2)      0.01        0.01
   Expenses..............................  (1.10)       (0.88)      (0.92)
   Realized/Unrealized Income (Loss) (1).   3.42         1.72       (0.34)
                                          ------       ------      ------

   Net Income (Loss).....................   2.32         0.85       (1.25)
                                          ------       ------      ------

  Net asset value, December 31:.......... $14.54       $12.22      $11.37
                                          ======       ======      ======

  For the Calendar Year:
  Ratios to average net assets:
   Net Investment Loss/ /................   (8.7)%       (7.5)%      (7.7)%
   Expenses before Incentive Fees........    6.2%         7.6%        7.8%
   Expenses after Incentive Fees.........    8.7%         7.6%        7.8%
  Total return before incentive fees.....   21.6%         7.5%       (9.9)%
  Total return after incentive fees......   19.0%         7.5%       (9.9)%

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

                           CERES MANAGED FUTURES LLC
                               522 Fifth Avenue
                              New York, NY 10036

                                Publication #12

                                Morgan Stanley

(C) 2014 Morgan Stanley